UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Peoples Bancorp Inc. ● 138 Putnam Street ● P.O. Box 738
Marietta, OH 45750-0738
Telephone: (740) 374-6136
www.peoplesbancorp.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PEOPLES BANCORP INC.

Marietta, Ohio

March 23, 2018

Dear Fellow Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Peoples Bancorp Inc. (“Peoples”) will be held at 10:00 a.m., Eastern Daylight Saving Time, on Thursday, April 26, 2018, at Peoples' corporate headquarters located at 138 Putnam Street, Marietta, Ohio, for the following purposes:

1.	To elect the following individuals as directors of Peoples for terms of three years each:
	Nominee		Term Will Expire In
	George W. Broughton	(for re-election)	2021
	Charles W. Sulerzyski	(for re-election)	2021
	Terry T. Sweet	(for re-election)	2021

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of Peoples' named executive officers as disclosed in the accompanying Proxy Statement for the Annual Meeting.
3.	To conduct an advisory vote on the frequency of future advisory votes on the compensation of Peoples’ named executive officers.
4.	To consider and vote upon a proposal to approve the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan.
5.

To consider and vote upon a proposal to adopt an amendment to Section 2.02 of Peoples' Code of Regulations in order to provide for the annual election of all directors commencing with the election of directors at Peoples' 2019 Annual Meeting of Shareholders.

6.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2018.

7.	To transact any other business that properly comes before the Annual Meeting. Peoples' Board of Directors is not aware of any other business to come before the Annual Meeting.

If you were a holder of record of common shares of Peoples at the close of business on February 26, 2018, you will be entitled to vote in person or by proxy at the Annual Meeting.

You are cordially invited to attend the Annual Meeting.  Your vote is important, regardless of the number of common shares you own.  Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented.

Please complete, sign, date and return your proxy card in the postage-paid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card for details about transmitting your voting instructions electronically via the Internet or by telephone. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of the right to attend the Annual Meeting and to vote your common shares in person in the manner described in the accompanying Proxy Statement.

Peoples’ 2017 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, accompanies this notice and the Proxy Statement for the Annual Meeting.  To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at 740-374-6136.

By Order of the Board,

M. Ryan Kirkham
Corporate Secretary

PEOPLES BANCORP INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 26, 2018

Administration of the Third A&R 2006 Plan	33
Eligibility and Participation	34
Common Shares Available Under the Third A&R 2006 Plan	35
Limitations on Awards	36
Options	36
SARs	37
Restricted Stock and Restricted Performance Stock	38
Unrestricted Common Shares	38
Performance Units	38
General Performance Goals	39
Change in Control	40
Tax Withholding	42
Termination	42
Adjustments	43
Clawback	43
Limitation on Transferability of Awards	43
Amendment, Suspension and Termination of the Third A&R 2006 Plan	43
U.S. Federal Income Tax Consequences	44
Recommendation and Vote Required	47

PROPOSAL NUMBER 5: AMENDMENT TO SECTION 2.02 OF PEOPLES' CODE OF REGULATIONS TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS COMMENCING WITH THE ELECTION OF DIRECTORS OF PEOPLES AT THE 2019 ANNUAL MEETING	47
Recommendation and Vote Required	48

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS	48
Executive Summary of 2017 Fiscal Year Performance and Compensation	48
Compensation Philosophy and Objectives	58
Role of Executive Officers in Compensation Decisions	59
Setting Executive Compensation	60
2017 Executive Compensation Components	61
Base Salary	61
Cash and Equity-Based Incentive Program	62
Retirement and Other Benefits	66
Perquisites and Other Personal Benefits	69
Change in Control Agreements	69
Tax and Accounting Implications	70
Deductibility of Executive Compensation	70
Non-Qualified Deferred Compensation	70
Accounting for Equity-Based Compensation	71
Other Information	71
Stock Holding Requirement	71
Clawback Policy	71
CEO Pay Ratio	71
Summary	72

COMPENSATION COMMITTEE REPORT	72
Discussion of Risk Review and Assessment	72

SUMMARY COMPENSATION TABLE FOR 2017	74

GRANTS OF PLAN-BASED AWARDS FOR 2017	76

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017	78

OPTION EXERCISES AND STOCK VESTED FOR 2017	79

PENSION BENEFITS FOR 2017	80

NON-QUALIFIED DEFERRED COMPENSATION FOR 2017	80

OTHER POTENTIAL POST EMPLOYMENT PAYMENTS	83
Payments Made Upon Termination	83
Payments Made Upon Retirement	83
Payments Made Upon Death or Disability	84
Payments Made Upon a Change in Control	84

EQUITY COMPENSATION PLAN INFORMATION	88

DIRECTOR COMPENSATION	89
Compensation Paid to Board Members	89
2017 Fiscal Year	89
2018 Fiscal Year	90
Other Information Regarding Equity-Based Compensation	90
Deferred Compensation Plan for Directors	90
All Other Compensation	91
Stock Ownership Guidelines	91

DIRECTOR COMPENSATION FOR 2017	92

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	93

AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017	93

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	94
Fees	94
Pre-Approval Policy	94

PROPOSAL NUMBER 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	95
Recommendation and Vote Required	95

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	96

OTHER MATTERS	96

APPENDIX A – Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan	A-1

APPENDIX B – Proposed Amendment to Section 2.02 of Code of Regulations of Peoples Bancorp Inc.	B-1

PEOPLES BANCORP INC.

138 Putnam Street

P.O. Box 738

Marietta, Ohio 45750-0738

(740) 374-6136

www.peoplesbancorp.com

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 26, 2018

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Peoples Bancorp Inc. (“Peoples”) for use at the Annual Meeting of Shareholders, to be held on Thursday, April 26, 2018, at 10:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”). The Annual Meeting will be held at Peoples’ corporate headquarters located at 138 Putnam Street, Marietta, Ohio. This Proxy Statement summarizes the information that you will need in order to vote.

Peoples has two wholly-owned operating subsidiaries: Peoples Bank and Peoples Investment Company, and Peoples holds all of the common securities of NB&T Statutory Trust III. Peoples Bank's operating subsidiaries include an insurance agency, Peoples Insurance Agency, LLC, and an asset management company, Peoples Tax Credit Equity, LLC. In 2003, Peoples established Peoples Bank Foundation, Inc. as an independent charitable foundation to provide financial assistance and grants to local organizations within Peoples' market area.

Mailing

We mailed this Proxy Statement and the accompanying proxy card on or about March 23, 2018 to all shareholders entitled to vote their common shares at the Annual Meeting.  Other than the common shares, there are no voting securities of Peoples outstanding.  We also sent with this Proxy Statement  Peoples’ 2017 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”).

Additional copies of the 2017 Annual Report may be obtained, without charge, by sending a written request to: M. Ryan Kirkham, Corporate Secretary, Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. A copy of the 2017 Annual Report can be obtained through the “SEC Filings - Documents” section of the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com and is also on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC's website at www.sec.gov.

SHAREHOLDER PROPOSALS

FOR 2019 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) must be received by the Corporate Secretary of Peoples no later than November 23, 2018, to be eligible for inclusion in Peoples' form of proxy, notice of meeting, Proxy Statement and Notice of Internet Availability of Proxy Materials, as applicable, relating to the 2019 Annual Meeting. Peoples will not be required to include in its form of proxy, notice of meeting, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2019 Annual Meeting without inclusion of that proposal in Peoples' proxy materials, and does not notify the Corporate Secretary of Peoples of the proposal by February 6, 2019, or if Peoples meets other requirements of the applicable SEC rules, the proxies solicited by the Board for use at the 2019 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2019 Annual Meeting.

In each case, written notice must be given to Peoples' Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.

Shareholders desiring to nominate candidates for election as directors at the 2019 Annual Meeting must follow the procedures described in the section captioned “NOMINATING PROCEDURES.”

VOTING INFORMATION

Who can vote at the Annual Meeting?

Only holders of common shares of record at the close of business on February 26, 2018, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 26, 2018, there were 18,364,088 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Peoples outstanding.

Each common share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

How do I vote?

Your common shares may be voted by one of the following methods:

•	by traditional paper proxy card;
•	by submitting voting instructions via the website identified on your proxy card;
•	by submitting voting instructions by telephone; or
•	in person at the Annual Meeting.

Submitting Voting Instructions via the Internet or by Telephone.  If you are a shareholder of record (i.e., if your common shares are registered with Peoples in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your proxy card. If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone. If so, the voting instruction form your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone. The last-dated proxy or voting instructions you submit (by any means) will supersede any previously-submitted proxies and voting instructions. Also, if you are a shareholder of record and you submit voting instructions via the Internet or by telephone and later decide to attend the Annual Meeting, you may revoke your previously-submitted voting instructions and vote in person at the Annual Meeting.

The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Central Daylight Saving Time, on April 25, 2018. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.

Voting in Person.  If you are a record shareholder and you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Peoples that your nominee holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the options for revoking your proxy described below do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 26, 2018, the record date for voting at the Annual Meeting.

How do I vote if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?

If you participate in the Peoples Bancorp Inc. Retirement Savings Plan (the “Retirement Savings Plan”), you will be entitled to instruct the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you are such a participant, you will receive a proxy card for the common shares allocated to your account in the Retirement Savings Plan. If you do not provide voting instructions to the trustee of the Retirement Savings Plan by 11:59 p.m., Central Daylight Saving Time, on April 23, 2018, the trustee will not vote the common shares allocated to your account.

How will my common shares be voted?

Those common shares represented by a properly-executed proxy card that is received prior to the Annual Meeting or by properly-authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your “proxies” (the individuals named on your proxy card or in the voting instructions). If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the proxy card or voting instructions, your proxy will vote your common shares as recommended by the Board, except in the case of broker non-votes, where applicable, as follows:

•	“FOR” the election as Peoples directors of the nominees listed on pages 12 through 15 under “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS”;
•	“FOR” the non-binding advisory resolution to approve the compensation of Peoples' named executive officers as disclosed in this Proxy Statement;
•	to hold an advisory vote for the approval of the compensation of Peoples' named executive officers “EVERY ONE YEAR”;
•	“FOR” the approval of the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan;
•

“FOR” the adoption of an amendment to Section 2.02 of Peoples' Code of Regulations in order to provide for the annual election of all directors commencing with the election of directors at Peoples’ 2019 Annual Meeting; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2018.

No appraisal or dissenters' rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

How do I change or revoke my proxy?

Registered shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. If you are a registered shareholder, you may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:

•	filing a written notice of revocation with the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, which must be received prior to the Annual Meeting;
•	executing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•	accessing the designated Internet website prior to the deadline for transmitting voting instructions electronically;
•	using the designated toll-free telephone number prior to the deadline for transmitting voting instructions telephonically; or
•	attending the Annual Meeting and giving notice of revocation in person.

Attendance at the Annual Meeting will not, by itself, revoke your proxy. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions received from your nominee to change your vote.

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?

Under Peoples' Code of Regulations, a quorum is a majority of the voting shares of Peoples then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 18,364,088 common shares outstanding and entitled to vote on February 26, 2018, the record date for the Annual Meeting. A majority of the outstanding common shares, or 9,182,045 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, a broker may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when a broker holding common shares for a beneficial owner is unable to vote on a proposal because the proposal is non-routine and the beneficial owner has not provided any voting instructions.

The ratification of the appointment of Peoples' independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

The following table sets forth the votes required, and the impact of abstentions and broker non-votes, if any, on the six proposals:

Item	Vote Required		Impact of Abstentions and Broker Non-Votes, if any
Election of Directors

Under Ohio law and Peoples' Code of Regulations, the three nominees for election as directors of Peoples receiving the greatest number of votes “FOR” their election will be elected as directors of Peoples in the class whose terms will expire in 2021.

● ●

Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

Approval of Non-Binding Advisory Resolution to Approve Compensation of Peoples' Named Executive Officers

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the non-binding advisory resolution to approve the compensation of Peoples' named executive officers as disclosed in this Proxy Statement.

		● ●	Abstentions have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
Determination, in a Non-Binding Advisory Vote, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Peoples’ Named Executive Officers

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve on a non-binding advisory basis, one of the selections as to the frequency of future shareholder advisory votes on the compensation of Peoples’ named executive officers.

● ●

Abstentions will not count as a vote for any of the selections and will not affect the outcome of the vote.

Broker non-votes will not count as a vote for any of the selections and will not affect the outcome of the vote.

Approval of the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan.

		● ●	Abstentions have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
Adoption of Amendment to Section 2.02 of Peoples’ Code of Regulations	The affirmative vote of at least a majority of the outstanding common shares is required to adopt the amendment to Section 2.02 of Peoples’ Code of Regulations.	● ●	Abstentions have the same effect as a vote “AGAINST” the proposal. Broker non-votes have the same affect as a vote “AGAINST” the proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2018.

	●	Abstentions have the same effect as a vote “AGAINST” the proposal.

Peoples' policy is to maintain confidentiality with respect to proxy cards, ballots, voting instructions submitted electronically and telephonically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and telephonically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality. Who pays the costs of proxy solicitation? Peoples will pay the costs of soliciting proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to shareholders when voting electronically or by telephone. Although we are soliciting proxies by mailing these proxy materials to the holders of our common shares, the directors, officers and employees of Peoples and our subsidiaries also may solicit proxies by further mailings, telephone, electronic mail, facsimile, or personal contact without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of Peoples for the forwarding of solicitation materials to the beneficial owners of such common shares. Peoples will reimburse its transfer agent, as well as these brokers, financial institutions and other nominees, for their reasonable out-of-pocket costs in forwarding the proxy materials to the beneficial shareholders. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 26, 2018:  Peoples' Notice of Annual Meeting of Shareholders, this Proxy Statement and Peoples' 2017 Annual Report are available at www.peoplesbancorp.com by selection the “Proxy Statement” or “2017 Annual Report” link as appropriate, next to the caption “Peoples Bancorp Inc. Proxy Materials.”

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 26, 2018 (except as otherwise noted), information concerning the beneficial ownership of common shares by the only persons known by Peoples to be the beneficial owner of more than 5% of Peoples' outstanding common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,351,679	(2)	7.36%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,291,788	(3)	7.03%

Peoples Bank - Trustee 138 Putnam Street P.O. Box 738 Marietta, OH 45750-0738	1,288,263	(4)	7.02%

Franklin Advisory Services, LLC 55 Challenger Road Suite 501 Ridgefield Park, NJ 07660	988,988	(5)	5.39%

(1)	The “Percent of Class” computation is based on 18,364,088 common shares outstanding and entitled to vote on February 26, 2018.
(2)

Based on information contained in a Schedule 13G/A, dated February 9, 2018 and filed with the SEC on the same date, on behalf of Dimensional Fund Advisors LP, a registered investment adviser, to report its beneficial ownership of common shares of Peoples as of December 31, 2017. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 1,295,218 common shares and sole investment power as to 1,351,679 common shares, all of which common shares were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The common shares reported were owned by the investment companies, commingled funds, group trusts and separate accounts. Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported common shares.

(3)

Based on information contained in a Schedule 13G/A dated January 24, 2018 and filed with the SEC on January 29, 2018, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC) of common shares of Peoples as of December 31, 2017. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 1,249,595 common shares and sole investment power as to 1,291,788 common shares.

(4)

Includes Peoples Bank's beneficial ownership through Trust and Investment Services, a division of Peoples Bank, in the following manner: 65,120 common shares with sole voting power; 1,223,143 common shares with shared voting power; 17,367 common shares with sole investment power; and 1,270,896 common shares with shared investment power. The officers and directors of Peoples Bank and of Peoples disclaim beneficial ownership of the common shares beneficially owned by Peoples Bank through Trust and Investment Services.

(5)

Based on information contained in a Schedule 13G dated January 30, 2018 and filed with the SEC on February 5, 2018, on behalf of Franklin Advisory Services, LLC (“FAS”) to report its beneficial ownership of common shares of Peoples as of December 31, 2017. The Schedule 13G reported that FAS had sole voting power as to 906,788 common shares and sole investment power as to 988,988 common shares. The Schedule 13G reported that common shares reported were beneficially owned by one or more open-end investment management companies or other managed accounts that are clients of FAS, an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“FRI”). The Schedule 13G further reported that when an investment management contract (including a sub-advisory agreement) delegates to FAS investment discretion or voting power over the securities held in the investment advisory accounts that subject to that agreement, FRI treats FAS as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. FAS disclaimed any pecuniary interest in, and disclaimed that it was the beneficial owner of, any of the common shares reported in the Schedule 13G.

The following table sets forth, as of February 26, 2018, certain information with respect to the common shares beneficially owned by each current director of Peoples (including each nominee for re-election as a director of Peoples), by each individual named in the “SUMMARY COMPENSATION TABLE FOR 2017” on page 74 and by all current executive officers and directors of Peoples as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Common Shares Presently Held		Percent of Class (2)
Tara M. Abraham	6,391	(3)	(4)
S. Craig Beam	19,553	(5)	(4)
George W. Broughton	161,750	(6)	(4)
David F. Dierker	6,000	(7)	(4)
James S. Huggins	6,047	(8)	(4)
Brooke W. James	177,952	(9)	(4)
David L. Mead	12,362	(10)	(4)
Susan D. Rector	14,719	(11)	(4)
John C. Rogers (12)	13,908	(13)	(4)
Carol A. Schneeberger (12)	54,376	(14)	(4)
Robyn A. Stevens (12)	9,425	(15)	(4)
Charles W. Sulerzyski (12)	56,503	(16)	(4)
Terry T. Sweet	6,338	(17)	(4)
Douglas V. Wyatt (12)	10,727	(18)	(4)
All current directors and executive officers as a group (numbering 14)	556,052	(19)	3.03%

(1)

Unless otherwise indicated in the footnotes to this table, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

(2)	The “Percent of Class” computation is based on 18,364,088 common shares outstanding and entitled to vote on February 26, 2018.
(3)

Includes 51 common shares held jointly by Tara M. Abraham and her husband, as to which Ms. Abraham exercises shared voting and investment power. Also includes 550 common shares held jointly in an investment account by Ms. Abraham and her husband, as to which Ms. Abraham exercises shared voting and investment power. Does not include 6,585 common shares accrued to Ms. Abraham's bookkeeping account under the

Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”), as to which Ms. Abraham has no voting or investment power.

(4)	Reflects beneficial ownership of less than 1% of the outstanding common shares.
(5)

Includes 6,326 common shares held in an investment account by S. Craig Beam, as to which Mr. Beam exercises sole voting and investment power. Also includes 8,709 common shares held jointly by Mr. Beam and his wife, as to which Mr. Beam exercises shared voting and investment power. Does not include 1,997 common shares held of record and beneficially owned by Mr. Beam's wife, as to which Mr. Beam has no voting or investment power and disclaims beneficial ownership.

(6)

Includes 10,913 common shares held in an Individual Retirement Account by Peoples Bank as custodian, as to which George W. Broughton exercises sole voting and investment power. Does not include 16,333 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 1,793 common shares accrued to Mr. Broughton's bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Broughton has no voting or investment power.

(7)

Includes 5,000 common shares held in an investment account by David F. Dierker, as to which Mr. Dierker exercises sole voting and investment power. Does not include 7,991 common shares accrued to Mr. Dierker's bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Dierker has no voting or investment power.

(8)

Also includes 114 common shares held jointly by Mr. Huggins and his wife, as to which Mr. Huggins exercises shared voting and investment power. Includes 1,064 common shares held jointly in an investment account by Mr. Huggins and his wife, as to which Mr. Huggins exercises shared voting and investment power. Does not include 4,651 common shares accrued to Mr. Huggins' bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Huggins has no voting or investment power.

(9)	Includes 3,866 common shares held by Ms. James as custodian, as to which Ms. James exercises sole voting and investment power.
(10)

Includes 3,500 common shares held in an investment account by David L. Mead, as to which Mr. Mead exercises sole voting and investment power. Does not include 12,552 common shares accrued to Mr. Mead's bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Mead has no voting or investment power.

(11)	Includes 3,120 common shares held in an investment account by Susan D. Rector, as to which Ms. Rector exercises sole voting and investment power.
(12)	Executive officer of Peoples during the 2017 fiscal year and named in the “SUMMARY COMPENSATION TABLE FOR 2017” on page 74.
(13)

Includes 2,009 common shares held in an investment account by John C. Rogers, as to which Mr. Rogers exercises sole voting and investment power. Also includes 221 common shares held by John C. Rogers in the Peoples Bancorp Inc. Employee Stock Purchase Plan (the “ESPP”), as to which Mr. Rogers exercises sole voting and investment power. Also includes (i) 1,700 unvested restricted common shares which were granted to Mr. Rogers on February 13, 2017 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;” and (ii) 2,540 unvested restricted common shares which were granted to Mr. Rogers on February 2, 2018 and will vest as described in footnote (7) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017.” Mr. Rogers has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid.

(14)

Includes 8,875 common shares held jointly by Carol A. Schneeberger and her husband, as to which Ms. Schneeberger exercises shared voting and investment power. Includes 18,274 common shares allocated to the account of Ms. Schneeberger in the Retirement Savings Plan, as to which Ms. Schneeberger has the power to direct the voting and investment. Includes 1,771 common shares held by Ms. Schneeberger in the ESPP. Also includes (i) 1,700 unvested restricted common shares which were granted to Ms. Schneeberger on February 13, 2017 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;”and (ii) 2,116 unvested restricted common shares which were granted to Ms. Schneeberger on February 2, 2018 and will vest as described in footnote (7) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017.” Ms. Schneeberger has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid.

(15)

Includes 501 common shares allocated to the account of Robyn A. Stevens in the Retirement Savings Plan, as to which Ms. Stevens has the power to direct the voting and investment. Also includes (i) 1,000 unvested restricted common shares which were granted to Ms. Stevens on February 2, 2016 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;” (ii) 1,700 unvested restricted common shares which were granted to Ms. Stevens on February 13, 2017 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;” and (iii) 1,975 unvested restricted common shares which were granted to Ms. Stevens on February 2, 2018 and will vest as described in footnote (7) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017.” Ms. Stevens has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid.

(16)

Includes 37,849 common shares held in an investment account by Charles W. Sulerzyski, as to which Mr. Sulerzyski exercises sole voting and investment power. Includes 3,515 common shares held by Mr. Sulerzyski in the ESPP. Also includes (i) 6,107 unvested restricted common shares which were granted to Mr. Sulerzyski on February 13, 2017 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;” and (ii) 9,031 unvested restricted common shares which were granted to Mr. Sulerzyski on February 2, 2018 and will vest as described in footnote (7) the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017.” Mr. Sulerzyski has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid.

(17)	Includes 5,000 common shares held in investment accounts by Terry T. Sweet, as to which Mr. Sweet exercises sole voting and investment power.
(18)

Includes (i) 7,500 unvested restricted common shares which were granted to Douglas V. Wyatt on June 1, 2016 and will vest as described in footnote (6) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;” (ii) 970 unvested restricted common shares which were granted to Mr. Wyatt on February 13, 2017 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017;” and (iii) 2,257 unvested restricted common shares which were granted to Mr. Wyatt on February 2, 2018 and will vest as described in footnote (7) the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017.” Mr. Wyatt has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid.

(19)Includes common shares held jointly by current directors and executive officers with other persons, as well as an aggregate of 18,775 common shares allocated to the accounts of the current executive officers of Peoples in the Retirement Savings Plan. See notes (3), (5) through (11), and (13) through (18) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Peoples' directors and executive officers, and any persons beneficially holding more than 10 percent of Peoples' outstanding common shares, file statements with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Peoples is required to disclose in this Proxy Statement any late statements, if any statements were not filed within the time periods mandated by the SEC. Based solely on Peoples' review of (i) Section 16(a) statements filed on behalf of these persons for their transactions during Peoples' 2017 fiscal year and (ii) written representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during Peoples' 2017 fiscal year, Peoples believes that all Section 16(a) filing requirements applicable to Peoples' executive officers and directors, and persons holding more than 10 percent of Peoples' outstanding common shares, were complied with, except:

•	George W. Broughton, a director of Peoples, filed late one Form 4 reporting one disposition of common shares which occurred on February 1, 2017, and was reported on February 8, 2017.
•	Terry T. Sweet, a director of Peoples, filed late one Form 4 reporting two acquisitions of common shares which occurred on December 4, 2017, and were reported on January 31, 2018.

TRANSACTIONS WITH RELATED PERSONS

During the 2017 fiscal year, Peoples Bank entered into banking transactions and lending relationships with certain executive officers and directors of Peoples, with members of their respective immediate families and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank.

The above loans were subject to Peoples Bank's written policies, procedures and standard underwriting criteria applicable to loans generally, and were made in accordance with the Federal Reserve Board's Regulation O (“Regulation O”) requiring loans to executive officers and directors of Peoples Bank in excess of $500,000 to be approved by the full Board of Directors of Peoples Bank.

The Board has adopted the Peoples Bancorp Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”), a copy of which is posted under the “Governance Documents” tab on both the “Investor Relations” page and the “Corporate Governance” page of Peoples' website at www.peoplesbancorp.com. The purpose of the Related Person Transaction Policy is to set forth the guidelines and procedures under which certain related person transactions must be reviewed and approved or ratified by the Audit Committee.

A “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: (1) Peoples or one of our subsidiaries was, is or will be a party or participant, or had, has or will have a direct or indirect interest; (2) the amount involved exceeds or is expected to exceed $120,000, or if the limitations prescribed by Regulation O apply, such lesser amount, if any, as may be prescribed by Regulation O; and (3) a related person had, has or will have a direct or indirect interest. A “related person” is a person who is or was a director, an executive officer, or a nominee for election as a director at any time since the beginning of Peoples' last fiscal year or a five percent shareholder of Peoples at the time of the occurrence or at any time during the existence of the transaction, and their respective immediate family members. Related person transactions deemed pre-approved or ratified, as appropriate, include: (1) any transaction where the related person's interest arises solely from ownership of common shares if all shareholders receive the same benefit; (2) any transaction involving compensation to an executive officer if the executive officer is not an immediate family member of another executive officer or director of Peoples and the compensation has been approved by the

Compensation Committee or the Board; (3) any transaction involving compensation to Peoples' directors if the compensation is required to be reported pursuant to Item 402(k) of SEC Regulation S-K; (4) any extension of credit by Peoples Bank to an immediate family member of a related person, or extension of credit in respect of which an immediate family member of a related person has an interest, if the extension of credit is not subject to Regulation O and meets certain terms specified in the Related Person Transaction Policy; (5) any transaction where the related person’s interest derives solely from the related person’s position as a director of another corporation or organization that is a party to the transaction; and (6) any transaction where the related person’s interest derives solely from the related person’s direct or indirect ownership of less than 10% of the equity interest in another person (other than a partnership) which is a party to the transaction or ownership of a limited partner interest of less than 10% of the partnership and the related person is not a general partner and does not hold another position in the partnership, with the determination of whether the ownership threshold is exceeded made in accordance with the terms of the Related Person Transaction Policy.

Under the Related Person Transaction Policy, all related person transactions not otherwise pre-approved are referred to the Audit Committee for review and approval or disapproval. The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that the related person transaction is in the best interest of Peoples. In making this determination, the Audit Committee will review and consider all information available to it which it deems relevant, including:

•	the related person's interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of Peoples or the applicable subsidiary of Peoples;
•	whether the transaction is on terms no less favorable to Peoples or the applicable subsidiary of Peoples than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to Peoples or the applicable subsidiary of Peoples of, the transaction;
•	the impact of the transaction on the related person's independence; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

As of the date of this Proxy Statement, there were 10 members of the Board: three directors in the class whose terms expire at the Annual Meeting; four directors in the class whose terms will expire at the 2019 Annual Meeting; and three directors in the class whose terms will expire at the 2020 Annual Meeting of Shareholders.

On January 14, 2017, Thomas J. Wolf notified Peoples of his decision to retire from the Board effective January 14, 2017. Mr. Wolf was in the class whose terms expire at the 2019 Annual Meeting.

Upon the recommendation of the Governance and Nominating Committee, at the January 26, 2017 Board meeting, the Board elected Terry T. Sweet as a director to fill the vacancy created by the retirement of Mr. Wolf. Mr. Sweet was elected as a director in the class whose terms expire at the Annual Meeting. Mr. Sweet was identified by the Governance and Nominating Committee through a search process led by the Chair of the Governance and Nominating Committee.

On February 22, 2017, Carl L. Baker, Jr. notified Peoples of his decision to retire from the Board effective February 22, 2017. The Board then fixed the number of directors of Peoples at 11 to reflect the number of directors remaining on the Board following Mr. Baker's retirement. Mr. Baker was in the class whose terms expire at the Annual Meeting.

Dr. Brenda F. Jones served in the class of directors whose terms expired at the 2017 Annual Meeting of Shareholders and was not a nominee for re-election. Dr. Jones' term as a director expired immediately prior to the 2017 Annual Meeting of Shareholders. Upon the recommendation of the Governance and Nominating Committee, the Board fixed the number of directors at 10, effective upon the expiration of the term of Dr. Jones immediately prior to the 2017 Annual Meeting of Shareholders.

The Board proposes that each of the three nominees identified below be re-elected for a new three-year term and until the nominee's successor is duly elected and qualified, or until the nominee's earlier resignation, removal from office or death. The Governance and Nominating Committee recommended each nominee for re-election. Proxies cannot be voted at the Annual Meeting for more than three nominees.

Recommendation and Vote Required

The three nominees for election as directors receiving the greatest number of votes “FOR” election as a director of Peoples will be elected to serve in the class whose terms expire in 2021. Except in the case of broker non-votes, common shares represented by properly-executed and returned proxy cards, or by properly-authenticated Internet or telephone voting instructions, that are submitted prior to the deadline for doing so, will be voted as specified or, if no instructions are given, “FOR” the election of the Board's nominees. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions. THE BOARD UNANIMOUSLY RECOMMENDS THATSHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW. The following table gives certain information, as of the date of this Proxy Statement, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of Peoples Bank.

Nominee	Age	Position(s) Held with Peoples and Our Principal Subsidiaries and Principal Occupation(s)	Director Continuously Since	Nominee For Term Expiring In

George W. Broughton	60

Owner and President of GWB Specialty Foods, LLC, an ice cream, frozen food, and coffee service distributor. Owner and President of Broughton Commercial Properties, LLC, a commercial properties rental company. Chairman of Broughton Foundation, a nonprofit charitable foundation, and Broughton Park, a park facility owned by the Broughton Foundation and made available to the public. President and Controller of George Broughton Family LP, an asset management company. Owner and President of GWB Oil & Gas LLC, an independent oil and gas producing company. All of these entities are based in Marietta, Ohio. Director of Peoples Bank Foundation, Inc. since December 2003. Mr. Broughton has served as Vice Chairman of the Board of Peoples and Peoples Bank since July 2013.

			1994	2021

Mr. Broughton brings substantial experience in various small business ventures representing a number of different industries to the Board. His extensive executive experience and proven general business and leadership skills are valuable to the Board and enhance its overall capabilities. Mr. Broughton's service as a director of Peoples since 1994 allows him to provide valuable perspective to the Board as to issues affecting local and regional businesses in Peoples' market area.

Charles W. Sulerzyski	60

President and Chief Executive Officer of Peoples and Peoples Bank since April 4, 2011. Member of the Board of Managers of Peoples Insurance Agency, LLC since 2011, serving as President from April 2011 to April 2012, and from June 2015 until October 2015. Formerly Regional President of the Great Lakes Region for KeyBank, N.A., a national bank located in Cleveland, Ohio, from 2005 to 2010; Managing Director at Marsh & McClennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions, from 2000 to 2005; and Executive Vice President, Community Banking Group, at The Provident Bank, Cincinnati, Ohio, from 1996 to 2000. Director of Peoples Bank Foundation, Inc. since May 2011.

			2011	2021

Mr. Sulerzyski's role as President and Chief Executive Officer of Peoples and Peoples Bank provides him with intimate knowledge of the organization and its operations through his day-to-day management responsibilities. In addition, Mr. Sulerzyski's service as a director allows him to share this valuable day-to-day perspective with the full Board. Mr. Sulerzyski's many years of experience as a financial services executive also allows him to bring extensive industry knowledge in banking, insurance and investment organizations to the Board.

Nominee	Age	Position(s) Held with Peoples and Our Principal Subsidiaries and Principal Occupation(s)	Director Continuously Since	Nominee For Term Expiring In

Terry T. Sweet	66

Retired partner of KPMG LLP, a professional services company and one of the “Big Four” U.S. accounting firms, which is headquartered in New York City, New York. Mr. Sweet was employed by KPMG LLP from 1979 to 2012 and was admitted as a partner in 1989. From 2006 to 2012, he was Filing Review Partner for KPMG LLP's U.S. Capital Markets Group in London, England and New York City, New York, where he served as the lead filing review partner for the U.S. capital raises and related regulatory filings of large non-U.S. financial services companies. From 1989 to 2006, he was Audit Engagement Partner and SEC Reviewing Partner in the Philadelphia office of KPMG LLP where he served as the lead audit partner on public and private banking and finance company audits throughout the Mid-Atlantic area and performed concurring reviews on public company bank and finance companies in his role as SEC reviewing partner.

			2017	2021

Mr. Sweet brings to the Board nearly 34 years of financial services industry public accounting experience. As an audit engagement partner and bank practice leader with KPMG LLP for many years, Mr. Sweet oversaw the execution of hundreds of financial institution audit engagements. His knowledge and experience in public accounting are of great value to the Board, and, in particular, to the Audit Committee.

While it is contemplated that all nominees will stand for re-election at the Annual Meeting, if one or more nominees at the time of the Annual Meeting should be unable to serve or for good cause will not serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the re-election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board following recommendation by the Governance and Nominating Committee. The Board knows of no reason why any of the nominees named above would be unavailable or unable to serve if re-elected to the Board.

The following table gives certain information, as of the date of this Proxy Statement, concerning the current directors of Peoples who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of Peoples Bank.

Name	Age	Position(s) Held with Peoples and Our Principal Subsidiaries and Principal Occupation(s)	Director Continuously Since	Term Expiring In

Tara M. Abraham	51

Chairwoman and Co-CEO of Accel Inc., a contract packaging company. Co-owner of TaDa Holdings LLC, a holding company for eight businesses in the areas of real estate and business investment, product development and temporary staffing. Co-owner of Accel Business Solutions LLC, a company that sells and distributes technology. Co-owner of TMA Licensing LLC, a company that licenses retail products and consumer packaged goods. Co-owner of TMA Consulting LLC, a business consulting firm. All of these entities are based in New Albany, Ohio. Board Member of the Women's Business Enterprise National Council since 2007 and a former Board member of the National Women Business Council (2011-2014). Director of Peoples Bank Foundation, Inc. since 2014.

			2012	2020

Ms. Abraham brings to the Board the perspective of an accomplished entrepreneur, business investor and strategist, with an in-depth knowledge of the retail industry. Ms. Abraham is a successful business operator in a market served by Peoples. She is also a dedicated supporter and advocate of women-owned businesses.

S. Craig Beam	66

Co-Owner of Thorobeam Farm, LLC, a thoroughbred horse business headquartered in Sabina, Ohio, since 2006, and private investor since his retirement in 1999. He sold his sand, gravel and stone production business in 1999 after 28 years of ownership and operation. He was a member of the Board of Directors of NB&T Financial Group, Inc., a bank holding company headquartered in Wilmington, Ohio (“NB&T”), from 1990 until March 6, 2015, when NB&T merged into Peoples. During that time, he served on and chaired NB&T's Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Beam was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement.

			2015	2019

Mr. Beam brings to the Board many years of experience as a board member of a publicly-traded bank holding company and an in-depth knowledge of the southwest Ohio markets served by Peoples.

David F. Dierker	60	Retired banking executive with SunTrust Banks, Inc., a financial services company headquartered in Atlanta, Georgia. Mr. Dierker held various senior level positions with SunTrust Banks, Inc. from 1996 until his retirement in 2013, including serving as Chief Administrative Officer from 2006 to 2013.	2014	2019

Mr. Dierker brings to the Board more than 36 years of experience working with financial institutions, including roles in finance and administration. In his role as Chief Administrative Officer of SunTrust Banks, Inc. he directed a variety of corporate functions, such as human resources, internal audit, business strategy, supplier management, corporate real estate, regulatory reform and corporate communications. His extensive industry experience and financial expertise make him a valuable asset to the Board and, in particular, the Audit Committee and the Risk Committee.

Name	Age	Position(s) Held with Peoples and Our Principal Subsidiaries and Principal Occupation(s)	Director Continuously Since	Term Expiring In
James S. Huggins	60	Attorney-At-Law, Of Counsel, Theisen Brock, a Legal Professional Association, a law firm located in Marietta, Ohio (“Theisen Brock”). Mr. Huggins status with Theisen Brock changed from “partner” to “of counsel” on January 1, 2017, at which time he no longer owned a partnership interest in the firm.	2012	2020

Mr. Huggins has over 35 years of experience as a practicing attorney in the areas of commercial law, creditor's rights, and oil and gas law. In addition to his expertise in these areas, he brings to the Board a wealth of knowledge of the Marietta, Ohio and Parkersburg, West Virginia market areas, having lived and worked in Marietta, Ohio since 1981.

Brooke W. James	45	Partner and co-business administrator for WMSALL Farms, her family's farming operation in Wilmington, Ohio, since 1999. School teacher at the Columbus School for Girls in Columbus, Ohio, from 2001 to 2005. She was a member of the Board of Directors of NB&T from 2005 until March 6, 2015, when NB&T merged into Peoples. During that time, she served on NB&T's Audit Committee. Ms. James was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement.	2015	2020

Ms. James brings to the Board many years of experience as a board member of a publicly-traded bank holding company and knowledge of the southwest Ohio markets served by Peoples. She also provides the Board with insight into the expectations of Peoples' shareholders.

Name	Age	Position(s) Held with Peoples and Our Principal Subsidiaries and Principal Occupation(s)	Director Continuously Since	Term Expiring In

David L. Mead	62

Associate Professor on the business faculty of Marietta College, located in Marietta, Ohio, from August 2011 through the end of the 2015-2016 academic year. Formerly interim President and Chief Executive Officer of Peoples from August 2, 2010 until April 4, 2011, interim President and Chief Executive Officer of Peoples Bank from August 6, 2010 until April 4, 2011, and interim President of Peoples Insurance Agency, LLC from December 21, 2010 until April 4, 2011. Prior to his service with Peoples and our subsidiaries, Mr. Mead served as Vice President for Business Affairs at Otterbein University, located in Westerville, Ohio, from September 2006 until June 2010; Associate Professor of Finance at Marietta College from August 2004 to September 2006; Chief Financial Officer and Treasurer of First Place Financial Corp., headquartered in Warren, Ohio, from December 2002 to June 2004; and Treasurer of First Place Bank, headquartered in Warren, Ohio, from May 2002 to December 2002. Mr. Mead has served as Chairman of the Board of Peoples and Peoples Bank since May 2016. Mr. Mead has been a Certified Public Accountant since 1978.

			2006	2019

Mr. Mead's previous role as interim President and Chief Executive Officer of Peoples has provided him with intimate knowledge of the Peoples organization and its operations. Mr. Mead's 26 years of banking experience and his previous executive positions with bank holding companies provide significant value to the collective knowledge of our organization and the Board. His extensive experience, professional certification as a Certified Public Accountant, financial expertise and background are also assets to the Board. In addition, Mr. Mead's service as a director of Peoples Bank since 2005 and of Peoples since 2006 has provided valuable perspective to the Board in the areas of financial oversight, audit, accounting, and general financial knowledge relevant to the financial services industry.

Susan D. Rector	59	Attorney-At-Law, Partner in the law firm of Peterson Connors LLP in Columbus, Ohio since April of 2017. Partner in the law firm of Ice Miller LLP (formerly Schottenstein, Zox & Dunn Co., LPA) in Columbus, Ohio from 1987 until April 2017.	2011	2019

Ms. Rector brings to the Board valuable experience as an attorney, practicing primarily in the areas of intellectual property law, information technology law and business transactions, including business formation, restructurings, and mergers and acquisitions. Her extensive experience in assisting both start-up and established businesses with complex technology, information technology and e-commerce issues provide significant value to the Board as the Internet and mobile operations of Peoples Bank continue to grow. Her practice with regulated entities provides experience with compliance issues and governmental oversight. She also has over 25 years of experience serving on nonprofit boards where she has focused on trustee nominations, board governance and oversight.

There are no family relationships among any of the directors, nominees for election as a director and executive officers of Peoples.

None of the directors or nominees for election as a director of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.

EXECUTIVE OFFICERS

The following individuals serve as the executive officers of Peoples as of the date of this Proxy Statement. Each executive officer is elected annually and serves at the pleasure of the Board. The age of each executive officer as of the date of this Proxy Statement, the positions presently held by each executive officer with Peoples and our principal subsidiaries, and each executive officer's individual business experience are set forth below.

Name	Age	Position
Charles W. Sulerzyski	60	President and Chief Executive Officer
John C. Rogers	57	Executive Vice President, Chief Financial Officer and Treasurer
Douglas V. Wyatt	56	Executive Vice President and Chief Commercial Banking Officer
Carol A. Schneeberger	61	Executive Vice President and Chief Administrative Officer
Robyn A. Stevens	49	Executive Vice President and Chief Credit Officer

Mr. Sulerzyski was appointed as President and Chief Executive Officer of both Peoples and Peoples Bank on April 4, 2011. Mr. Sulerzyski serves as a member of the boards of directors of Peoples and Peoples Bank, and as a member of the Board of Managers of Peoples Insurance Agency, LLC. From April 2011 to April 2012, and from June 2015 to October 2015, he served as President of Peoples Insurance Agency, LLC. Prior to joining Peoples, he served as Regional President of the Great Lakes Region for KeyBank, N.A., a national bank located in Cleveland, Ohio, from 2005 to 2010. From 2000 to 2005, Mr. Sulerzyski was a Managing Director at Marsh & McClennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions; and from 1996 to 2000, he served as Executive Vice President, Community Banking Group, at The Provident Bank, in Cincinnati, Ohio.

Mr. Rogers joined Peoples in November 2015 when he was appointed as Executive Vice President, Chief Financial Officer and Treasurer of Peoples and Peoples Bank. Prior to joining Peoples, Mr. Rogers worked for PNC Financial Services Group, Inc. (“PNC”) in Pittsburgh, Pennsylvania, from 2001 to October 2015. Mr. Rogers served at PNC as Risk Executive from 2011 to 2015, Executive Vice President and Chief Financial Officer, Retail Business Banking from 2003 to 2011, and Vice President and Chief Financial Officer, Consumer Lending from 2001 to 2003. Mr. Rogers worked as a Senior Manager for Ernst & Young LLP in Pittsburgh, Pennsylvania, from 1998 to 2001, and as Regional Line of Business Audit Director for PNC in Pittsburgh, Pennsylvania, from 1991 to 1998. He worked as an Audit Manager for Price Waterhouse LLP in Buffalo, New York, from 1982 to 1991.

Mr. Wyatt serves as Executive Vice President and Chief Commercial Banking Officer of both Peoples and Peoples Bank, positions he has held since April 1, 2017. From April 2016 until April 1, 2017, Mr. Wyatt served as Executive Vice President, Commercial Banking of Peoples Bank, where he led Peoples Bank’s commercial line of business efforts in the central and southeastern portions of Ohio, as well as in West Virginia and Kentucky.  Prior to joining Peoples, Mr. Wyatt worked for Fifth Third Bank in Cincinnati, Ohio from 2005 to April 2016. Mr. Wyatt served at Fifth Third Bank as an Executive Vice President, Senior Commercial Banker from 2006 to 2016 and as a Vice President, Commercial Banking Division, from 2005 to 2006. Prior to 2006, Mr. Wyatt worked for 16 years for U.S. Bank, National Association, in Cincinnati, Ohio.

Ms. Stevens serves as Executive Vice President and Chief Credit Officer of both Peoples and Peoples Bank, positions she has held since June 17, 2016. From January 2012 until June 2016, she served as Senior Vice President, Credit Administration of Peoples Bank. Ms. Stevens managed Peoples Bank's loan and appraisal review functions from 1997 to 2011. Prior to 1997, Ms. Stevens worked for five years with Bank One in Marietta, Ohio.

Ms. Schneeberger, a Certified Public Accountant, serves as Executive Vice President and Chief Administrative Officer of Peoples and Executive Vice President, Chief Administrative Officer and Cashier of Peoples Bank, positions she has held since July 2011. From April 1999 to July 2011, she served as Executive Vice President, Operations of Peoples, and from February 2000 to July 2011, she served as Executive Vice President, Operations and Cashier of Peoples Bank. From April 2007 to May 2008, Ms. Schneeberger served as interim Chief Financial Officer and Treasurer of both Peoples and Peoples Bank. From October 1988 to April 1999, Ms. Schneeberger was Vice President of Operations of Peoples. Prior thereto, she was Auditor of Peoples from August 1987 to October 1988 and Auditor of Peoples Bank from January 1986 to October 1988. Ms. Schneeberger joined Peoples Bank in 1977.

None of the executive officers of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.

THE BOARD AND COMMITTEES OF THE BOARD

The Board has adopted the Peoples Bancorp Inc. Corporate Governance Guidelines, a copy of which is posted under the “Governance Documents” tab on both the “Investor Relations” page and the “Corporate Governance” page of Peoples' website at www.peoplesbancorp.com. The Board has also adopted the Code of Ethics for Directors, Officers and Employees of Peoples Bancorp Inc. and its Subsidiaries (“Code of Ethics”), a copy of which is posted under the “Governance Documents” tab on each of the “Investor Relations” page and the “Corporate Governance” page of Peoples' website at www.peoplesbancorp.com.

Independence of Directors

The rules (the “NASDAQ Rules”) of The NASDAQ Stock Market (“NASDAQ”) require that a majority of the members of the Board be independent directors. The definition of an independent director for purposes of the NASDAQ Rules includes a series of objective criteria, which the Board has used in determining whether its members are independent.

Peoples is led by Charles W. Sulerzyski, who serves as President and Chief Executive Officer and as a director, and David L. Mead, an independent director who serves as non-executive Chairman of the Board, a position he has held since May 2016. George W. Broughton, an independent director, serves as non-executive Vice Chairman of the Board, a position he has held since July 2013. The Board is comprised of Mr. Sulerzyski and nine non-management directors, eight of whom are independent. Peoples believes that the independent directors provide objective oversight of management performance as a key component of efficient corporate governance and overall risk management. The Board has determined that the most effective leadership structure for Peoples is for a different person to serve as each of the Chief Executive Officer and the Chairman of the Board, coupled with independent chairs of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The Board regularly deliberates and discusses what it believes is the appropriate leadership structure and the role and responsibilities of the Chairman of the Board based upon the needs of Peoples in order to provide effective oversight of management.

In addition to considering the objective criteria, as required by the NASDAQ Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual's exercise of independent judgment in carrying out the responsibilities of a director. In making these independence determinations, the Board has reviewed, considered and discussed each director's business and personal relationships, both direct and indirect, with Peoples and our subsidiaries, and the compensation and other payments each director and such director's immediate family members have, both directly and indirectly, received from or made to Peoples and our subsidiaries and presently expect to receive from or make to Peoples and our subsidiaries. Based on that review, consideration and discussion, the Board has determined that at least a majority of its members qualify as independent directors. The Board has further determined that each of the following directors has no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the individual's capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank, ownership of common shares of Peoples as described in this Proxy Statement and, in the case of Mr. Mead, service for a period of approximately nine months as interim President and Chief Executive Officer of Peoples and Peoples Bank) and thus qualifies as independent: Tara M. Abraham; S. Craig Beam; George W. Broughton; David F. Dierker; Brooke W. James; David L. Mead; Susan D. Rector; and Terry T. Sweet.

The Board also determined that: (i) during his service as a director from January 1, 2017 through January 14, 2017, Thomas J. Wolf qualified as an independent director; (ii) during his service as a director from January 1, 2017 through February 22, 2017, Carl L. Baker, Jr. qualified as an independent director; and (iii) during her service from January 1, 2017 through April 27, 2017, Dr. Brenda F. Jones qualified as an independent director, in each case because he or she had no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the individual's capacity as a director of Peoples and our subsidiaries, non-

preferential banking relationships in the ordinary course of business with Peoples Bank and ownership of common share of Peoples).

The Board has determined that, due to his status as a former partner in the law firm of Theisen Brock, having been a partner in the firm until January 1, 2017, James S. Huggins does not qualify as an independent director under the applicable NASDAQ Rules. The amount and variety of work Theisen Brock performed and continues to perform for Peoples, and Mr. Huggins' former role as a partner with Theisen Brock, were recognized and considered by the Board in its evaluation of Mr. Huggins' qualifications as a director.

Charles W. Sulerzyski does not qualify as an independent director, because he serves as an executive officer of Peoples and Peoples Bank.

Executive Sessions

In accordance with applicable NASDAQ Rules, the independent directors were given the opportunity to meet in executive session during each meeting of the Board and at such other times as the independent directors deemed necessary. Each executive session is presided over by the Chairman of the Board.

Meetings of the Board and Attendance at Annual Meetings of Shareholders

The Board held a total of 18 meetings during the 2017 fiscal year. Each incumbent director attended 90% or more of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served, in each case during his or her period of service.

Peoples encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors attended Peoples' last annual meeting of shareholders held on April 27, 2017.

Committees of the Board

The Board has five standing committees: Audit, Compensation, Executive, Governance and Nominating, and Risk. Each of the standing committees, with the exception of the Risk Committee, is chaired by a separate independent director. The Risk Committee is chaired by director James S. Huggins. The Audit Committee and the Risk Committee are charged with the majority of the risk oversight responsibilities of the Board. The Risk Committee is the committee providing the primary oversight of significant risks on an enterprise-wide level within all the defined risk categories, as discussed below. However, the Audit Committee's duties include overseeing a substantial portion of management's actions to address compliance, legal and operational risks. The Compensation Committee evaluates, with Peoples' senior risk officer, all risks posed by Peoples' executive compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs may pose to Peoples and to ensure that the programs do not encourage participants to take unnecessary or excessive risks that threaten the value of Peoples. These evaluations are conducted in accordance with guidance from applicable federal regulators. The Audit Committee, the Compensation Committee and the Risk Committee are focused on maintaining our key risks within acceptable tolerances and work in concert to provide enterprise-wide oversight. Each committee's role and its interaction with the full Board regarding the committee's oversight responsibilities are described more fully below. Through these committees and effective working relationships with management, the Board is able to effectively monitor and maintain an active role in the oversight of the key aspects of the risks to which Peoples is exposed. Peoples believes that this risk oversight structure, coupled with Peoples' leadership structure of having an independent director serve as Chairman of the Board, maximizes the independence and objectivity of the Board in carrying out its functions.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Audit Committee is posted under the “Governance Documents” tab on both the “Corporate Governance” page and the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. Among other duties set forth in its charter, the Audit Committee is responsible for:

•	overseeing the accounting and financial reporting processes of Peoples;
•	overseeing the audits of the consolidated financial statements of Peoples;
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appointing, terminating, compensating and overseeing the work of Peoples' independent registered public accounting firm, including resolving any disagreements between Peoples' management and Peoples' independent registered public accounting firm regarding financial reporting;

•	pre-approving all audit and non-audit services provided by Peoples' independent registered public accounting firm;
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discussing with Peoples' independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards and reviewing all relationships between Peoples' independent registered public accounting firm and Peoples and our subsidiaries;

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discussing with management, the auditors performing Peoples' internal audit function (the “Internal Auditors”) and Peoples' independent registered public accounting firm the adequacy and effectiveness of Peoples’ internal control over financial reporting and related accounting and financial controls;

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reviewing with the Internal Auditors and Peoples’ independent registered accounting firm annually, before each audit begins, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation;

•	appointing, terminating, compensating, and overseeing the Internal Auditors, including approving the scope of the internal audit, and overseeing the operation and performance of the Internal Auditors;
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naming, defining the overall roles and responsibilities of and assessing the effectiveness of, an individual within management to act as a liaison between the Internal Auditors, the Board and management;

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reviewing all transactions with related persons required to be reported to the Audit Committee under the Related Person Transaction Policy for potential conflict of interest situations, and approving or ratifying such transactions as appropriate;

•	reviewing Peoples' earnings press releases, earnings conference call scripts, and financial statements and related disclosures in Peoples' periodic reports;
•	setting hiring policies for employees or former employees of Peoples' independent registered public accounting firm;
•	establishing and reviewing the procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal controls or auditing matters;
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reviewing with the Internal Auditors and Peoples' counsel, legal and regulatory matters that may have a material impact on Peoples' consolidated financial statements, related compliance policies of Peoples and compliance with Peoples' Code of Ethics and programs and reports received from regulatory agencies;

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assisting the Board in the oversight of the performance of Peoples' independent registered public accounting firm, and  the independent registered public accounting firm's qualifications and independence;

•	preparing the report of the Audit Committee required to be included in Peoples' annual Proxy Statement;

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reviewing the structure, operations and effectiveness of Peoples Bank's compliance program at least annually and receiving periodic reports from Peoples Bank’s Compliance Officer and Bank Secrecy Act Officer concerning Peoples Bank’s compliance with applicable laws, regulations and policies;

•	preforming the duties required by applicable laws and regulations to be performed by the audit committee for Peoples Bank, in its capacity as an Ohio state-chartered bank;
•	performing the duties required by applicable laws and regulations to be performed by the fiduciary audit committee for Peoples Bank, in its capacity as a bank exercising fiduciary powers; and
•	other duties and responsibilities as may be delegated to the Audit Committee by the Board.

The Audit Committee held ten meetings during the 2017 fiscal year. The “AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017” appears beginning on page 93.

The Audit Committee is currently comprised of four directors: David F. Dierker (Chair); Brooke W. James; David L. Mead; and Terry T. Sweet. Each of these directors served as a member of the Audit Committee throughout the entire 2017 fiscal year. Former directors Thomas J. Wolf, Carl L. Baker, Jr. and Dr. Brenda F. Jones served as members of the Audit Committee in 2017 through their retirement dates of January 14, 2017, February 22, 2017 and April 27, 2017, respectively. The Board has determined that each of the current members of the Audit Committee qualifies, and that during their respective periods of service in the 2017 fiscal year, each of Mr. Wolf , Mr. Baker, and Dr. Jones, qualified, as an independent director for purposes of Rule 10A-3 under the Exchange Act and under the applicable NASDAQ Rules.

The Board has concluded that each member of the Audit Committee is able to read and understand fundamental financial statements, including Peoples' balance sheet, income statement and cash flow statement. Based upon their respective backgrounds, knowledge, qualifications, experience and professions, the Board has determined that David F. Dierker, David L. Mead and Terry T. Sweet qualify as “audit committee financial experts” under the SEC's rules, and as “financially sophisticated” for purposes of the applicable NASDAQ Rules.

Compensation Committee

The Compensation Committee is currently comprised of four directors: George W. Broughton (Chair); S. Craig Beam; Susan D. Rector; and Terry T. Sweet. Messrs. Beam and Broughton and Ms. Rector served as members of the Compensation Committee throughout the entire 2017 fiscal year. Mr. Sweet was appointed as a member of the Compensation Committee on January 26, 2017. Director David F. Dierker served as a member of the Compensation Committee in 2017 until April 27, 2017. Former director Carl L. Baker, Jr. served as a member of the Compensation Committee in 2017 through his retirement date of February 22, 2017. The Board has determined that each of the current members of the Compensation Committee qualifies, and that during their respective periods of service in the 2017 fiscal year, each of Mr. Dierker and Mr. Baker qualified, as (i) an “independent director” under the applicable NASDAQ Rules, including those specifically applicable to members of a compensation committee, (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”),and (iii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Compensation Committee is posted under the “Governance Documents” tab on both the “Corporate Governance” page and the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.

The primary function of the Compensation Committee is to review and approve, on behalf of the Board, management recommendations regarding all forms of compensation to be provided to the executive officers and other designated employees of Peoples and our subsidiaries, including incentive-based compensation, equity-based compensation, bonus compensation, perquisites, employee benefits and salary programs. In carrying out this function, the Compensation Committee is responsible for reviewing and approving individual goals and objectives, and recommending to the Board corporate goals and objectives relevant to the compensation of Peoples' executive officers and other employees designated by the Board, evaluating such individuals' performance in light of those goals and objectives, and determining compensation based on that evaluation. The Compensation Committee administers Peoples' Second Amended and Restated 2006 Equity Plan (the “2006 Plan”), ESPP and Peoples' incentive programs, and approves grants of awards under the 2006 Plan and the incentive programs in compliance with applicable securities and tax laws. The Compensation Committee also undertakes such other responsibilities as the full Board may from time to time prescribe.

The Compensation Committee held eight meetings during the 2017 fiscal year. Its Chair determines the agenda for the meetings with the assistance of Peoples' Chief Administrative Officer. The Director of Human Resources serves as Secretary to the Compensation Committee. The Compensation Committee reviewed management's recommendations on, and approved, all forms of compensation provided to the executive officers. The Compensation Committee also reviewed recommendations regarding all forms of compensation for directors of Peoples and our subsidiaries and made recommendations to the Board for its consideration. Additionally, the Compensation Committee reviewed and approved all equity-based compensation and cash incentives under Peoples' incentive programs, as well as perquisites, employee benefits, salary programs, and human resources policies and procedures for employees of Peoples and our subsidiaries. The Compensation Committee also reviewed and approved the goals and objectives for the 2017 fiscal year relevant to the compensation of Peoples' executive officers, and recommended the 2017 fiscal year corporate performance goals to the Board, which were subsequently approved by the Board. The Compensation Committee evaluated the executive officers' performance in light of those goals and objectives for the 2017 fiscal year and determined the compensation earned by each executive officer based on that evaluation. At least annually, the Compensation Committee reviews and discusses Peoples' management succession and development activities. The Compensation Committee also provides recommendations to the full Board on compensation-related proposals to be considered at Peoples' annual meetings of shareholders and reviews and considers with Peoples' management the results of votes on those proposals. The Compensation Committee also reviews and approves the plan design and structure of insurance benefits for officers, directors and employees of Peoples and our subsidiaries.

The Compensation Committee has the authority to retain one or more compensation consultants or advisors to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant or advisor, including sole authority to approve the fees and other retention terms of any consultant or advisor. The Compensation Committee has engaged Pay Governance, LLC (“Pay Governance”) as the Compensation Committee's compensation and benefits consultant. The Compensation Committee has direct access to its compensation and benefits consultant and may engage the consultant on an as needed basis for advice with respect to the amount and form of executive and director compensation. Pay Governance does not provide services to Peoples or our subsidiaries other than those provided to or at the request of the Compensation Committee. Please see the discussion of the consulting services provided to the Compensation Committee by Pay Governance in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS - Setting Executive Compensation” beginning on page 61 of this Proxy Statement.

The Compensation Committee determined that the work of Pay Governance during the 2017 fiscal year did not raise any actual conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including (1) whether Pay Governance provided any other services to Peoples; (2) the amount of fees received from Peoples by Pay Governance as a percentage of the firm's total revenue; (3) Pay Governance's policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with a member of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and Pay Governance or the individual compensation consultants providing services to Peoples.

The “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” regarding executive compensation for the 2017 fiscal year appears beginning on page 48, and the “COMPENSATION COMMITTEE REPORT” for the 2017 fiscal year appears beginning on page 72 of this Proxy Statement.

Executive Committee

The Executive Committee is currently comprised of six directors: David L. Mead (Chair); George W. Broughton; David F. Dierker; James S. Huggins; Susan D. Rector; and Charles W. Sulerzyski. Messrs. Mead,

Broughton, Direrker and Sulerzyski, and Ms. Rector served on the Executive Committee throughout the entire 2017 fiscal year. Mr. Huggins was appointed as a member of the Executive Committee on April 27, 2017. Former directors Carl L. Baker, Jr. and Thomas J. Wolf served as members of the Executive Committee in 2017 through their retirement dates of February 22, 2017 and January 14, 2017, respectively. The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Executive Committee is posted under the “Governance Documents” tab of both the “Corporate Governance” page and the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com. The Executive Committee did not meet during the 2017 fiscal year.

The responsibilities of the Executive Committee include exercising, during the intervals between the meetings of the Board, all the powers of the Board in the management of the business, properties and affairs of Peoples, including authority to take all action provided in Peoples' Code of Regulations to be taken by the Board, not delegated to another Board committee, provided, however, that the foregoing is subject to the applicable provisions of law and the limitations contained in the Executive Committee's charter.

Governance and Nominating Committee

The Governance and Nominating Committee is currently comprised of five directors: Susan D. Rector (Chair); Tara M. Abraham; George W. Broughton; David F. Dierker; and Brooke W. James. Each of these directors served as members of the Governance and Nominating Committee throughout the entire 2017 fiscal year.  Former director Dr. Brenda F. Jones served as a member of the Governance and Nominating Committee in 2017 through her retirement date of April 27, 2017.The Board has determined that each of the current members of the Governance and Nominating Committee qualifies, and that during her period of service in the 2017 fiscal year, Dr. Jones qualified, as an independent director under applicable NASDAQ Rules.

The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is posted under the “Governance Documents” tab on both the “Corporate Governance” page and the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com. At least annually, the Governance and Nominating Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary. The Governance and Nominating Committee held five meetings during the 2017 fiscal year.

The Governance and Nominating Committee is primarily responsible for:

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establishing and articulating qualifications, desired background and selection criteria for members of the Board consistent with any eligibility requirements set forth in Peoples' Code of Regulations, considering such factors as it deems appropriate;

•	evaluating Board candidates recommended by shareholders and periodically reviewing the procedures used by the Governance and Nominating Committee in such evaluation process;
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screening and making recommendations to the Board of qualified candidates for election, nomination or appointment to the Board, including nominees for re-election as directors and candidates to fill vacancies;

•	evaluating and recommending to the Board determinations of Board member independence and of financial expertise and financial sophistication with respect to Audit Committee members;
•	recommending assignments to committees of the Board and chairs of Board committees for consideration by the Board;
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reviewing with the Chairman of the Board, or another director designated by the Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples' Code of Ethics, Peoples' Code of Regulations or Peoples' Corporate Governance Guidelines;

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periodically administering and reviewing with the Chairman of the Board, or another director designated by the Board, an evaluation of the processes and performance of the Board and the Board's committees, and reporting such review to the Board;

•	recommending to the Board for its consideration the number of members to serve on the Board;
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periodically reviewing Peoples' Code of Ethics and the Related Person Transaction Policy and recommending changes, as deemed necessary or appropriate by the Governance and Nominating Committee, to the Board for approval;

•	reviewing and reporting to the Board on board education opportunities and additional corporate governance matters as necessary or as directed by the Chairman of the Board or the Board as a whole;
•	overseeing the orientation and education of new and continuing members of the Board
•	developing and recommending to the Board a set of Corporate Governance Guidelines applicable to Peoples; and
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reviewing the appropriateness of continued Board service by a Board member who changes his or her principal occupation, position or responsibility from that held when elected to the Board and volunteers to resign from the Board for such reason.

Risk Committee

The Risk Committee is currently comprised of nine directors: James S. Huggins (Chair); Tara M. Abraham; S. Craig Beam; George W. Broughton; David F. Dierker; Brooke W. James; David L. Mead; Susan D. Rector; and Terry T. Sweet. Each of these directors, with the exception of Mr. Sweet, served as members of the Risk Committee throughout the entire 2017 fiscal year.  Mr. Sweet was appointed as a member of the Risk Committee on January 26, 2017. Former directors Thomas J. Wolf, Carl L. Baker, Jr. and Dr. Brenda F. Jones served as members of the Risk Committee in 2017 through their retirement dates of January 14, 2017, February 22, 2017 and April 27, 2017, respectively. The Board has determined that each of the current members of the Risk Committee, except Mr. Huggins, qualifies, and that during their respective periods of service in the 2017 fiscal year, Mr. Wolf, Mr. Baker and Dr. Jones each qualified, as independent directors under applicable NASDAQ Rules.

The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board, which is posted under the “Governance Documents” tab on both the “Corporate Governance” page and the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com. The primary responsibilities of the Risk Committee are:

•	reviewing and annually approving Peoples' enterprise risk management framework and policy;
•	reviewing and overseeing the development of Peoples' risk appetite, risk tolerances, risk targets and risk limits;
•	reviewing and monitoring management of credit, liquidity, market, compliance, operational, IT operational, strategic, and reputation risks through the enterprise risk management framework;
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reviewing management's analysis of potential scenarios and future emerging risks that would have a material impact on the earnings and/or capital of Peoples, and ensuring that residual risk exposures are within desired levels, and when they are not that management's responses and any plans of action are reasonable;

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approving limits and/or operating guidelines for Peoples' material risks, including credit, market and operational risks, on at least an annual basis, and reviewing the trend and current risk levels of Peoples and monitoring compliance with established limits;

•	reviewing and approving Peoples Bank’s lending policies and lending concentration limits;
•	overseeing management’s compliance with Peoples Bank’s lending policies;
•	establishing lending authorities for Peoples Bank’s loan officers and reviewing and approving such lending authorities no less frequently than annually;

•	reviewing the structure and performance of Peoples Bank’s loan portfolio, including loan activity, loan charge offs, concentrations, quality and risk;
•	reviewing Peoples Bank’s loan review procedures and allowance for loan and lease losses;
•	assessing, at least annually, the effectiveness of the Director of Risk Management;
•	performing an evaluation of the Committee's performance at least annually to determine whether it is functioning effectively; and
•	carrying out such other duties and responsibilities as may be delegated to the Risk Committee by the Board.

The Risk Committee reviews and reassesses the adequacy of its charter at least annually and recommends any proposed changes to the full Board for approval as necessary. The Risk Committee held six meetings during the 2017 fiscal year.

NOMINATING PROCEDURES

As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend to the full Board individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples' Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. Peoples' Corporate Governance Guidelines require that directors establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director's personal financial circumstances; provided, however, that within seven years after the date of his or her initial election to the Board, each director must own at least 10,000 common shares of Peoples or common shares of Peoples having a market value of $200,000, whichever is less.

Beyond the above qualifications, the Governance and Nominating Committee will consider such factors as it deems appropriate in evaluating potential individuals for Board membership, including a consideration of the individual's contribution to the diversity of the Board. When considering potential candidates for the Board, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples' shareholders.

In considering candidates for the Board, the Governance and Nominating Committee evaluates the entirety of each candidate's credentials. The Governance and Nominating Committee believes that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director. When identifying nominees to serve as directors, the Governance and Nominating Committee will consider candidates in light of Peoples' strategic plan and the current composition and needs of the Board. Factors that will be given weight in the consideration may include diversity in business and professional experience, skills, gender, ethnic background, as well as experience and/or residence in Peoples' diverse market areas. Each of these factors will be considered in order to provide the greatest benefit to the shareholders of Peoples by selecting directors with the most exemplary credentials relative to Peoples' business and markets.

Because of the importance placed on the directors' business and professional experience and skills, a director who changes his or her principal occupation from that held when elected to the Board is expected to volunteer to resign from the Board. Although Peoples does not believe that it will be necessary in every instance that a director who makes such a change should leave the Board, the Governance and Nominating Committee is afforded the opportunity to review the appropriateness of continued Board service under the new circumstances and make a recommendation to the full Board.

Peoples' Corporate Governance Guidelines also provide that a director must submit his or her resignation effective as of the next annual meeting of shareholders following his or her 72nd birthday.

A director must advise the Chairman of the Board and the Chair of the Governance and Nominating Committee in advance of accepting an invitation to serve as a director of another public company. The Governance and Nominating Committee will then review whether such other board membership may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Peoples and, if so, must make a recommendation to the full Board. Generally, the Board believes that a director of Peoples should not serve on more than three public company boards of directors (including Peoples' Board).

The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples' executive offices in Marietta, Ohio. Such recommendation must provide the candidate's name, age, business address, residence address, principal occupation or employment, and number of common shares beneficially owned. The recommendation must also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director must accompany any such recommendation.

Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with the provisions of Peoples' Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the Annual Meeting must be received by April 12, 2018. Each nomination must contain the following information to the extent known by the nominating shareholder:

•	the name, age, business address and residence address of each proposed nominee;
•	the principal occupation or employment of each proposed nominee;
•	the number of shares of capital stock of Peoples beneficially owned by each proposed nominee and by the nominating shareholder; and
•	any other information required to be disclosed with respect to a nominee for election as a director under the SEC's proxy rules.

Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the above requirements and Peoples' Code of Regulations will not be considered.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Any communication to the Board or to individual directors may be sent to the Board or one or more individual directors in one of two ways. It may be mailed, in care of Peoples' Corporate Secretary, to Peoples' headquarters in Marietta, Ohio, and the mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder-Board Communication” or a “Shareholder-Director Communication” as appropriate. In addition, shareholders may communicate with the Board or individual directors by utilizing the “Feedback” function on the “Investor Relations” page of Peoples' website that is monitored by the Corporate Secretary. All such communications, whether via mail or the website, must identify the author as a shareholder of Peoples and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening. Any correspondence marked “personal and confidential” will be delivered by the Corporate Secretary to the intended recipient(s) without opening.

PROPOSAL NUMBER 2:

VOTE ON ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE

OFFICERS' COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Peoples' shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Peoples' named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of Peoples Bancorp Inc. (“Peoples”) approve, on an advisory basis, the compensation of Peoples' named executive officers as disclosed in Peoples' Proxy Statement for its 2018 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS”, the “SUMMARY COMPENSATION TABLE FOR 2017”, and the related executive compensation tables, notes and narratives.”

The Board believes that Peoples' compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation and incentives paid to Peoples' named executive officers with Peoples' short-term goals and long-term success, and that such compensation and incentives are designed to attract, retain and motivate Peoples' key executives who are directly responsible for Peoples' continued success. The Board believes that Peoples' compensation policies and practices do not threaten the value of Peoples or the investments of our shareholders, or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. The Board further believes that Peoples' culture focuses executives on sound risk management and appropriately rewards executives for performance. The Board also believes that Peoples' compensation policies and procedures are reasonable in comparison both to Peoples' peer bank holding companies and to Peoples' performance during the 2017 fiscal year.

Similar “Say on Pay” proposals were approved by a significant majority of the common shares voted at each of Peoples' last nine annual meetings of shareholders.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of Peoples' named executive officers in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 48 of this Proxy Statement.

The vote on the advisory resolution relates to the compensation of Peoples’ named executive officers as a whole. Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Board or the Compensation Committee with respect to future executive compensation decisions, including those relating to Peoples' named executive officers, or otherwise; (ii) overrule any decision made by the Board or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Board or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the vote when considering future executive compensation arrangements. The current policy of the Board is to include an advisory resolution regarding approval of the compensation of Peoples’ named executive officers annually.  Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the compensation of Peoples’ named executive officers will occur at the 2019 Annual Meeting.  The Board will take into account the vote with respect to Proposal Number 3 regarding the frequency of future advisory votes to approve the compensation of Peoples’ named executive officers.

Recommendation and Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT PEOPLES' SHAREHOLDERS VOTE “FOR”

THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE

COMPENSATION OF PEOPLES' NAMED EXECUTIVE OFFICERS.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Peoples' named executive officers as disclosed in this Proxy Statement. Except in the case of broker non-votes, a proxy received by Peoples and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding, advisory resolution unless otherwise instructed by the shareholder. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

PROPOSAL NUMBER 3:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON

EXECUTIVE COMPENSATION

In Proposal Number 2, Peoples is asking shareholders to vote on an advisory resolution on the approval of the compensation of Peoples' named executive officers and has provided this type of advisory vote every year since 2009. Under the Dodd-Frank Act and corresponding SEC rules, Peoples is required to include a separate resolution subject to a separate shareholder advisory vote at least once every six years with respect to the frequency of the future advisory votes on the compensation of Peoples’ named executive officers.  The last such advisory vote occurred at Peoples’ 2012 Annual Meeting of Shareholders.  Accordingly, Peoples is now asking shareholders to vote on whether future advisory votes on the compensation of Peoples’ named executive officers should occur every one year, every two years or every three years. The following resolution will be submitted for an advisory shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders advise that an advisory resolution with respect to the compensation of Peoples' named executive officers should be presented to the shareholders every one year, every two years or every three years as reflected by their votes for each of these alternatives in connection with this resolution.”

In voting on this resolution, you should mark your proxy for every one year, every two years or every three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held.  If you have no preference, you should abstain.

After careful consideration, the Board has determined that holding an advisory vote on the compensation of Peoples' named executive officers every one year continues to be the most appropriate for Peoples, and unanimously recommends that you vote for a frequency of every one year for future advisory votes on the compensation of Peoples' named executive officers.  While Peoples' executive compensation programs are designed to promote both a short-term and a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually.  Holding an annual advisory vote on the compensation of Peoples' named executive officers provides Peoples with more direct and immediate feedback on Peoples' compensation disclosures.  However, you should note that because the advisory vote on the compensation of Peoples' named executive officers occurs well after the beginning of the compensation year, and because the different elements of Peoples' executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change Peoples' executive compensation programs in consideration of any one year’s advisory vote on the compensation of Peoples' named executive officers by the time of the following year’s annual meeting of shareholders.

Peoples understands that our shareholders may have different views as to what is an appropriate frequency for advisory votes on the compensation of Peoples' named executive officers, and the Board and the Compensation Committee will carefully review the voting results on the proposal.  However, because your vote is advisory, it will not be binding upon the Board or the Compensation Committee. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of major changes to compensation programs.

Recommendation and Vote Required

THE BOARD RECOMMENDS HOLDING A VOTE ON AN ADVISORY RESOLUTION

FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

“EVERY ONE YEAR.”

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve, on a non-binding advisory basis, one of the selections under this advisory proposal.  Proxies received by Peoples and not revoked prior to the Annual Meeting will be voted in favor of “every one year” unless otherwise instructed by the shareholder.  Common shares as to which the vote is expressed as an “ABSTAIN” vote on the proxy card or in voting instructions and broker non-votes with respect to this proposal will not affect its outcome.

PROPOSAL NUMBER 4:

APPROVAL OF THE PEOPLES BANCORP INC.

THIRD AMENDED AND RESTATED 2006 EQUITY PLAN

General

Upon the recommendation of the Compensation Committee, on February 22, 2018, the Board adopted the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (the “Third A&R 2006 Plan”), subject to approval by the shareholders of Peoples.  The Peoples Bancorp Inc. 2006 Equity Plan (the “Original 2006 Plan”) was originally adopted on February 9, 2006 by the Board and approved by Peoples’ shareholders on April 13, 2006.  The Original 2006 Plan was subsequently amended by the Board on June 8, 2006 and February 8, 2007 and was further amended and restated in the form of the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan (the “A&R 2006 Plan”) effective December 11, 2008.  The A&R 2006 Plan was amended and restated in the form of the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan (the “Second A&R 2006 Plan”) effective February 28, 2013 and approved by Peoples’ shareholders on April 25, 2013.  The Second A&R 2006 Plan was amended by the Board on January 25, 2018.  The Second A&R 2006 Plan is proposed to be further amended and restated in the form of the Third A&R 2006 Plan.  The Third A&R 2006 Plan will become effective upon the approval thereof by Peoples’ shareholders (the “Third Restatement Effective Date”).

The Third A&R 2006 Plan makes the following changes to the material terms of the Second A&R 2006 Plan:

•

Provides that the number of common shares that may be issued under the Third A&R 2006 Plan after the Third Restatement Effective Date (the “Common Share Authorization”) will be 800,000 common shares plus (i) the number of common shares attributable to Awards that are outstanding under the Second A&R 2006 Plan immediately prior to the approval of the Third A&R 2006 Plan by Peoples’ shareholders and (ii) the number of common shares that were authorized to be issued under the Second A&R 2006 Plan immediately prior to the approval of the Third A&R 2006 Plan by Peoples’ shareholders but that were not subject to an outstanding Award immediately prior to such approval.  Based on the number of common shares subject to outstanding Awards, and the number of common shares available for future grants of Awards, under the Second A&R 2006 Plan as of February 26, 2018, the aggregate number of common shares available under the Third A&R 2006 Plan (including common shares subject to outstanding Awards (294,100 common shares) and common shares that were authorized to be issued but that were not subject to outstanding Awards (73,470 common shares)) would be 1,167,570common shares;

•

Adds to the common shares that count against the Common Share Authorization: the number of common shares tendered by a participant to satisfy the participant’s tax withholding obligations or to pay the option price of an Option or satisfy the exercise price of an SAR, as applicable; and the number of common shares withheld from any Option or any SAR to satisfy a participant’s tax withholding obligations or to pay the option price of such Option or the exercise price of such SAR;

•

Changes the maximum aggregate dollar value of, and the maximum number of common shares subject to, Awards of Restricted Stock and Performance Units that may be granted to any one Employee or any one Advisor with respect to a performance period or a restriction period to the lesser of $550,000 or 100,000 common shares (from $500,000 and 500,000 common shares) for each fiscal year included in such performance period or such restriction period;

•	Reduces the maximum number of common shares subject to Options or SARs that may be granted to any one participant in any one fiscal year from 500,000 to 100,000;
•	Adds a $150,000 maximum aggregate dollar value limit with respect to Award(s) that may be granted to any one Non-Employee Director in any one fiscal year;
•	Extends the termination date for the Third A&R 2006 Plan to the tenth anniversary of the Third Restatement Effective Date;
•	Expands the list of performance criteria upon which performance goals relating to the payment or vesting of an Award may be based;
•	Clarifies the events that will be deemed to constitute a “change in control” for purposes of the Third A&R 2006 Plan;
•

Allows the Compensation Committee or the full Board, as applicable, to approve a participant’s authorization to deduct or withhold a higher level of tax withholding than the minimum statutory total tax;

•	Allows Peoples to clawback gains from Awards if certain financial restatements occur;
•	Prohibits the transfer of Awards except by will or the laws of descent and distribution; and
•

Clarifies that no dividends or dividend equivalent rights contained in an Award will be paid to the participant holding such Award until the restrictions on the related Award lapse and that any accrued dividends or dividend equivalent rights contained in an Award will be forfeited to the extent the participant forfeits the related Award.

The Board believes it is desirable to continue to have Awards available to be used to attract and retain talented Employees, Non-Employee Directors and Advisors of Peoples and our subsidiaries and to promote the long-term growth and financial success of Peoples by encouraging ownership of common shares and motivating the achievement of long-term performance goals and objectives. The Third A&R 2006 Plan continues to make common shares available for a variety of Awards, allowing Peoples to choose the equity-based incentives most appropriate to individual circumstances and most likely to benefit Peoples and our shareholders. The Third A&R 2006 Plan will continue to make the following equity-based Awards available for grant to eligible participants in the Third A&R 2006 Plan:

•	Incentive Stock Options;
•	Nonqualified Stock Options (and together with Incentive Stock Options, “Options”);
•	SARs;
•	Restricted Stock;
•	Restricted Performance Stock (and together with Restricted Stock, where appropriate ,“Restricted Stock”);
•	unrestricted common shares; and
•	Performance Units.

The following summary of the material provisions of the Third A&R 2006 Plan is qualified in its entirety by reference to the specific provisions of the Third A&R 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix A. All capitalized terms which are not defined in this summary are defined in the Third A&R 2006 Plan.

Purpose

The purpose of the Third A&R 2006 Plan is to provide financial incentives for selected Employees, Advisors and Non-Employee Directors of Peoples and our subsidiaries, thereby promoting the long-term growth and financial success of Peoples by: (i) attracting and retaining Employees, Advisors and Non-Employee Directors of outstanding ability; (ii) strengthening Peoples’ capability to develop, maintain and direct a competent management team; (iii) providing an effective means for selected Employees, Advisors and Non-Employee Directors to acquire and maintain ownership of common shares; (iv) motivating Employees to achieve long-range performance goals and objectives; and (v) providing incentive compensation opportunities competitive with peer financial institution holding companies.

Effective Date and Expiration of the Third A&R 2006 Plan

The Original 2006 Plan became effective on April 13, 2006. The A&R 2006 Plan became effective on December 11, 2008. The Second A&R 2006 Plan became effective on April 25, 2013. If the Third A&R 2006 Plan is approved by Peoples' shareholders at the Annual Meeting, the Third A&R 2006 Plan will become effective on April 26, 2018, which will be the Third A&R Restatement Effective Date. Unless earlier terminated by the Board, the Third A&R 2006 Plan will terminate on the tenth anniversary of the Third Restatement Effective Date (i.e., on April 26, 2028). No Award may be made pursuant to the Third A&R 2006 Plan after its termination date, but Awards made prior to the termination date will remain in effect in accordance with their respective terms.  In any event, no Incentive Stock Options may be granted after February 22, 2028.

Administration of the Third A&R 2006 Plan

The Third A&R 2006 Plan will continue to be administered by the Compensation Committee (the “Committee”) which has the authority to grant Awards to Employees, Advisors and non-employee directors who are members of the board of directors of a subsidiary of Peoples but are not also members of the Peoples Board (“Subsidiary Directors”). The full Peoples Board has the authority to grant Awards to non-employee directors who are members of the Peoples Board (“Company Directors” and together with the Subsidiary Directors, “Non-Employee Directors”). The Committee, or the full Board, as the case may be, has the full power and authority to interpret and administer the Third A&R 2006 Plan and to establish and amend rules and regulations for the administration of the Third A&R 2006 Plan. Any action or decision by the full Board or the Committee, as the case may be, will be final, binding and conclusive with respect to the interpretation of the Third A&R 2006 Plan and any Award made under it.

More specifically, the Committee or the full Board, as appropriate, has the authority, in its discretion:

•

to determine those Employees, Advisors and Non-Employee Directors who will receive an Award; the timing of Award grants; the vesting schedule, if any, for each Award; and the type of Award to be granted, the number of common shares to be subject to each Option, each SAR and each Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award;

•	to determine and set forth in an award agreement the terms of each Award, including those terms, restrictions and provisions necessary to cause certain Options to qualify as Incentive Stock Options;
•	to correct any defect or supply any omission or reconcile any inconsistency in the Third A&R 2006 Plan or in any award agreement, in order to carry out the purposes of the Third A&R 2006 Plan; and
•

to accelerate (i) the date on which an Option or an SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a performance period under a Performance Unit Award, if the Committee or the full Board, as applicable, determines that to do so will be in the best interests of Peoples and the participants in the Third A&R 2006 Plan.

All Awards will be subject to the terms and conditions of the Third A&R 2006 Plan and to such other terms and conditions determined in the sole discretion of the Committee or the full Board, as applicable. The terms of Awards need not be uniform among all participants who receive an Award, whether or not similarly situated. Awards may be granted under two or more provisions of the Third A&R 2006 Plan, may be combined in one award agreement and may contain any combination of Awards granted at one time and on more than one occasion to the same Employee, Advisor or Non-Employee Director.

Eligibility and Participation

All Employees, Advisors and Non-Employee Directors will continue to be eligible to participate in the Third A&R 2006 Plan. For purposes of the Third A&R 2006 Plan, an “Employee” means an individual who is a common law employee of Peoples or any of our subsidiaries and an “Advisor” is an advisor who renders bona fide services to Peoples and/or one or more of our subsidiaries as an advisory or marketing board member and who is neither an Employee nor a Non-Employee Director, provided that such services are not provided in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the common shares of Peoples.

As of the date of this Proxy Statement, except as disclosed below under “Plan Benefits,” no determination has been made regarding the identity of the individuals to whom future Awards may be granted under the Third A&R 2006 Plan. Peoples estimates that approximately 105 of the Employees of Peoples and our current subsidiaries will be eligible to receive Awards, including the executive officers of Peoples named in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement. Following the election of three directors at the Annual Meeting, there will be ten Non-Employee Directors eligible to receive Awards as Company Directors. As of the date of this Proxy Statement, there were no Non-Employee Directors who qualified as Subsidiary Directors. Peoples is unable to reasonably estimate the number of Advisors who will be eligible to receive Awards.

Employees may be granted Incentive Stock Options. Employees, Advisors and Non-Employee Directors may be granted Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted common shares and Performance Unit Awards.

Plan Benefits

The amount and nature of Awards to be granted in the future under the Third A&R 2006 Plan are at the discretion of the Committee with respect to participants other than Company Directors and the full Board with respect to Company Directors. Except as discussed below, the amount and nature of Awards to be granted after the date of the Annual Meeting to participants in the Third A&R 2006 Plan cannot be determined at this time. The Awards described below may not, however, be reflective of future Awards under the Third A&R 2006 Plan.

2018 Fiscal Year

The table included under “EXECUTIVE COMPENSATION:  COMPENSATION DISCUSSION AND ANALYSIS - 2017 Executive Compensation Components - Cash and Equity-Based Incentive Program- 2017 Long-Term Incentive (Equity)” on page 64 of this Proxy Statement shows the number of common shares subject to Restricted Stock Awards granted under Peoples' 2017 incentive program (which grants were made on February 2, 2018) to the NEOs.  Restricted Stock Awards covering an aggregate of 17,919 common shares were granted to all current executive officers of Peoples as a group under the 2017 incentive program and Restricted Stock Awards covering an aggregate of 67,127 common shares were granted to all employees, excluding current executive officers, as a group.  All of these grants were made under the Second A&R 2006 Plan.

For the 2018 fiscal year, each of the current Company Directors (including director nominees George W. Broughton and Terry T. Sweet) received an annual grant of 400 unrestricted common shares (or an aggregate of 3,600 unrestricted common shares) on January 31, 2018, which were delivered under the Second A&R 2006 Plan.  Company Directors then serving in that capacity are to receive unrestricted common shares as part of the annual retainers they receive as described under the caption “DIRECTOR COMPENSATION - Compensation Paid to Board Members” beginning on page 89 of this Proxy Statement.  None of the Company Directors has received any portion of the payment of their respective annual retainers to be paid with respect to the 2018 fiscal year through February 26, 2018. Any unrestricted common shares received by the Company Directors before the Annual Meeting will be delivered from the Second A&R 2006 Plan and any unrestricted common shares received after the Annual Meeting will be delivered from the Third A&R 2006 Plan.

2017 Fiscal Year

The table included under “EXECUTIVE COMPENSATION - GRANTS OF PLAN-BASED AWARDS FOR 2017” beginning on page 76 of this Proxy Statement shows the Restricted Stock Awards granted under the Second A&R 2006 Plan to the NEOs during the 2017 fiscal year in respect of performance under the 2016 incentive program. During the 2017 fiscal year, Restricted Stock Awards covering an aggregate of 12,177 common shares were granted under the Second A&R 2006 Plan to all current executive officers of Peoples as a group and Restricted Stock Awards covering an aggregate of 45,140 common shares were granted to all current employees, excluding current executive officers, as a group, in each case, in respect of performance under the 2016 incentive program.  In addition, during the 2017 fiscal year, Charles W. Sulerzyski was granted a Performance Unit Award with threshold, target and maximum opportunities of $70,625, $282,500 and $423,750, respectively. Based on the performance levels achieved for 2017 with respect to the performance goals applicable to the Performance Unit Award, Mr. Sulerzyski earned $327,000, which was paid in cash on February 21, 2018.

On July 26, 2017, the Committee approved a one-time supplemental long-term incentive program in the form of a grant of Performance Unit Awards, with the maximum dollar amount represented by the Performance Units being $350,000 for Mr. Sulerzyski and $150,000 for each of the other NEOs. The Performance Unit Awards cover a 24-month performance period beginning January 1, 2018 and ending on December 31, 2019, and are subject to two performance goals.  After the vesting date, each NEO will receive a number of common shares equal to (i) the aggregate number of Performance Units that vested based on the performance achieved under both goals, divided by (ii) the fair market value of a common share on the date of such vesting.  Any common shares earned under these Performance Unit Awards will be delivered from the Third A&R 2006 Plan.

As discussed under “DIRECTOR COMPENSATION FOR 2017” beginning on page 89 of this Proxy Statement, during the 2017 fiscal year, director nominees George W. Broughton and Terry T. Sweet were granted Awards covering an aggregate of 749 and 638 unrestricted common shares, respectively, as a part of their annual retainers and a Restricted Stock Award covering 300 common shares each. During the 2017 fiscal year, the current Company Directors as a group were granted Awards covering an aggregate of 6,948 unrestricted common shares as part of their annual retainers and Restricted Stock Awards covering an aggregate of 3,000 common shares.

Common Shares Available Under the Third A&R 2006 Plan

Subject to certain adjustments as described below under “Adjustments,” the maximum number of common shares that may be issued under the Third A&R 2006 Plan (the “Common Share Authorization”) will be 800,000 common shares plus (i) the number of common shares attributable to Awards that are outstanding under the Second A&R 2006 Plan immediately prior to the approval of the Third A&R 2006 Plan by Peoples' shareholders and (ii) the number of common shares that were authorized to be issued under the Second A&R 2006 Plan immediately prior to the approval of the Third A&R 2006 Plan by Peoples' shareholders but that were not subject to an outstanding Award immediately prior to such approval.  Based on the number of common shares subject to outstanding Awards, and the number of common shares available for future grants of Awards, under the Second A&R 2006 Plan, in each case as of February 26, 2018, the aggregate number of common shares available under the Third A&R  2006 Plan (including common shares subject to outstanding Awards (294,100 common shares) and common shares that were authorized to be issued but that were not subject to outstanding Awards (73,470 common shares)) would be 1,167,570 common shares. The maximum number of common shares that may be issued subject to Incentive Stock Options under the Third A&R 2006 Plan will be 1,000,000 common shares. The authorized common shares may consist of (i) common shares previously issued and outstanding and reacquired by Peoples or (ii) authorized but unissued common shares not reserved for any other purpose.

The following common shares will not be counted against the Common Share Authorization:

•

the common shares subject to an Award granted under the Third A&R 2006 Plan which Award for any reason on or after the Third Restatement Effective Date terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; and

•

the common shares withheld from any Award that is not an Option or an SAR or tendered by a participant to Peoples, in either case to satisfy a participant’s tax withholding obligations in connection with that Award.

The Common Share Authorization will have counted against it:

•

the number of common shares tendered by a participant to Peoples to satisfy the participant’s tax withholding obligations or to pay the option price of an Option or the exercise price of an SAR, as applicable;

•

the number of common shares withheld from any Option or any SAR to satisfy a participant’s tax withholding obligations or to pay the option price of such Option or satisfy the exercise price of such SAR;

•

if an SAR is settled in whole or in part by the issuance of common shares, the number of common shares which represents the difference between (i) the number of common shares which remain subject to such SAR on the date of such settlement and (ii) the number of common shares actually issued upon settlement of such SAR; and

•

the number of common shares subject to an Option which is equal to the number of common shares acquired by Peoples on the open market using the cash proceeds received by Peoples from the exercise of such Option; provided, however, that such number of common shares will in no event be greater than the number which is determined by dividing (i) the amount of cash proceeds received by Peoples from the participant upon the exercise of such Option by (ii) the fair market value of a common share on the date of exercise of such Option.

Limitations on Awards

In addition to the overall Common Share Authorization under the Third A&R 2006 Plan, the maximum number of common shares subject to Options or SARs that may be granted to any one participant in any one fiscal year of Peoples is 100,000, subject to adjustment under the terms of the Third A&R 2006 Plan as described below under “Adjustments.” The maximum aggregate dollar value of, and the maximum number of common shares subject to, Restricted Stock and Performance Units that may be granted to any one Employee or any one Advisor with respect to a performance period or a restriction period may not exceed the lesser of $550,000 or 100,000 common shares (subject to adjustment under the terms of the Third A&R 2006 Plan as described below under “Adjustments”) for each fiscal year of Peoples included in such performance period or restriction period.

Options

Nonqualified Stock Options may be granted to any participant under the Third A&R 2006 Plan. Incentive Stock Options, however, may be granted only to Employees of Peoples or of any of our subsidiaries as permitted under the applicable provisions of the Internal Revenue Code. Additionally, grants of Incentive Stock Options will be subject to the restrictions and conditions set forth in the relevant sections of the Internal Revenue Code, including the $100,000 limitation on Incentive Stock Options first becoming exercisable in a calendar year and limitations for Employees possessing more than 10% of the total combined voting power of all classes of stock of Peoples or any of our subsidiaries.

Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. Each Option grant is to be evidenced by an award agreement that specifies whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the exercise price of the Option, the duration of the Option, the number of common shares to which the Option pertains, the conditions upon which the Option will vest and become exercisable, and such other provisions as the Committee or the Board, as applicable, determines.

The Committee or the Board, as applicable, will determine the exercise price of each Option (the “option price”); however, the option price must be at least equal to 100% of the fair market value of the underlying common shares on the grant date. For purposes of the Third A&R 2006 Plan, the “fair market value” of a common share on a particular date will generally be the closing price of a common share on that date on NASDAQ.  On March 16, 2018, the fair market value of a common share was $36.54. The Committee or the Board, without shareholder approval, may not reduce the option price, cancel an outstanding Option in exchange for an Option with an option price that is less than the option price of the original Option; or cancel an outstanding Option with an option price which is above the current fair market value of a common share in exchange for cash or other securities.

Once an Option vests, the Option may be exercised at any time during the term of the Option in such manner as specified in the award agreement and upon proper notice to Peoples as specified in the Third A&R 2006 Plan, but only if a participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, an Advisor or a Non-Employee Director. The option price of any Option must be paid in full at the time of exercise (i) in cash; (ii) in previously acquired common shares having a fair market value equal to the option price on the date of exercise (or the immediately preceding date if the date of exercise is not a trading day); (iii) in a combination of cash and common shares; or (iv) by a cashless (broker-assisted) exercise.

The option price must be fully paid before Peoples will issue or transfer the acquired common shares.  A participant has no shareholder rights with respect to the common shares covered by an Option until such common shares are issued to the participant.

Notwithstanding the foregoing, the Committee may, in its discretion, prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of performance goals.  After an Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related award agreement.

SARs

The Committee may award SARs to any participant under the Third A&R 2006 Plan other than Company Directors. The Board has the authority to grant SARs to Company Directors. Each SAR represents the right to receive payment of an amount equal to (i) the amount by which the fair market value of one common share on the date of exercise of the SAR exceeds the exercise price of the SAR (the “exercise price”), multiplied by (ii) the number of common shares covered by the SAR.

Each SAR granted under the Third A&R 2006 Plan will be subject to the terms and conditions prescribed by the Committee or the Board, as applicable, in an award agreement, which will specify the exercise price, the term of the SAR and such other provisions as the Committee or the Board determines. The exercise price for each SAR will be determined by the Committee or Board, as applicable, but must be at least equal to 100% of the fair market value of a common share on the date of grant. The Committee or the Board may prescribe conditions and limitations on the exercise of any SAR.  At the discretion of the Committee or the Board, the payment upon the exercise of an SAR may be made in cash, common shares or a combination of the two, or in any other manner set forth in the award agreement.

Each SAR will expire on the date set by the Committee or the Board at the time of the grant, provided that the term of each SAR may not be more than ten years. An SAR is exercisable only by written notice to the Chief Financial Officer of Peoples or the Secretary of the Committee, or his or her designee. To the extent not previously exercised, all SARs will automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a common share on that date exceeds the exercise price, unless prior to that date, the participant gives proper and timely notice to the contrary to Peoples. The Committee or the Board, without shareholder approval, may not reduce the exercise price, cancel an outstanding SAR in exchange for an SAR with an exercise price that is less than the exercise price of the original SAR; or cancel an outstanding SAR with an exercise price which is above the current fair market value of a common share in exchange for cash or other securities.

Restricted Stock and Restricted Performance Stock

The Committee may award Restricted Stock and/or Restricted Performance Stock to any participant under the Third A&R 2006 Plan other than Company Directors. The Board has the authority to grant Restricted Stock and/or Restricted Performance Stock to Company Directors.

An award of Restricted Stock granted under the Third A&R 2006 Plan will be subject to the terms and conditions prescribed by the Committee or the Board, as applicable, in an award agreement. Each award agreement will specify the restriction period(s), the number of common shares covered by the Restricted Stock Award, and such other provisions as the Committee or the Board determines. Among other things, the Committee or the Board may impose different restriction periods for each Restricted Stock Award or conditions upon the Award including the attainment of performance goals (making the Award a grant of Restricted Performance Stock).

Unless otherwise determined by the Committee or the Board and set forth in a participant’s award agreement, the participant will be entitled to receive dividends during the restriction period, will have the right to vote such Restricted Stock and will have all other shareholder rights, except that (i) in the case of Restricted Stock, dividends otherwise payable in connection with common shares underlying any Restricted Stock Award will be accrued and paid to the participant at the same time as the restrictions on the Restricted Stock lapse, if at all; (ii) in the case of Restricted Performance Stock, dividends which would otherwise be received during the restriction period will be accrued and paid to the participant in the same proportion and at the same time as the underlying Restricted Performance Stock vests, if at all, (iii) if any dividends are paid in common shares, those common shares will be subject to the same restrictions as the common shares underlying the Restricted Stock with respect to which they were issued, (iv) the participant will not be entitled to delivery of any stock certificate evidencing the common shares underlying the Restricted Stock during the restriction period, (v) Peoples will retain custody of the Restricted Stock during the restriction period, and (vi) a breach of a restriction or a breach of the terms and conditions established by the Committee or the Board pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award.

Under the Third A&R 2006 Plan, the term “Restricted Performance Stock” means common shares subject to performance goals and grants of Restricted Performance Stock are subject to the same terms and conditions specified for grants of Restricted Stock.

Unrestricted Common Shares

The Committee may grant unrestricted common shares to any participant under the Third A&R 2006 Plan other than Company Directors on such terms and conditions as the Committee determines. The Board has the same authority to grant unrestricted common shares to Company Directors.

Performance Units

The Committee may grant Performance Units to any participant under the Third A&R 2006 Plan other than Company Directors. The Board has the same authority to grant Performance Units to Company Directors.

Each Performance Unit represents the right of a participant to receive an amount equal to the value of the Performance Unit, established by the Committee or the Board at the time the Award is granted. The Committee or the Board will determine the maximum dollar value of each Performance Unit and, in the discretion of the Committee or the Board, the measure of a Performance Unit may be equal to the fair market value of one common share.

In each award agreement, the Committee or the Board, as appropriate, will establish (i) the performance period during which performance will be measured and (ii) the performance goals for a participant for a particular performance period based upon various performance measures (described below under “General Performance Goals”).  Further, the Committee or the Board will set performance goals in its discretion which will, depending on the extent to which they are met, determine the value and/ or number of Performance Units that will be paid out to the participant.

After the applicable performance period has ended, the holder of Performance Units will be entitled to receive payout on the value and number of Performance Units earned during such performance period to the extent the applicable performance goals have been met. In determining the number of Performance Units to be granted to any participant, the Committee or the Board will take into account the participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and any other considerations as it deems appropriate.  Awards may be paid in cash or common shares, or any combination of the two, as determined by the Committee or the Board. Payment may be made in a lump sum or in installments and will be subject to such other terms and conditions as the Committee or the Board determines.

General Performance Goals

The performance goals, upon which the payment or vesting of an Award to any employee that is intended to qualify as “performance-based compensation” under Section 162(m) may be based, are limited to the following performance measures:

•	earnings per share (actual or targeted growth);
•	net income after capital costs;
•	net income (before or after taxes);
•	return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, return on average equity, pre-provision net revenue, or return on tangible common equity);
•	efficiency ratio;
•	full-time equivalency control;
•	stock price (including, but not limited to, growth measures, share price appreciation, or total shareholder return);
•	non-interest income compared to net interest income ratio;
•	expense targets (including, but not limited to, reduction in or maintenance of non-interest expense);
•	operating efficiency;
•	economic value added or EVA(R);
•	credit quality measures;
•	customer satisfaction measures;
•	loan growth;
•	deposit growth;
•	net interest margin;
•	fee income;
•	operating expense;
•	balance sheet measures including assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, and investments;
•	balance sheet management;
•	fair market value of the common shares of Peoples;
•	interest income;
•	investment management;
•	maintenance or improvement of net interest income;
•	market capitalization;
•	market share;
•	non-interest income growth;
•	pretax income;

•	productivity ratios;
•	reduction or maintenance in non-interest expense;
•	revenues;
•	risk management measures including interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings;
•	shareholder returns;
•	share price appreciation; and
•	tangible common equity.

For Awards not intended to comply with Section 162(m), the Committee or the Board may establish performance goals based upon any of the performance measures described above or upon any other performance criteria the Committee or the Board deems appropriate.

In either case, the Committee or the Board must establish performance goals in writing for each performance period no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the expiration of 25% of the performance period. Except as otherwise provided in the Third A&R 2006 Plan or an award agreement, as of the end of each performance period, the Committee or the Board must certify in writing the extent to which a participant has or has not met the participant’s performance goal(s). To the extent consistent with Section 162(m), if applicable, performance goals may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting Peoples and/or one of our subsidiaries or changes in applicable tax laws or accounting principles.

Additionally, to the extent permitted by Section 162(m), if applicable, the Committee or the Board must make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting the common shares of Peoples, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on common shares but which is affected by an event having an effect similar to those just described.

Furthermore, any of the performance measures described above may be used to measure performance with respect to solely Peoples and/or any of our subsidiaries, or relatively between Peoples and/or any subsidiary and one or more unrelated entities. In addition, the Committee can apply different performance measures to different participants or groups of participants, and to results achieved by solely Peoples or any of our subsidiaries, a combination of the two, or any combination of business units or divisions of Peoples and our subsidiaries.

Change in Control

Under the Third A&R 2006 Plan, “change in control” means a change in the ownership or effective control of Peoples or in the ownership of a substantial portion of the assets of Peoples (within the meaning of Section 409A of the Internal Revenue Code). The Third A&R 2006 Plan clarifies that a “change in control” means:

•

a change in the ownership of Peoples where one person, or more than one person acting as a group (as determined under the terms of the Third A&R 2006 Plan), acquires ownership of more than 50% of Peoples’ stock, measured based on the total fair market value or total voting power of Peoples’ stock;

•	a change in the effective control of Peoples where one person, or more than one person acting as a group, acquires ownership of more than 30% of the total voting power of Peoples’ stock;
•

a change in the members of the Board, where a majority of Peoples’ directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•	a change in the ownership of more than 40% of the total gross fair market value of all of the assets of Peoples immediately before such acquisition or acquisitions.

In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the “Acquiror”) does not assume or substitute equivalent Awards for outstanding grants of Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units, all outstanding Options and SARs will become immediately and fully exercisable and, in the case of Restricted Stock (other than Restricted Performance Stock), all outstanding Awards will become immediately and fully vested. In the case of Restricted Performance Stock and Performance Units, all outstanding Awards will be deemed to have been fully earned based on the target level of performance being attained as of the effective date of the change in control. Additionally, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding Restricted Stock, Restricted Performance Stock or Performance Units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples’ securities relating to such Awards. Notwithstanding the foregoing, any Option intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve such status.

In the event of a change in control where Peoples is the surviving entity, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates, then all outstanding Awards or substitutes will remain outstanding and be governed by their respective terms and the provisions of the Third A&R 2006 Plan. In such a change in control scenario:

•

if a participant is terminated without cause or the participant terminates for good reason within 24 months following the change in control, and Peoples is the surviving corporation or the Acquiror has assumed the outstanding Awards, then all of the participant’s outstanding Options and SARs or substituted equivalent equity awards will become immediately and fully exercisable and, in the case of Restricted Stock (other than Restricted Performance Stock Awards), all outstanding Awards will become immediately and fully vested.  In the case of Restricted Performance Stock and Performance Units, all of the participant’s outstanding Awards will be deemed to have been fully earned based on the target level of performance being attained.  In the case of outstanding Options or SARs, the participant may exercise these Options or SARs at any time within one year after such termination, except that an Option or SAR will not be exercisable on any date beyond the expiration date of such Option or SAR.  If the participant dies after such termination, the exercisability of all outstanding Options or SARs will be treated in the same manner as that provided for a termination due to retirement (as further described below in “Termination”); and

•

if a participant is terminated for cause within 24 months following such change in control and Peoples is the surviving corporation or the Acquiror has assumed the outstanding Awards, then any outstanding Options or SARs of such participant will expire, any non-vested outstanding Restricted Stock, Restricted Performance Stock or Performance Units will be forfeited, and all rights under all such outstanding Awards will terminate immediately.

Peoples does not have the power to amend or terminate any provision regarding the effect of a change in control if any such amendment or termination would adversely affect the rights of any participant under the Third A&R 2006 Plan.

Tax Withholding

Peoples has the power and the right to deduct or withhold, or require a participant to remit to Peoples, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Third A&R 2006 Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted under the Third A&R 2006 Plan, a participant may elect, subject to the approval of the Committee or the Board, as appropriate, to satisfy the withholding requirement, in whole or in part, by having Peoples withhold common shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable, must be made in writing and signed by the participant, and will be subject to any restrictions or limitations that the Committee or the Board, as applicable, in its sole discretion, deems appropriate. However, the Committee or the Board, as applicable, may approve a participant’s authorization to deduct or withhold a higher level of tax withholding than the minimum statutory total tax.

Termination

Subject to the provisions of individual award agreements, the following summarizes the effect of various termination events on Awards to participants in the Third A&R 2006 Plan:

•

Termination due to death: Unless otherwise provided by the Committee, all outstanding Options, SARs and Restricted Stock not subject to performance goals will vest and, if applicable, become exercisable; a portion of the Options, SARs and Restricted Stock subject to performance goals, determined by multiplying the number of common shares subject to such Options, SARs and Restricted Stock by a fraction, the numerator of which is the number of whole months elapsed during the performance period prior to the participant’s death, and the denominator of which is the number of months in the performance period, will immediately vest; and any SARs and any Options that are then, or become, exercisable (and have not yet been exercised) may be exercised by the participant’s personal representative at any time before the earlier of (i) one year after the participant’s death, or (ii) the expiration date of the Award.

•

Termination due to disability or retirement: Unless otherwise provided by the Committee, all outstanding unvested Options, SARs and Restricted Stock will become fully vested and, if applicable, exercisable at the time and under the conditions, including attainment of the performance goals, as such Options, SARs and Restricted Stock would otherwise vest and become exercisable pursuant to the terms of the award agreement; and any Options and SARs that are exercisable at the time of the participant's termination or become exercisable at that time (and have not yet been exercised) may be exercised at any time before the earlier of (i) one year after the date such Option or SAR became vested, or (ii) the expiration date of the Award.  However, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

•

Termination due to any reason other than death, disability, discharge for cause, or retirement:  Any outstanding Options or SARs may be exercised at any time within three months after such termination up to the number of common shares covered by the portion of such Options or SARs which is exercisable (and has not yet been exercised) at the date of such termination.  However, no Option or SAR will be exercisable after the expiration date of such Option or SAR.  Any other Awards that are not vested on the date of termination will immediately terminate and be of no further force or effect.

•

Termination for cause: Any Options or SARs, whether or not then exercisable, will expire and any rights thereunder will terminate immediately, and any non-vested Restricted Stock Awards will immediately be forfeited and any rights thereunder will terminate.

•

Termination due to retirement, but participant dies with one year of such retirement and before the exercise of all of the participant's outstanding Options or SARs: Such Options or SARs may be exercised by the participant’s personal representative at any time before the earlier of (i) one year after the participant's death or (ii) the expiration date of the Award. However, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

•	Termination at any time during an applicable performance period: Awards of Performance Units will terminate for all purposes, except as may otherwise be determined by the Committee.
•

Termination at any time following the end of an applicable performance period, but prior to full payment: Awards of Performance Units will terminate except when the termination is due to death, disability or retirement or as may otherwise be determined by the Committee.

Adjustments

In the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Peoples, appropriate adjustments will be made by the Committee or the Board, as the case may be, (or if Peoples is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Third A&R 2006 Plan, the number and kind of shares and the option price per share subject to outstanding Option or the exercise price per share subject to outstanding SARs or the number and kind of shares which may be issued under outstanding Restricted Stock Awards or pursuant to Awards of unrestricted common shares.

Subject to the provisions of the Third A&R 2006 Plan, appropriate adjustments will also be made by the Committee or the Board, as the case may be, in the terms of any Awards to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board will be conclusive and binding for all purposes under the Third A&R 2006 Plan.

All adjustments will be made consistent with the requirements of Section 409A of the Code, to the extent applicable.

Clawback

Any Award which is subject to recovery under any law, governmental regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, governmental regulation or stock exchange listing requirement (or any policy adopted by Peoples whether or not such adoption was pursuant to such law, governmental regulation or stock exchange listing requirement). The Third A&R 2006 Plan clarifies that Peoples may clawback gains from Awards if certain financial restatements occur.

Limitations on Transferability of Awards

During a participant’s lifetime, any Award held by the participant may be exercised only by the participant or any guardian or legal representative of the participant. In addition, Awards are not transferable except by will or the laws of descent and distribution.

Amendment, Suspension and Termination of the Third A&R 2006 Plan

The Board, in its discretion, may suspend or terminate the Third A&R 2006 Plan or any portion of the Third A&R 2006 Plan at any time and may amend the Third A&R 2006 Plan from time to time as needed (i) in order that any Awards thereunder conform to any change in applicable laws or regulations, or (ii) in any other respect deemed by the Board to be in the best interests of Peoples. No termination, amendment or suspension of the Third A&R 2006 Plan by the Board may adversely affect in any material way any outstanding Options, SARs, Restricted Stock Awards or Performance Units without the consent of the affected participant.

Without shareholder approval, no amendment may: (i) increase the number of common shares which may be issued under the Third A&R 2006 Plan (except as provided above in “Adjustments”); (ii) expand the types of awards available to participants under the Third A&R 2006 Plan; (iii) materially expand the class of employees and/or advisors eligible to participate in the Third A&R 2006 Plan; (iv) materially change the method of determining the option price of Options or the exercise price of SARs; (v) delete or limit the provisions of the Third A&R 2006 Plan prohibiting the repricing of Options and SARs; or (vi) extend the termination date of the Third A&R 2006 Plan. Additionally, to the extent that shareholder approval is required to satisfy applicable laws, regulations or standards of any stock exchange on which the common shares are listed, such amendment may be made without the requisite approval.

The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards or Performance Unit Awards in any manner to the extent that the Third A&R 2006 Plan has provided the initial authority to the Committee to grant such Awards as so modified or amended.

Subject to the above conditions, the Board can amend the Third A&R 2006 Plan and any award agreements without any additional consideration to affected participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the Third A&R 2006 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her own tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the Third A&R 2006 Plan.

Incentive Stock Options

Incentive Stock Options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an Incentive Stock Option is granted and Peoples will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an Incentive Stock Option provided that the participant was, without a break in service, an employee of Peoples or one of our subsidiaries during the period beginning on the grant date of the Incentive Stock Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to death or disability).

If a participant acquires common shares by exercising an Incentive Stock Option and continues to hold those common shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when the participant disposes of the common shares minus the option price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when the participant disposes of the common shares is greater or less than the option price the participant paid. Upon a qualifying disposition, Peoples is not entitled to a deduction.

If a participant disposes of the common shares before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess, if any, of (i) the fair market value of the common shares on the date the Incentive Stock Option was exercised or, if less, the amount received on the disposition, over (ii) the option price. Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes.  Any amount realized in excess of the fair market value of the common shares on the date of exercise will be capital gain. If the amount realized is less than the option price, the participant generally will recognize a capital loss equal to the excess of the option price over the amount realized upon the disposition of the common shares.

The rules that generally apply to Incentive Stock Options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from Incentive Stock Options.

Nonqualified Stock Options

Nonqualified Stock Options do not receive the special tax treatment afforded to Incentive Stock Options under the Internal Revenue Code, although a participant will not recognize any income when a Nonqualified Stock Option is granted and Peoples will not receive a deduction at that time. However, unlike an Incentive Stock Option, when a Nonqualified Stock Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the option price. If a participant uses common shares or a combination of common shares and cash to pay the option price of a Nonqualified Stock Option, the participant will have ordinary income equal to the fair market value of the excess of the number of common shares that the participant purchases over the number the participant surrenders, less any cash the participant uses to pay the option price. When a Nonqualified Stock Option is exercised, Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the common shares that the participant acquired by exercising a Nonqualified Stock Option is greater than the option price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the participant acquired the common shares. But, if the amount a participant receives when the participant disposes of the common shares that the participant acquired by exercising a Nonqualified Stock Option is less than the option price the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the participant acquired the common shares.

SARs

A participant will not recognize any income when an SAR is granted and Peoples will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the cash and/or the fair market value of the common shares the participant receives upon exercise over the aggregate exercise price.  Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes. If the amount a participant receives when the participant disposes of any common shares acquired upon the exercise of an SAR is greater than the fair market value of the common shares when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the SAR was exercised. But, if the amount the participant receives when the participant disposes of the common shares is less than the fair market value of the common shares when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the SAR was exercised.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize ordinary income when Restricted Stock is granted and Peoples will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the shares of Restricted Stock vest (i.e., when the participant can no longer forfeit them) equal to the fair market value of the common shares the participant receives when the restrictions lapse, less any consideration paid for the Restricted Stock, and Peoples generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of these common shares is greater than the fair market value of the common shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested. But, if the amount the participant receives when the participant disposes of these common shares is less than the fair market value of the common shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the common shares underlying the Restricted Stock on the grant date, and Peoples will be entitled to a deduction equal to the ordinary income that the participant recognizes at that time.  However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the common shares, any appreciation in the fair market value of the common shares between the grant date and the date the participant disposes of the common shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the grant date. But, if the amount the participant receives when the participant disposes of these common shares is less than the fair market value of the common shares underlying the Restricted Stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the grant date. Also, if a participant forfeits the participant’s Restricted Stock, the participant cannot take a tax deduction in connection with that forfeiture.

Restricted Performance Stock and Performance Units

A participant will not recognize taxable income when Peoples grants the participant Restricted Performance Stock and/or Performance Units and Peoples will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the Award, the participant will recognize ordinary income equal to the cash and/or the fair market value of the common shares the participant receives upon settlement.  Peoples generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the common shares acquired upon the settlement of Restricted Performance Stock or Performance Units is greater than the fair market value of the common shares when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after they were issued.  But, if the amount the participant receives when the participant disposes of these common shares is less than the fair market value of the common shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were issued.

Unrestricted Common Shares

Upon an issuance of an Award of unrestricted common shares, a participant will recognize ordinary income equal to the fair market value of the common shares issued and Peoples will receive a deduction in the same amount at that time.

Section 162(m) of the Internal Revenue Code

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction to publicly-held companies for compensation paid in excess of $1,000,000 in a year for certain officers except to the extent such excess compensation qualified as “performance-based compensation.”  Certain Awards granted under the Second A&R 2006 Plan may qualify as “performance-based compensation” under Section 162(m).  For an Award granted under the Second A&R 2006 Plan, other than an Option or an SAR, to qualify as “performance-based compensation,” the lapse of restrictions on the Award, and distribution of cash, common shares or other property pursuant to such Award was required to be contingent upon satisfying one or more of the performance goals described above under the caption “General Performance Goals”, as established and certified by the Committee and the Award must satisfy the other requirements under Section 162(m). Any Options or SARs granted under the Second A&R 2006 Plan were historically expected to qualify as “performance-based compensation” due to the terms under which such Awards must be granted.

Under the TCJA, the performance-based exception has been repealed and the $1,000,000 deduction limitation now applies to (i) anyone serving as the chief executive officer or the chief financial officer of Peoples at any time during the taxable year, (ii) the top three other highest compensated executive officers of Peoples serving at the end of the taxable year and (iii) any individual who had been a covered employee for any taxable year of Peoples that started after December 31, 2016.  However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that has not been modified in any material respect after that date.  Because of ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for the “performance-based compensation” exemption from Section 162(m) will avoid the deduction limit. We believe the amount of compensation paid to our executive officers that can be deducted will decrease compared to prior years.

Sections 280G and 4999 of the Internal Revenue Code

Sections 280G and 4999 of the Internal Revenue Code impose penalties on “excess parachute payments.” A parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Internal Revenue Code) in connection with a change in control in an amount equal to or greater than 300% of the recipient's taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” An “excess parachute payment” is an amount equal to the excess of any parachute payments over 100% of the base amount.

Some participants in the Third A&R 2006 Plan may receive payments in connection with a change in control. If this happens, the value of any such participant’s payments from the Third A&R 2006 Plan must be combined with other payments that the participant is entitled to receive in connection with a change in control under other agreements with or plans of Peoples or any of our subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant must pay a 20% excise tax on all amounts in excess of 100% of the base amount.  This tax is in addition to other federal, state and local income, wage and employment taxes.  Peoples may not deduct the amount of any excess parachute payment.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A.  Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity-based incentive compensation. It is intended that the Awards granted under the Third A&R 2006 Plan comply with or be exempt from the requirements of Section 409A.

Recommendation and Vote Required

THE COMPENSATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY
RECOMMEND THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE
APPROVAL OF THE THIRD AMENDED AND RESTATED 2006 EQUITY PLAN.

The affirmative vote of the majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Third A&R 2006 Plan. Broker non-votes will not be counted in determining whether the proposal has been approved. The effect of an abstention is the same as a vote “AGAINST” the proposal.

PROPOSAL NUMBER: 5

AMENDMENT TO SECTION 2.02 OF PEOPLES’ CODE OF REGULATIONS TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS COMMENCING WITH THE ELECTION OF DIRECTORS OF PEOPLES AT THE 2019 ANNUAL MEETING

Upon recommendation by the Governance and Nominating Committee, on January 25, 2018, the Board adopted and now recommends shareholder adoption of an amendment to division (D) of Section 2.02 of Peoples' Code of Regulations to eliminate the classification of the Board.  Division (D) of Section 2.02 currently provides that the Board shall be divided into three classes, with the directors in each class standing for election at every third annual meeting of shareholders. The Board has determined that this provision should be amended to provide instead for the annual election of all directors. The Board unanimously adopted a resolution approving a declassification amendment to the Code of Regulations, which will provide for the annual election of all directors, and is recommending that Peoples’ shareholders adopt that amendment.

If the proposed amendment is approved, all directors would be elected to one-year terms commencing with the 2019 Annual Meeting. In order to facilitate the transition from classified three-year terms to non-classified one-year terms, each director whose term would not otherwise expire at the 2019 Annual Meeting has agreed to tender his or her resignation effective immediately prior to the 2019 Annual Meeting.

The Board believes that the election of directors is a primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies. Although proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board and enhance the independence of non-employee directors, an increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of shareholders to evaluate and elect all directors on an annual basis. Accordingly, an increasing number of companies have been taking actions to provide for the annual election of directors.

Peoples is committed to good corporate governance. Accordingly, the Board considered the various positions for and against a classified board, particularly in light of evolving corporate governance practices and investor sentiment.  The Board recognizes that annual elections are considered a “best practice” in the area of corporate governance, as it provides shareholders the opportunity to hold every member of the Board accountable for performance every year. The Board has determined that adopting a resolution adopting an amendment to division (D) of Section 2.02 of the Code of Regulations that provides for the annual election of all directors is in the best interests of Peoples and its shareholders.

Appendix B shows the changes to the relevant portions of division (D) of Section 2.02 of Peoples' Code of Regulations resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this amendment will become immediately effective.

Recommendation and Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO SECTION 2.02 OF PEOPLES’ CODE OF REGULATIONS.

The affirmative vote of the holders of at least a majority of the outstanding common shares is required to adopt the amendment to division (D) of Section 2.02 of Peoples’ Code of Regulations. The effect of either an abstention or a broker non-vote is the same as a vote “AGAINST” the proposed amendment.

EXECUTIVE COMPENSATION:

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2017 Fiscal Year Performance and Compensation

The Compensation Committee has responsibility for establishing, implementing and continually monitoring our executive compensation program. In particular, the Compensation Committee determines the compensation of our named executive officers (“NEOs”), which included our Chief Executive Officer (“CEO”), our Chief Financial Officer, and our three other most highly-compensated executive officers who were serving as executive officers at the end of 2017. The NEOs for 2017 were:

•	Charles W. Sulerzyski, President and CEO
•	John C. Rogers, Executive Vice President, Chief Financial Officer and Treasurer
•	Douglas V. Wyatt, Executive Vice President and Chief Commercial Banking Officer (Mr. Wyatt assumed this position effective April 1, 2017)
•	Carol A. Schneeberger, Executive Vice President and Chief Administrative Officer
•	Robyn A. Stevens, Executive Vice President and Chief Credit Officer

The Compensation Committee strives to ensure that the total compensation paid to the NEOs is reasonable, competitive and aligned with the best interests of the shareholders.

2017 Business Highlights

Peoples achieved success in several major areas in 2017. We generated quality loan growth, increased our net interest margin, effectively managed our credit costs, grew our revenues and controlled our expenses, while completing two insurance agency acquisitions and entering into our first bank acquisition agreement since 2014. Below is a list of notable accomplishments in 2017:

•	We grew total revenues by 6% compared to 2016.
•	We controlled expenses, with only 1% growth in non-interest expenses compared to 2016.
•	We grew average loan balances by 8% compared to 2016.
•	Net interest margin increased to 3.62%, compared to 3.54% in 2016.
•	Nonperforming assets at December 31, 2017 decreased by 32% compared to December 31, 2016.

These accomplishments drove the improvement in our key performance metrics in 2017 compared to 2016 -- in particular, increased net income, increased diluted earnings per common share, greater return on average assets, and greater return on average stockholders' equity. The solid performance contributed to the increase in the market price of our common shares and allowed us to increase the rate of cash dividends paid, which resulted in a greater total return to our shareholders.

Goals for 2017 Incentive Awards

The performance goals for the incentive awards based on 2017 performance were designed so that the target level of awards would be paid if we met our budgetary goals, which represented our target level of performance. We believed that these goals would position Peoples for future growth. Highlights of our performance goals for 2017 are as follows:

•	Target return on average assets of 0.99% was 3 basis points higher than the target in 2016 of 0.96% and 5 basis points higher than the result used in determining 2016 incentive payment amounts.
•

Target efficiency ratio of 62.33% represented a 237 basis point improvement over the 2016 target of 64.70% and a 280 basis point improvement over the results used in determining 2016 incentive payment amounts.

•	Target diluted earnings per share of $1.92 was 9% higher than the target of $1.76 in 2016 and 12% higher than the results used in determining 2016 incentive payment amounts.

2017 Actual Results vs. Performance Goals

The following is a comparison of our 2017 results versus our 2017 performance goals:

•

We achieved between target and maximum levels of performance for each of the metrics applicable to our incentive awards, which supported incentive awards under our annual cash and equity-based incentive program that were greater than target but less than the maximum award opportunities.

•	Our return on average assets of 1.10% was 11 basis points above the target level of 0.99% and nine basis points short of the maximum level of 1.19%.
•	Our efficiency ratio of 62.20% was slightly better than the target level of 62.33%, but not as good as the maximum level of 60.46%.

•	Our diluted earnings per share of $2.10 was $0.18 above the target level of $1.92 and $0.20 short of the maximum level of $2.30.
•	Our NEOs achieved, to varying degrees, their respective individual performance objectives.

2017 Compensation Actions

Our compensation philosophy is designed to provide incentives and recognition for Peoples' execution of a strategy that increases shareholder value over time. Accordingly, and by design, the executive compensation received by the NEOs for 2017 generally reflected the 2017 results of achieving between the target and maximum levels of the performance goals we set for the year. Thus, cash and equity incentives were awarded to each of the NEOs generally at levels between the applicable target and maximum payout potentials for those awards. Mr. Sulerzyski's total direct compensation for 2017 performance was $1,161,968, compared to the total direct compensation he received for 2016 performance in the amount of $916,971. Total direct compensation means the total of base salary and any cash and equity-based incentive payments earned for a given year's performance.

Highlights of our 2017 compensation actions were as follows:

•	Cash incentive payments were awarded to the NEOs for 2017 results based on achieving between the target and maximum levels of performance for each of the corporate performance goals.
•

Equity-based incentive payments were awarded to the NEOs from a pool created by using 2017 results based on achieving between the target and maximum levels of performance for each of the corporate performance goals.

•

For the purpose of providing an additional link between executive compensation and the achievement of the long-term objectives of Peoples’ strategic plan, the Compensation Committee approved a one-time supplemental long-term incentive program in the form of a grant of performance unit awards to the NEOs covering a 24-month performance period beginning January 1, 2018 and ending on December 31, 2019.

•	A salary increase was approved for each of the NEOs for 2018.

Notable Pay Practices

We believe our compensation programs and philosophy are appropriately designed to reward performance, protect the interests of our shareholders, and provide appropriate incentives to executive management, while not encouraging excessive risk-taking. We believe in tying compensation to the results achieved. Below is an overview of our pay practices, which reflect these beliefs:

•	We target market median pay levels, and we consider peer and market data in setting pay.
•	We link pay to performance.
•	We require a minimum level of corporate performance before any incentive compensation is paid to the NEOs.
•	We have a stock holding requirement with respect to equity-based compensation awarded to the NEOs.
•	We have an executive incentive compensation clawback policy to ensure that incentive compensation paid to our NEOs is based on accurate financial data.
•

A double trigger (i.e., both a change in control and a termination of employment) is required for payment under our change in control agreements with our NEOs.  Beginning in 2016 with the change in control agreements with Ms. Stevens and Mr. Wyatt, we define compensation for the purpose of calculating the amount of severance to be the sum of the NEO’s annualized monthly base salary plus the average of annual cash incentives paid to the NEO over the prior three years.

•	We prohibit our NEOs from hedging or pledging their Peoples common shares, and we require that they obtain pre-clearance before trading in Peoples common shares.
•	We conduct an annual risk assessment of our compensation programs.
•	We hold an annual shareholder advisory “say-on-pay” vote.
•	We annually review the independence of our compensation advisors.
•	Our Compensation Committee is comprised entirely of independent directors.

Additional information about our annual results and our compensation decisions follows. We believe this information will provide guidance on how our decisions, established programs, and corporate results came together in the compensation decisions made by the Compensation Committee.

Total Shareholder Return

The value we return to our shareholders is an important component of our compensation philosophy. Peoples' corporate performance is benchmarked against many metrics in order to provide a view of the more specific performance components that combine to drive the total annual return for our shareholders. Long-term growth in total shareholder return is a tenet of our compensation strategy, as a large portion of our NEOs’ compensation is paid in the form of restricted common shares, the value of which is tied to our stock price. As shown on the graphs below, the return to solid operating performance in 2016 and 2017 translated into greater total returns for our shareholders. Peoples' total one-year shareholder return was 3.1% for 2017 and 77.6% for 2016 compared to a negative 25.3% for 2015. The Peer Group (as defined on page 61) median total one-year shareholder return was 1.7% for 2017, 54.1% for 2016 and 8.3% for 2015.

Mr. Sulerzyski's total direct compensation for performance in 2017 reflects the continued improvement in total shareholder return for 2017 and represents an increase of 26.7% compared to his total direct compensation for performance in 2016.

The following graphs show the total shareholder return for Peoples and the median of the Peer Group for each of the three years ending December 31, 2017.

Total Shareholder Return as of December 31, 2017 (1)

(1)	Comparison of one-year, three-year, and five-year annualized total shareholder returns of Peoples and the Peer Group. Each total shareholder return includes the impact of dividends.

Total Shareholder Return as of December 31, 2017, December 31, 2016 and December 31, 2015 (1)

(2)	Comparison of one-year annualized total shareholder returns of Peoples and the Peer Group. Each total shareholder return includes the impact of dividends.

Performance Relative to Specific Key Metrics which Drive Shareholder Return

We objectively review our performance in various categories to ensure that we are making progress towards our strategic goals. The metrics below provide an overall view of our performance in specific, measurable areas, which ultimately translate to the measurable total returns for our shareholders noted in the previous chart.

The following table illustrates the performance of Peoples during the five-year period ended December 31, 2017 with respect to several key performance metrics. The table highlights the improved results in 2017 compared to 2016. Generally, we showed marked improvement across these metrics, which supports the incentives awarded for 2017 performance.

	2017	2016	2015	2014	2013
Net Income (in 000s)	$38,471	$31,157	$10,941	$16,684	$17,574
Diluted Earnings per Common Share	$2.10	$1.71	$0.61	$1.35	$1.63
Return on Average Assets	1.10%	0.94%	0.35%	0.74%	0.91%
Pre-Provision Net Revenue to Total Average Assets (1)	1.65%	1.48%	0.96%	1.10%	1.26%
Return on Average Stockholders' Equity	8.54%	7.20%	2.69%	6.16%	7.92%
Tier 1 Capital Ratio	13.74%	13.21%	13.67%	14.32%	12.42%
Nonperforming Assets as a Percent of Total Assets	0.49%	0.75%	0.62%	0.47%	0.39%
Provision for (Recovery of) Loan Losses (in 000s)	$3,772	$3,539	$14,097	$339	$(4,410)
Criticized Loans as Percent of Total Loans (2)	3.84%	4.46%	5.89%	4.60%	4.94%
Classified Loans as Percent of Total Loans (3)	1.97%	2.59%	2.91%	2.76%	3.07%

(1)

These amounts represent non-Generally Accepted Accounting Principles (“GAAP”) financial measures since pre-provision net revenue, which is defined as net interest income plus total fee-based income minus non-interest expense, excludes the provision for loan losses and all gains and losses included in earnings. Additional information regarding the calculation of these measures can be found in “ITEM 7 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under the caption “Pre-Provision Net Revenue.”

(2)	Criticized loans includes loans categorized as special mention, substandard or doubtful.
(3)	Classified loans includes loans categorized as substandard or doubtful.

Pay for Performance

The Compensation Committee and management believe that our executive compensation programs are designed to incentivize sound and fundamental growth and profitability of Peoples, which will lead to improved returns to the shareholders. In years where we achieve our strategic goals, and where actual performance meets or exceeds performance goals, compensation in the form of incentive payouts will increase. When we do not meet the expectations and goals we set as a company, incentive payouts will be reduced or not made at all, reflecting the design of our incentive awards.

The chart below shows Mr. Sulerzyski's total direct compensation for fiscal years 2012 through 2017 and Peoples' corresponding return on average assets (“ROAA”) in those years (and, for fiscal year 2014, ROAA as adjusted for one-time expenses incurred in 2014 relating to financial institution acquisitions, which was a performance goal measured that year). The compensation amount displayed for each year reflects the amount earned for performance in terms of growth and profitability of Peoples in that year.  This chart illustrates how the changes in Mr. Sulerzyski’s annual direct compensation generally tracked the changes in Peoples’ annual return on average assets.

The table below shows incentive compensation payouts for the NEOs based upon 2016 and 2017 results. Performance for 2016 and 2017 was consistent with the objectives of our strategic plan, and, therefore, incentive compensation was paid to the NEOs for 2016 and 2017 results. Incentive compensation paid for 2016 performance generally reflected Peoples’ performance between threshold and target levels in 2016.  Whereas, incentive compensation paid for 2017 performance generally reflected Peoples’ performance between target and maximum levels of performance in 2017.  These awards reflected Peoples’ performance as compared to the goals for 2016 and 2017.

Name	2016 Cash Incentive as % of 2016 Base Salary (1)	2017 Cash Incentive as % of 2017 Base Salary (2)	2016 Equity- Based Incentive as % of 2016 Base Salary (3)	2017 Equity- Based Incentive as % of 2017 Base Salary (4)
Charles W. Sulerzyski	43.8%	63.5%	39.6%	62.1%
John C. Rogers (5)	35.0%	43.1%	18.4%	29.5%
Douglas V. Wyatt (6)	-	44.2%	-	32.0%
Robyn A. Stevens	27.9%	43.5%	32.8%	32.5%
Carol A. Schneeberger	35.4%	38.2%	23.7%	30.0%

(1)

Amounts in this column reflect the percentage of 2016 base salary represented by cash incentive payments earned for 2016 performance and paid in 2017, excluding discretionary cash bonuses. Each percentage is based upon the actual base salary earned in 2016. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2016, in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(2)

Amounts in this column reflect the percentage of 2017 base salary represented by cash incentive payments earned for 2017 performance and paid in 2018.  No discretionary cash bonuses were paid for 2017 performance. Each percentage is based upon the actual base salary earned in 2017. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2017, in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(3)

Amounts in this column reflect the percentage of 2016 base salary represented by awards of restricted common shares (valued using The NASDAQ Global Select Market® closing price of Peoples' common shares on the grant date) which were granted in 2017 for 2016 performance. Base salary is reported in the “Salary” column for 2016 in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement. The restricted common share awards are reported in the “Stock Awards” column for 2017 in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(4)

Amounts in this column reflect the percentage of 2017 base salary represented by awards of restricted common shares (valued using The NASDAQ Global Select Market® closing price of Peoples' common shares on the grant date) which were granted in 2018 for 2017 performance. Base salary is reported in the “Salary” column for 2017 in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement. The restricted common share awards will be reported in the “Stock Awards” column for 2018 in the “SUMMARY COMPENSATION TABLE FOR 2018” in the Proxy Statement for the 2019 Annual Meeting of Shareholders.

(5)

Mr. Rogers' compensation package when he joined Peoples in 2015 included receiving at least a target cash incentive payout of 35% for 2016 performance. Standalone 2016 performance would have resulted in a cash incentive payment totaling 32.8% of base salary.

(6)	Mr. Wyatt became Executive Vice President and Chief Commercial Banking Officer of Peoples on April 1, 2017.

Pay for Performance - Our Key Compensation Decisions

Because we believe in tying compensation to performance, the Compensation Committee made the following decisions regarding the NEOs' compensation as a result of the performance results for 2017, performance relative to our peers and to our goals, and the level of achievement of both annual and long-term goals described below. Additionally, the Compensation Committee considered Peoples' objectives in attracting, rewarding and retaining talent within the organization and providing incentives to the NEOs to provide leadership in the execution of Peoples' strategic plan.

•

CEO Compensation: Based upon the Compensation Committee's review of corporate and individual performance, Mr. Sulerzyski's base salary was increased from $515,000 to $565,000 for 2018. The increase was in recognition of the improved performance of Peoples and the quality of Mr. Sulerzyski’s leadership. For 2017 performance, Mr. Sulerzyski earned a cash incentive payment of $327,000 (63.5% of his 2017 base salary, between target of 50% and maximum of 75%) and 9,031 restricted common shares under the equity-based long-term incentive plan. The restricted common shares were granted to Mr. Sulerzyski on February 2, 2018, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and had positive net income for each of the fiscal years comprising the vesting period. In the event the performance metrics are not met in a given year, then the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. The grant date fair value of the restricted common shares was $319,968 (62.1% of 2017 base salary), based on the closing price of Peoples' common shares on the grant date. Each of the cash incentive payment and the grant of restricted common shares was determined based on corporate and individual achievement of the threshold level or above in the performance goals set by the Compensation Committee and the independent members of the full Board.

	2018	2017				2016
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive ($)	Long-Term Incentive Payout in 2018 for 2017 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive ($)	Long-Term Incentive Payout in 2017 for 2016 Performance ($)	Total Direct Compensation ($)
Charles W. Sulerzyski	$565,000	$515,000	$327,000	$319,968	$1,161,968	$500,000	$218,982	$197,989	$916,971

•

Other NEO Compensation: Compensation decisions for the other NEOs are summarized in the table below. Based on the Compensation Committee's review of corporate and individual performance, Mr. Rogers' salary was increased from $305,000 to $315,000, Ms. Schneeberger's salary was increased from $250,000 to $260,000, Ms. Stevens' salary was increased from $215,000 to $230,000, and Mr. Wyatt’s salary was increased from $250,000 to $260,000 for 2018. Cash incentive awards were based on achievement of corporate and individual goals at varying levels from threshold to maximum. Restricted common shares were granted to each NEO on February 2, 2018, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and had positive net income for each of the fiscal years comprising the vesting period. In the event the performance metrics are not met in a given year, the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third.

	2018	2017				2016
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive and Bonus ($)	Long-Term Incentive Payout in 2018 for 2017 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive and Bonus ($)		Long-Term Incentive Payout in 2017 for 2016 Performance ($)	Total Direct Compensation ($)
John C. Rogers	$315,000	$305,000	$131,500	$89,992	$526,492	$300,000	$155,000	(1)	$55,114	$510,114
Douglas V. Wyatt (2)	$260,000	$250,000	$110,500	$79,966	$440,466	-	-		-	-
Robyn A. Stevens	$230,000	$215,000	$93,500	$69,974	$378,474	$168,231	$60,000	(3)	$55,114	$283,345
Carol A. Schneeberger	$260,000	$250,000	$95,500	$74,970	$420,470	$233,000	$105,000	(4)	$55,114	$393,114

(1)

Mr. Rogers was paid a cash bonus of $50,000 on January 15, 2016. The cash bonus was part of his compensation package approved by the Compensation Committee in 2015 when he joined Peoples, and was contingent on Mr. Rogers remaining employed by Peoples on January 15, 2016. Mr. Rogers' compensation package also included receiving at least a target cash incentive payout of $105,000 for 2016 performance.

(2)	Mr. Wyatt did not become a named executive officer of Peoples until the 2017 fiscal year. Therefore, the compensation he received for 2016 is not shown in the above table.
(3)	Includes discretionary cash bonus of $13,053.
(4)	Includes discretionary cash bonus of $22,518.

Advisory Vote of Shareholders

The Compensation Committee reviewed and considered the non-binding advisory vote of shareholders (which approved the compensation of Peoples' NEOs for the 2016 fiscal year as disclosed in the Proxy Statement for the 2017 Annual Meeting of Shareholders) and focused on continuing to design executive compensation programs intended to meet the best interests of Peoples' shareholders. The result of the advisory vote in 2017 was 13,067,953 common shares voting in favor of the advisory resolution to approve the NEO compensation for 2016, an approval rate of 97% of the common shares voted, including abstentions. Considering this level of support, the Compensation Committee decided to generally maintain the structure of Peoples’ compensation programs for 2017.

The discussion and analysis which follows is intended to provide shareholders with information about the results upon which the Compensation Committee relied in making compensation decisions relative to 2017 performance. The Compensation Committee believes that its actions were consistent with Peoples' compensation philosophy and objectives, demonstrating that Peoples' NEOs continue to be incentivized to achieve results in the best interests of our shareholders. The Compensation Committee has determined that Peoples' compensation policies and practices do not threaten the value of Peoples or the investments of its shareholders, or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. See the discussion of the Compensation Committee's review in the section captioned “COMPENSATION COMMITTEE REPORT - Discussion of Risk Review and Assessment”, beginning on page 72 of this Proxy Statement.

Compensation Philosophy and Objectives

The overall philosophy for Peoples is to provide a compensation program which balances market, shareholder and regulatory considerations. In designing our compensation plans, we take into account both the absolute performance of Peoples, as well as relative improvement in the performance of Peoples during any given time period. The current incentive compensation awards are focused on both short-term and long-term goal achievement by Peoples through the use of cash and equity-based compensation in combinations that are driven by both annual and long-term goals and objectives for Peoples and the individual NEOs.

The goal of the compensation program for Peoples' NEOs is the same as our goal in the operation of Peoples' business: to create long-term value for our shareholders. In an effort to achieve this goal, we have designed and implemented a compensation program for the NEOs that:

•	rewards them for sustained positive financial and operating performance and leadership excellence;
•	aligns their interests with those of our shareholders;
•	attracts qualified talent; and
•	encourages strong performers to remain with Peoples for long and productive careers.

The elements of our compensation program consist of base salary, cash and equity-based incentive compensation, retirement and other benefits, and perquisites and other personal benefits. We combine the compensation elements for each NEO in a manner we believe optimizes the NEO's contribution to Peoples and our shareholders, motivates the NEO to attain the business goals set by Peoples, and rewards the NEO for attaining such goals without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.

While the Compensation Committee oversees the compensation of all officers and employees, a primary focus of the Compensation Committee is the compensation for Peoples' executive officers and other senior officers. The intent is to reward all employees for continuous improvement, and identification and implementation of best practices and, specifically, to set up compensation plans for executive officers and senior officers to reward those employees for enhancing shareholder value through profitable revenue growth and responsible risk management. The compensation philosophy established by the Compensation Committee covers the direct forms of compensation and serves as a tool that the full Board and management use to ensure the compensation programs developed are both competitive with respect to officer compensation and reasonable within the marketplace.

•

Base Salary: Base salaries for our executive officers are benchmarked at the median of those of similarly-situated officers serving with members of Peoples' Peer Group (as defined on page 61). Based upon individual circumstances, actual base salary levels may be higher or lower than this “market median.” For the purposes of the annual incentive program, and as used herein, “base salary” is defined as the base salary compensation paid during the calendar year.

•

Total Cash Compensation: Total cash compensation represents base salary plus any cash incentive payout received for annual performance. The long-term objective is for total cash compensation for our executive officers to be consistent with the market median of that received by similarly-situated officers serving with members of Peoples' Peer Group for achieving target performance. Likewise, the objective is for compensation for our executive officers to be at or above the 75th percentile of that received by similarly-situated officers if performance is achieved at the 75th percentile of the Peer Group.

•

Total Direct Compensation: Total direct compensation is comprised of total cash compensation plus the grant date fair value of equity-based awards. The objective is to grant equity-based awards only after performance goals for a fiscal year have been attained. Equity-based awards are granted with a three-year vesting period, which enhances employee retention and reduces the sensitivity to short-term performance. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meets performance criteria for each of the fiscal years comprising the vesting period. Equity-based awards are subject to three-year “cliff-vesting.” In the event the performance criteria are not met in a given year, the common shares as to which restrictions will lapse at the end of the cliff-vesting period are reduced by one-third. The long-term goal for total direct compensation is that the total direct compensation ranking for each NEO, compared to the total direct compensation of the similarly-situated officers serving with members of Peoples' Peer Group, will reflect a percentile similar to that resulting when Peoples' performance, as measured by return on average stockholders' equity, return on average assets, and other common performance measures used by the financial services industry, and especially community banks, is compared to that of the members of Peoples' Peer Group. For example, if target performance is achieved at both the individual and the corporate level, it is expected that each executive officer's total direct compensation will approximate the market median of similarly-situated officers serving with members of Peoples' Peer Group and that Peoples' performance under these common performance measures will generally align with the median performance of members of the Peer Group.

No specific formula is used to determine the allocation between compensation elements, as decisions regarding individual pay elements and overall target compensation levels are based on market median pay levels. However, the portion of the total direct compensation that could have been earned in the form of cash and equity-based incentives at target levels of performance emphasizes Peoples' focus on pay-for-performance during 2017. At 2017 target levels of performance, 49.5% of Mr. Sulerzyski's total direct compensation, and 37.5% of the other NEOs' total direct compensation, would have been in the form of performance-based compensation.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions related to the NEOs of Peoples and recommends to the full Board any equity-based award grants for the non-employee directors. Annually, the President and CEO of Peoples reviews the performance of each NEO (excluding his own) by comparing the results attained to Compensation Committee-approved goals, as well as the overall performance of Peoples as compared to Board-approved corporate performance goals. Both corporate and individual goals are defined for threshold, target and maximum levels of performance. This data forms the basis for the recommendations of the President and CEO to the Compensation Committee with respect to the compensation of the other NEOs, including base salary adjustments, and payout percentages (relative to base salary) for the annual cash incentive payments and equity-based incentive awards. The Compensation Committee considers the President and CEO's recommendations and uses the Compensation Committee's own discretion in making the final compensation decisions with respect to the NEOs, which may differ from the recommendations of the President and CEO.

Setting Executive Compensation

The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. The Compensation Committee from time to time engages the services of an independent compensation and benefits consultant in order to ensure that Peoples provides total direct compensation that is performance-based, consistent with its philosophy and competitive with its stated Peer Group (as defined on page 61), its geographic peers and the financial services industry in general. In 2017, the Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) to serve in this role. Pay Governance provided market intelligence on industry compensation trends along with views on specific compensation programs. In addition, from time to time and on a limited basis, Pay Governance provided comparative market compensation data information to Peoples. The amount paid for the consulting services was nominal. Pay Governance's lead consultant reports directly to the Chair of the Compensation Committee, who authorizes Pay Governance's work. Pay Governance's lead consultant also interacts with senior leadership of Peoples as needed to complete the work requested by the Compensation Committee. All work completed by Pay Governance was reported to the Compensation Committee. Communications between the Compensation Committee and the compensation consultant may occur through (i) direct conversations between the Chair of the Compensation Committee and the consultant, (ii) communications between the President and CEO, the Chief Administrative Officer and/or the Secretary of the Compensation Committee and the consultant, or (iii) participation by the consultant in Compensation Committee meetings, including executive sessions with only non-employee directors present.

During 2017, Pay Governance provided information regarding market trends and practices for incentive plan design and executive compensation. At the request of the Compensation Committee, Pay Governance performed a comprehensive evaluation of Peoples' CEO compensation in comparison with the Peer Group (defined below). Pay Governance also advised the Compensation Committee with regard to the one-time supplemental long-term incentive program for the NEOs in 2017 and the executive incentive compensation clawback policy adopted in 2018.

The Compensation Committee determined that the work of Pay Governance in 2017 did not raise any conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including (1) whether the firm provided any other services to Peoples; (2) the amount of fees received from Peoples by the firm as a percentage of the firm's total revenue; (3) the firm's policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with one or more members of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and the firm or the individual compensation consultants providing services to Peoples.

The Compensation Committee used the following Peer Group for performance benchmarking in 2017, which is the same Peer Group the Compensation Committee used for performance benchmarking in 2016.  From time to time, the Compensation Committee used this Peer Group for the purposes of executive compensation comparison and benchmarking. The Peer Group is comprised of 24 publicly-traded financial services holding companies with total asset sizes ranging from $1.7 billion to $10.9 billion. Asset sizes are provided based on public information available as of September 30, 2017. The members of this Peer Group are headquartered in Indiana, Kentucky, western New York, Ohio, western Pennsylvania and West Virginia and serve markets and/or geographic areas similar to those of Peoples. Financial and operating data were reviewed by the Compensation Committee to ensure that the companies in the Peer Group have similar performance characteristics to those of Peoples. Pay Governance reviewed the Peer Group and indicated that the companies were appropriate for comparison purposes based upon the demographic and performance filters used by the Compensation Committee to make its peer group selection, particularly the size and location of each institution in the Peer Group. The institutions in the Peer Group have total assets between one-half to nearly three times the total asset size of Peoples.

Peer Group Member	Location	Total Assets ($ Billions)	Ticker Symbol
Community Bank System, Inc.	DeWitt, NY	$10.9	CBU
First Merchants Corporation	Muncie, IN	$9.0	FRME
First Financial Bancorp.	Cincinnati, OH	$8.8	FFBC
Park National Corporation	Newark, OH	$7.9	PRK
First Commonwealth Financial Corporation	Indiana, PA	$7.4	FCF
S&T Bancorp, Inc.	Indiana, PA	$7.2	STBA
Tompkins Financial Corporation	Ithaca, NY	$6.5	TMP
1st Source Corporation	South Bend, IN	$5.8	SRCE
Republic Bancorp, Inc.	Louisville, KY	$5.0	RBCAA
MainSource Financial Group, Inc.	Greensburg, IN	$4.6	MSFG
TriState Capital Holdings, Inc.	Pittsburgh, PA	$4.5	TSC
Lakeland Financial Corporation	Warsaw, IN	$4.5	LKFN
Community Trust Bancorp, Inc.	Pikeville, KY	$4.1	CTBI
City Holding Company	Cross Lanes, WV	$4.1	CHCO
Financial Institutions, Inc.	Warsaw, NY	$4.0	FISI
Horizon Bancorp	Michigan City, IN	$3.5	HBNC
Stock Yards Bancorp, Inc.	Louisville, KY	$3.2	SYBT
German American Bancorp, Inc.	Jasper, IN	$3.1	GABC
First Financial Corporation	Terre Haute, IN	$3.0	THFF
First Defiance Financial Corp.	Defiance, OH	$2.9	FDEF
CNB Financial Corporation	Clearfield, PA	$2.7	CCNE
United Community Financial Corp.	Youngstown, OH	$2.6	UCFC
Farmers National Banc Corp.	Canfield, OH	$2.2	FMNB
Farmers Capital Bank Corporation	Frankfort, KY	$1.7	FFKT

This 24-member group is referred to in this discussion and analysis as the “Peer Group.” The Compensation Committee used the Peer Group data to analyze the overall competitiveness of the compensation of Peoples' NEOs in 2017 in light of our compensation philosophy and objectives by comparing (i) the relative ranking of each NEO's base salary and total direct compensation to the base salary and total direct compensation for similarly-situated officers serving members of the Peer Group for threshold, target and maximum levels of performance, and (ii) the level of performance achieved by Peoples compared to members of the Peer Group as defined by common performance measures used by the financial services industry, and especially by community banks.

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of Peoples' compensation arrangements for 2017, including the compensation arrangements of Peoples' executive officers, with Peoples' senior risk officer. This review included the mix of base salary and performance-based incentive compensation, and the performance goals required to be attained for threshold, target and maximum levels of cash and equity-based incentive payments, along with the corresponding payout potentials. The Compensation Committee has determined that these arrangements did not provide Peoples' executive officers with the incentive to engage in business activities or other behavior that would materially threaten the value of Peoples or the investment of its shareholders.

2017 Executive Compensation Components

For 2017, the principal components of compensation for the NEOs were:

•	Base salary;
•	Annual cash incentive compensation;
•	Long-term equity-based incentive compensation;
•	Retirement and other benefits; and

•	Perquisites and other personal benefits.

Base Salary

The Compensation Committee believes that base salaries for the NEOs should be competitive with the median of the base salaries of similarly-situated executive officers of members of the Peer Group. Depending on individual experience, job performance and competitive market requirements, the actual base salary for a particular NEO may be higher or lower than the median base salary for the similarly-situated Peer Group executive officer (but still typically in the range of the 40th to 60th percentile of the Peer Group). Potential individual NEO base salary increases are reviewed annually by the Compensation Committee and are based on (i) the NEO's overall contribution to Peoples' performance, (ii) the NEO's attainment of specific individual business objectives during the preceding year, and (iii) adjustments, if any occur, in the overall responsibilities of the individual.

As noted previously in the “Executive Summary of 2017 Fiscal Year Performance and Compensation,” based on Peoples' 2017 financial performance and Peoples' compensation philosophy and objective of rewarding NEOs for enhancing shareholder value and meeting Peoples' strategic objectives through their individual contributions, the Compensation Committee chose to adjust the base salaries of the NEOs for 2018. As a result, the Compensation Committee approved the following increased base salaries, effective January 1, 2018: Mr. Sulerzyski - $565,000; Mr. Rogers - $315,000; Mr. Wyatt - $260,000; Ms. Schneeberger - $260,000 and Ms. Stevens - $230,000.

Cash and Equity-Based Incentive Program

NEOs are eligible to earn additional compensation under the incentive program. The incentive program was developed to reward performance by providing awards which increase as a percentage of base salary for relatively higher levels of performance and, conversely, by not paying incentives if the absolute minimum performance goals are not met. The incentive program is designed to motivate and reward the NEOs for their contributions to business goals that the Compensation Committee believes drive earnings and create shareholder value without encouraging unnecessary and excessive risk-taking.

2017 Incentive Program Design

The 2017 incentive program design was comprised of the annual incentive awards and the long-term incentive program. The annual incentive awards provide for cash awards calculated based upon corporate and individual performance using the annual incentive payout percentages assigned to each participant's incentive tier. In order to participate in the incentive program for a given fiscal year, the NEO must have been employed by Peoples as of October 1st of the fiscal year and must also be employed by Peoples on the date of the award, which occurs in February or March of the year following the fiscal year being measured.

On December 15, 2016, the Compensation Committee approved the individual goals for Peoples' NEOs, other than Mr. Sulerzyski, and on January 26, 2017, the Compensation Committee approved the individual goals for Mr. Sulerzyski. The full Board established the 2017 corporate incentive performance goals on January 26, 2017. The Board adopted a scorecard approach with three corporate performance components: (1) return on average assets; (2) efficiency ratio; and (3) diluted earnings per common share. The Board set the corporate performance goals for 2017, as shown in the table below, along with the weighting for each component applicable to each of the NEOs except for Mr. Wyatt, whose weightings were different as noted below. Our corporate performance results for 2017 are also shown, indicating that we achieved between target and maximum levels of performance for each of the three corporate objectives. Actual corporate results expressed as an overall percentage of the target level of achievement were 120% for 2017 compared to 83% for 2016. With respect to the 2017 incentive program, the corporate incentive goals for Mr. Wyatt were weighted at 50%, with line of business goals weighted at 25% and individual performance goals weighted at 25%. The other NEO participants' corporate incentive goals were weighted at 70% and their individual performance goals were weighted at 30%.

	Weighting for Mr. Wyatt	Weighting for Other NEOs	Threshold	Target	Maximum	2017 Results
Return on Average Assets	12.5%	17.5%	0.79%	0.99%	1.19%	1.10%
Efficiency Ratio	12.5%	17.5%	64.20%	62.33%	60.46%	62.20%
Diluted Earnings Per Common Share	25.0%	35.0%	$1.54	$1.92	$2.30	$2.10
Commercial Line of Business Goals	25.0%	—	—	—	—	Various
Discretionary (Individual Performance)	25.0%	30.0%	—	—	—	Varies by NEO

The individual performance measure is unique to each NEO and consists of quantitative and qualitative measures. The individual objectives were designed to complement Peoples' corporate goals and strategic plan for 2017, particularly the Board's goals related to overall growth of Peoples. These individual objectives, which are described below, were both quantitative and qualitative in nature and are designed to grow core earnings while managing risk, which will, in turn, promote the long-term interests of Peoples' shareholders. In addition, goals tied to the attainment of the long-term strategic plan were included in each NEO's individual performance measure. The Compensation Committee believes that these goals properly incentivized the NEOs to implement and attain the long-term strategic objectives of Peoples, including overall growth and high performance in the key metrics noted in the table above. The Compensation Committee set an absolute minimum level of corporate performance for NEOs to potentially receive annual cash incentives and long-term equity-based incentives for 2017. The absolute minimum level of corporate performance was defined as both a minimum level of earnings available to common shareholders of $1.00 per common share and a percentage of nonperforming assets to total assets of 2% or less as of the end of the fiscal year. Performance below these levels would have resulted in no incentives being awarded for 2017, regardless of the NEO’s individual performance.  As noted in the table under “Performance Relative to Specific Key Metrics which Drive Shareholder Return” on page 53 of this Proxy Statement, we achieved this absolute minimum level in 2017.

As noted above, Mr. Wyatt was assigned line of business goals for commercial banking. These goals consisted of quantitative measures related to commercial business performance, such as net income for commercial banking, commercial portfolio loan growth, and commercial portfolio asset quality. The commercial banking line of business achieved results above the performance targets in all of the categories measured in 2017.

Annual individual performance goals were established for each NEO, the nature of which differed depending upon the NEO's job responsibilities. The individual performance measure was unique to each NEO and consisted of quantitative and qualitative measures such as: (i) for Mr. Sulerzyski, setting, refining and executing the strategic direction of Peoples; hiring and developing the senior management team and building a client-focused culture; and promoting Peoples externally to shareholders, stock analysts and potential acquisition targets; (ii) for Mr. Rogers, developing robust financial reporting, branch profitability, line of business profitability and pricing model accuracy; executing Peoples' strategic plan, balancing acquisitions and organic growth; and strengthening communications among executive management, directors and investors regarding financial performance and future risks and opportunities of Peoples; (iii) for Mr. Wyatt, expanding the commercial banking personnel in Peoples’ markets to take advantage of market opportunities; mentoring and developing talent at all levels within Peoples; and continuing to build the relationship review process for large client retention efforts; (iv) for Ms. Stevens, improving service quality and productivity for the commercial underwriting group; continuing to build and refine Peoples' credit culture; reducing commercial portfolio criticized assets; and contributing to commercial loan growth; and (v) for Ms. Schneeberger, driving an appropriate compliance and risk management culture and achieving regulatory compliance by operations and administrative teams; identifying opportunities for product enhancements and efficiencies from the core banking system conversion; and developing improved project management processes.

The goals assigned to the NEOs were intended to reflect positive results for shareholders while ensuring that the compensation arrangement did not encourage unnecessary and excessive risk-taking that could threaten the value of Peoples. Measurement of these goals was objective and/or subjective in nature, depending upon the nature of the respective goal. Payout percentages (expressed as a percentage of base salary) for various levels of performance are reviewed by the Compensation Committee on an annual basis.

2017 Annual Incentive (Cash)

There are three levels of payout potential for cash incentive awards based upon annual performance: threshold, target and maximum. The potential payout for target performance is intended to generally reflect market median cash compensation as a percentage of base salary.  The potential payouts for threshold and maximum levels of performance as a percentage of base salary are intended to generally reflect the practices of the Peer Group. The payout potentials for 2017, expressed as a percent of base salary, were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential
Chief Executive Officer	12.5%	50.0%	75.0%
Other Executive Officers	8.8%	35.0%	52.5%

The Compensation Committee retained the right to exercise discretion to increase or reduce the size of the payout of annual cash incentives. Incentive awards are paid after the results of the corporate performance goals have been determined. No annual cash incentive payments were to be earned by the NEOs if the absolute minimum level of corporate performance was not achieved.

In addition to the annual cash-based incentives, the Compensation Committee has in the past, and may in the future, award cash-based discretionary bonuses. The Compensation Committee did not award any cash-based discretionary bonuses for 2017.

2017 Long-Term Incentive (Equity)

The long-term incentive program draws from a pool for equity-based awards in the form of restricted common shares created by using corporate results and applying the long-term incentive payout percentages for each participant as described below. The pool of restricted common shares is then distributed among participants by the Compensation Committee based upon corporate and individual results. No equity-based incentives are awarded to NEOs if the threshold level of performance and the absolute minimum level of corporate performance are not achieved. The restricted common shares awarded cannot exceed those in the pool as created by the corporate results and payout percentages. Restricted common shares from the pool are awarded to each participant based on the Compensation Committee's subjective determination of the participant's contribution to Peoples' future success and attainment of Peoples' strategic plan. In making its decisions, the Compensation Committee also considers management's recommendations.

The pool is created based upon the level of achievement of corporate goals which determines the percentage applied to the aggregate individual base salaries. These corporate goals are the same as those used in determining the annual cash incentive payments. This places an increased emphasis on achieving those objectives, which the Compensation Committee believes will create long-term shareholder value. Threshold, target and maximum payout potentials are used to create the pool and are determined annually by the Compensation Committee. The Compensation Committee, with the assistance of management, then determines actual restricted common share grants based on the criteria described below. The pool creation potentials for the 2017 long-term incentive program were as follows.

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential
Chief Executive Officer	10.0%	48.0%	72.0%
Other Executive Officers	6.3%	25.0%	37.5%

Equity-based awards, if earned, are granted with a fair value based on The NASDAQ Global Select Market® closing price of Peoples' common shares on the date of the grant. The Compensation Committee approves equity-based grants to the NEOs and other senior officers. The annual equity-based awards are typically reviewed and approved at the Compensation Committee's regularly scheduled February meeting. The grant date for the annual equity-based awards is typically the date of the Compensation Committee meeting at which they are approved. In certain cases, the Compensation Committee approves the use of equity-based grants to new hires or current NEOs as an incentive to attract or to retain executive officers or other senior management. In the event of equity-based grants for new hires, the date of grant is typically the first business day of the month following the new employee's date of hire. Peoples has no intention, plan or practice to select annual grant dates for equity-based awards in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

The 2017 long-term incentive program requires each NEO to remain employed by Peoples for the full vesting period of the restricted common shares granted, subject to the vesting requirements specific to retirement from Peoples. This arrangement provides a valuable retention tool for the NEOs. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meet the performance criteria of maintaining a well-capitalized status and reporting positive net income for each of the fiscal years comprising the vesting period. In the event the performance metrics are not met in a given year, the restricted common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. Dividends which would otherwise be received during the restriction period are accrued and paid to the recipient in the same proportion and at the same time that the underlying restricted common shares vest, if at all.

The following table shows the corporate, line of business and individual performance weightings, as well as the annual cash incentive earned, and restricted common shares granted, under the 2017 incentive program for the NEOs.

NEO	Corporate Weighting	Line of Business Weighting	Individual Performance Weighting	2017 Annual Incentive Payout (%)	2017 Annual Incentive - Cash Incentive Earned ($)	2017 Long- Term Incentive Payout (%)	2017 Long- Term Incentive - Total Restricted Common Shares Granted (#)
Charles W. Sulerzyski	70.0%	—	30.0%	63.5%	$327,000	62.1%	9,031
John C. Rogers	70.0%	—	30.0%	43.1%	$131,500	29.5%	2,540
Douglas V. Wyatt	50.0%	25.0%	25.0%	44.2%	$110,500	32.0%	2,257
Robyn A. Stevens	70.0%	—	30.0%	43.5%	$93,500	32.5%	1,975
Carol A. Schneeberger	70.0%	—	30.0%	38.2%	$95,500	30.0%	2,116

2018 Incentive Program Design

On December 21, 2017, the Compensation Committee approved individual goals for Peoples' NEOs, concurrent with the Board's establishment of the 2018 corporate incentive performance goals. The performance metrics for the 2018 goals and their respective weightings for each of the NEOs, with the exception of Mr. Wyatt, are as follows:

Return on Average Assets	17.5%
Efficiency Ratio	17.5%
Diluted Earnings Per Common Share	35.0%
Discretionary Individual Performance	30.0%

The performance metrics for the 2018 goals and their respective weightings for Mr. Wyatt are as follows:

Return on Average Assets	12.5%
Efficiency Ratio	12.5%
Diluted Earnings Per Common Share	25.0%
Commercial Banking Line of Business Results	25.0%
Individual Performance	25.0%

The payout potentials for threshold, target and maximum levels of performance for NEOs to earn cash and equity-based incentive compensation for 2018 performance remain the same as they were for 2017 performance.

Supplemental Long-Term Incentive

On July 26, 2017, for the purpose of providing an additional link between executive compensation and the achievement of the long-term objectives of Peoples’ strategic plan, the Compensation Committee approved a one-time supplemental long-term incentive program in the form of a grant of performance unit awards under the 2006 Plan to the NEOs, with each performance unit representing $1.00, and the maximum dollar amount represented by the performance units being $350,000 for Mr. Sulerzyski and $150,000 for each of the other NEOs.

The performance unit awards granted cover a 24-month performance period beginning January 1, 2018 and ending on December 31, 2019, and will be subject to two performance goals. Twenty-five percent of the maximum dollar amount subject to each award will vest if, but only if, Peoples achieves a cumulative two-year earnings per share target.

The remaining 75% of the maximum dollar amount subject to each award will vest based on the relative performance (measured by percentile ranking) of Peoples as compared to the Peer Group with respect to return on assets.  If, for the performance period, Peoples’ return on average assets percentile ranking is at or above the 75th percentile of the Peer Group, each NEO will receive the full 75% of the maximum dollar amount subject to each award.  If, for the performance period, Peoples’ return on average assets percentile ranking is below the 75th percentile but at or above the 55th percentile of the Peer Group, the NEO will receive an adjusted amount reflecting the level of performance achieved.  None of the remaining 75% of the maximum dollar amount subject to each award will vest if, for the performance period, Peoples’ return on average assets percentile ranking is below the 55th percentile of the Peer Group.

After the vesting date, each NEO will receive a number of common shares of Peoples equal to (i) the aggregate number of the NEO’s performance units (and equivalent dollar value of such performance units) that vested based on the performance achieved under both performance goals (ii) divided by the fair market value of a common share of Peoples on the date of such vesting and rounded down to the nearest whole common share.

Retirement and Other Benefits

The NEOs participate in certain benefit programs available to all other employees of Peoples, subject to the same eligibility requirements that apply to all employees, including: (i) the Peoples Bancorp Inc. Retirement Plan and Trust (the “Retirement Plan”); (ii) the Peoples Bancorp Inc. Retirement Savings Plan (“Peoples' 401(k) Plan”); (iii) the Peoples Bancorp Inc. Nonqualified Deferred Compensation Plan (the “NQDC Plan”), (iv) the Peoples Bancorp Group Term Life Insurance Plan; (v) the medical and dental insurance plans provided by Peoples; (vi) the Peoples Bancorp Inc. ESPP; and (vii) split-dollar bank owned life insurance.

Retirement Plan

The Retirement Plan has a different benefit calculation for those individuals employed by Peoples before January 1, 2003, and those employed by Peoples on or after January 1, 2003 but before January 1, 2010. On December 17, 2009, the full Board closed the Retirement Plan to new entrants hired on or after January 1, 2010. Ms. Schneeberger and Ms. Stevens were employed by Peoples prior to January 1, 2003. Messrs. Sulerzyski, Wyatt and Rogers, were employed by Peoples after January 1, 2010, and do not participate in the Retirement Plan.

On January 27, 2011, the Compensation Committee amended the Retirement Plan so that benefit accruals ceased as of March 1, 2011. For purposes of vesting and benefit eligibility, service continues to be credited in accordance with the terms of the Retirement Plan.

Compensation used to calculate the amount of pension benefit payable under the Retirement Plan includes base salary, incentive pay, overtime pay, bonuses and any pre-tax savings under the Peoples' 401(k) Plan, as well as Peoples' Internal Revenue Code Section 125 cafeteria plan (collectively, “annual compensation”). Benefit distribution options are identical for both groups of participants as is the vesting requirement in order to be eligible for a pension benefit under the Retirement Plan.

For those participants employed by Peoples before January 1, 2003, including Ms. Schneeberger and Ms. Stevens, normal retirement occurs at age 65. The pension benefit for normal retirees is calculated as follows:

(a)	Forty percent (40%) of the participant's average annual compensation (annual compensation providing the highest total for five consecutive years out of the last ten years of service), plus
(b)	Seventeen percent (17%) of the excess of the participant's average annual compensation over his/her Social Security-covered compensation; with
(c)	The sum of the amounts calculated under (a) and (b) multiplied by the ratio of total years of service projected to normal retirement date to 30, such ratio not to exceed 1.
(d)	The benefit amount in (c) is then multiplied by the ratio of total years of service with Peoples earned to date to total years of service projected to normal retirement date.

For those participants employed by Peoples before January 1, 2003, including Ms. Schneeberger and Ms. Stevens, early retirement could occur at age 50 if the participant has at least ten years of service with Peoples. The pension benefit for early retirees is calculated as follows:

(a)	Forty percent (40%) of the participant's average annual compensation (annual compensation providing the highest total for five consecutive years out of the last ten years of service), plus
(b)	Seventeen percent (17%) of the excess of the NEO's average annual compensation over his/her Social Security-covered compensation; with
(c)	The sum of the amounts calculated under (a) and (b) multiplied by the ratio of total years of service projected to normal retirement date to 30, such ratio not to exceed 1.
(d)

The benefit amount in (c) is then multiplied by the ratio of total years of service with Peoples earned to date to total years of service projected to normal retirement date, and reduced by one-fifteenth for each of the first five years and one-thirtieth for each of the next ten years by which the participant's early retirement date precedes the normal retirement date.

Participants earned no further accruals after March 1, 2011. For both normal retirement and early retirement purposes, each component of the benefit formula, including average compensation, Social Security-covered compensation, years of service earned to date and years of service projected to normal retirement date, was calculated as of March 1, 2011 and frozen as of that date.

For both normal retirement and early retirement purposes, no compensation-related credits were added to any participant's account balance after March 1, 2011. However, interest credits, as described above, will continue to be added to a participant's account balance at the end of each plan year until the year in which the participant terminates employment with Peoples.

None of the NEOs participated in multiple defined benefit retirement plans. Under the terms of the Retirement Plan, participants are not granted extra years of credited service.

Peoples' 401(k) Plan

The NEOs are also eligible to participate in Peoples' 401(k) Plan, on the same basis as other employees. In 2017, the “company match” under Peoples' 401(k) Plan was 100% of the first 3% of an employee's contribution, and 50% of the next 2% that the employee contributed, the sum of which was subject to a maximum match of 4% of eligible compensation.

Nonqualified Deferred Compensation Plan

On July 25, 2013, the Board approved the Peoples' NQDC Plan. On November 17, 2016, the Compensation Committee approved the NQDC Plan for continuation in 2017. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is offered for the purpose of providing a vehicle for the deferral of compensation in excess of statutory limits under the Peoples' 401(k) Plan for those participating in the NQDC Plan. Participants may elect to defer base salary, annual bonus and other compensation such as commissions, but not equity-based awards. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account which will be credited with earnings and losses based on the performance of the investment selections made by the participant for the account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.

Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples' 401(k) Plan as matching contributions if all amounts selected to be deferred under the NQDC Plan had been deferred under the Peoples' 401(k) Plan. Any such contributions will be credited to the participants' bookkeeping accounts during the first calendar quarter following the last day of the plan year with respect to which the related compensation was deferred by participants and will vest in accordance with the vesting schedule under the Peoples' 401(k) Plan, provided that the amounts will become fully vested in the event of a participant's retirement or death and will be forfeited if a participant is terminated for cause.

The amount reflected in a participant's bookkeeping account will be distributed in a single lump-sum payment on the January 1 immediately following the participant's termination of employment; provided, however, that, at the time a participant makes an initial deferral election under the NQDC Plan, the participant may elect to receive distribution of the participant's account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant's termination and on each January 1 thereafter. Notwithstanding the foregoing, if a participant is a “specified employee” under Internal Revenue Code Section 409A, distributions from participant's bookkeeping account will be delayed until the first business day of the seventh month following the date of the participant's termination of employment. If a participant dies before distribution of the amount reflected in the participant's bookkeeping account or complete distribution of the participant's account, then the participant's account will be distributed to the participant's beneficiary within 90 days after the participant's death.

The 2017 eligibility criteria for the NQDC Plan required participants to have (i) either 2016 gross compensation of at least $200,000, or annualized 2017 current year base salaries of at least $200,000, and (ii) an officer title of Vice President or higher at Peoples or any of its affiliates. Each of the NEOs met these criteria in 2017. Mr. Sulerzyski, Mr. Rogers and Ms. Schneeberger elected to participate in the NQDC Plan during 2017.

Insurance Plans

The NEOs participate in the Peoples Bancorp Group Term Life Insurance Plan on the same basis as other employees. Peoples pays the premiums for all employees under this plan. If an employee dies, his or her beneficiary will be paid an amount equal to two times the employee's base salary at the time of death, up to a maximum amount of $600,000.

The NEOs are also eligible to participate in medical and dental insurance plans provided by Peoples on the same basis as other employees. The plans are contributory, and both the employees and Peoples pay for a portion of the cost of the health insurance premiums.

Employee Stock Purchase Plan

The NEOs are eligible to participate in the ESPP on the same basis as other employees. The ESPP is intended to comply with Sections 421 and 423 of the Internal Revenue Code. Employees are permitted to buy Peoples common shares through payroll deductions at a discount of up to 15% of the fair market value of the common shares on the last day of the applicable offering period. The Compensation Committee determines the establishment of any offering period and the dates on which any offering period will take place. The Compensation Committee established an offering period for each of the four calendar quarters in 2017. Each offering period was one calendar quarter in length. Mr. Sulerzyski, Mr. Rogers and Ms. Schneeberger elected to participate in the ESPP throughout 2017.

Bank Owned Life Insurance

During 2016, the Board approved the purchase of split-dollar bank owned life insurance, and Mr. Sulerzyski, Mr. Rogers, Ms. Stevens and Ms. Schneeberger were offered and accepted coverage under this benefit. Under the terms of the split-dollar agreement, each receives a $50,000 life insurance benefit while employed by Peoples and a $25,000 life insurance benefit after retiring from Peoples at no cost to the NEO. As the owner of the policy, Peoples can elect to terminate this coverage at any time.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. Consistent with Peoples' overall compensation program, the Compensation Committee believes the perquisites and other personal benefits provided to the NEOs are reasonable and necessary to attract and retain employees for key positions which, in turn, promote the long-term interests of our shareholders.

Peoples maintains an Executive Health Program, which provides an opportunity for each NEO to participate, on a voluntary basis, in a comprehensive medical screening annually at the expense of Peoples. The objective of the Executive Health Program is the early identification of potential health problems and the prompt, expert treatment of any medical problems detected, thereby mitigating the negative potential impact on Peoples' financial performance or current management succession plans. Some of the NEOs participate in a program under which Peoples offers a limited reimbursement for fitness club memberships. This program is available to all employees and is part of an overall wellness initiative at Peoples. In 2017, all of the NEOs participated in a wellness incentive program, available to all Peoples medical plan participants, which provided up to a one-time $1,250 payment to a Health Savings or Flexible Spending Account, depending upon individual compliance with the program's requirements, which include wellness-related activities.

Based on business need, on a case-by-case basis, the Compensation Committee has granted the use of a company-paid automobile and/or country club membership to certain NEOs to further business development on behalf of Peoples and our shareholders. Personal use of a company-paid automobile is reported as income to the NEO. Expenses relating to personal use of the country club amenities are either reimbursed to Peoples by the NEO or paid directly by the NEO.

On a case-by-case basis, the Compensation Committee will approve the payment of or reimbursement to a NEO for moving expenses and temporary housing as part of the NEO's executive recruitment package.

Change in Control Agreements

We have entered into a change in control agreement with each of the NEOs. The change in control agreements are designed to motivate the NEOs to act in the best interests of shareholders and to promote stability and continuity of the services of the NEOs during a change in control. The change in control agreements are “double trigger” agreements that provide severance payments to an NEO only if Peoples or its successor terminates the NEO's employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control. A “double trigger” also applies to the restricted common shares awarded to the NEOs under our long-term incentive program if there is a change in control. The restricted common shares will immediately vest only if Peoples' successor refuses to assume the restricted common shares or substitute equivalent equity awards, or if Peoples' successor terminates the NEO's employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control.

The Compensation Committee chose the “double trigger” to forego extra costs to Peoples or its successor if an NEO continues in the same or a similar role after the change in control, while still motivating the NEO to act in the best interests of the shareholders by providing for the NEO even if he or she would not have the same or a similar role after the change in control. The change in control agreements do not provide for payments to be “grossed up” for excise taxes. Additional information regarding the definition of a change in control, the additional event(s) that must occur in order for an NEO to receive severance compensation following a change in control and potential payments under such agreements for the NEOs is provided under the section captioned “OTHER POTENTIAL POST EMPLOYMENT PAYMENTS” beginning on page 83 of this Proxy Statement.

Tax and Accounting Implications

Deductibility of Executive Compensation

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code prohibited Peoples from claiming a deduction on our federal income tax return for compensation in excess of $1,000,000 paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the three other most highly-compensated officers of Peoples, other than the chief financial officer, serving at the end of Peoples' fiscal year. The $1,000,000 compensation deduction limitation did not apply to “performance-based compensation.” Peoples does not have a policy that requires all compensation to its NEOs in a fiscal year to be tax deductible; however, in connection with 2017 compensation decisions, the Compensation Committee attempted, to the extent practicable, to structure the equity-based awards under the long-term incentive program to qualify as performance-based compensation under Section 162(m). In addition, the Compensation Committee determined in 2017 to grant Mr. Sulerzyski performance units under the 2006 Plan with the same individual and corporate performance goals and weightings, as well as the same levels of threshold, target and maximum payout potentials, as would apply to him under the annual cash incentive program if he were a participant in that program in order that any amount earned under the performance units based on the level of achievement of individual and corporate performance goals could qualify as “performance-based compensation” under Section 162(m).

Under the TCJA, the performance-based exception has been repealed and the $1,000,000 deduction limit now applies to (1) anyone serving as the chief executive officer or the chief financial officer of Peoples at any time during the taxable year, (2) the top three other highest compensated executive officers of Peoples serving at the end of the taxable year, and (3) any individual who had been a covered employee of Peoples for any taxable year of Peoples that started after December 31, 2016.  However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.  Because of ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will avoid the deduction limit.

While the Compensation Committee carefully considers the net cost and value to Peoples of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other key employees in a manner that enhances Peoples' ability to attract and retain individuals, as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Peoples' compensation program.

Non-Qualified Deferred Compensation

Section 409A of the Internal Revenue Code (“Section 409A”) imposes additional taxes, interest and penalties on non-qualified deferred compensation arrangements that do not satisfy its requirements. Peoples believes that it is administering its non-qualified deferred compensation arrangements in accordance with the requirements of Section 409A and has amended its non-qualified deferred compensation arrangements, including the change in control arrangements with the NEOs, to comply with the final regulations issued under Section 409A. We have not realized any material changes to our compensation program as a result of compliance with Section 409A.

Accounting for Equity-Based Compensation

Compensation costs for stock options, restricted common share awards and stock appreciation rights (“SARs”), if awarded, are measured at the fair value of these awards on their grant date. Compensation expense for time-vested awards is recognized over the required service period, generally the vesting period for stock options and SARs, and the restriction period for restricted common share awards. Compensation expense for time-vested awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. Compensation expense for performance-vested restricted common share awards is recognized over the performance period, once management believes it is probable the performance requirements will be met. Compensation expense for performance-vested restricted common share awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. For all awards, only the expense for the portion of the awards expected to vest is recognized.

Other Information

Stock Holding Requirement

We have a stock holding requirement for the NEOs with respect to equity-based compensation awards granted after December 13, 2011. This stock holding requirement remains in effect during the entire time the individuals are employed by Peoples. The holding requirement is based upon a percentage of the “net shares” held by an individual NEO following vesting or exercise of an equity-based compensation award. Such “net shares” represent the number of common shares the NEO owns after paying for taxes through the withholding of common shares in the case of restricted common shares, or if granted in the future, after paying for the exercise price and taxes through the withholding of common shares in the case of the exercise of stock options, SARs or other similar forms of equity-based awards. Each NEO is required to maintain ownership of 50% of such net shares through the term of the NEO's employment. Other than this stock holding requirement with respect to equity-based compensation awards, we have no equity or other security ownership requirements for NEOs.

Clawback Policy

We have an executive incentive compensation clawback policy pursuant to which, in the event of a restatement of the financial or operating results of Peoples, we may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable.  This policy applies to executive officers of Peoples (including the NEOs), as determined pursuant to Rule 3b-7 under the Exchange Act. A copy of this policy is posted under the “Governance Documents” tab on both the “Corporate Governance” page and the “Investor Relations” page of Peoples' website at www.peoplesbancorp.com.

CEO Pay Ratio

We determined our “median employee” by: (1) calculating the annual total compensation for each of the part-time and full-time employees of Peoples or one of our subsidiaries who was employed as of December 31, 2017, except Mr. Sulerzyski, with annual total compensation for this purpose calculated by adding base salary and overtime pay plus any cash incentive and equity-based incentive payments vested in 2017 plus the amount of any “company match” under Peoples 401(k) Plan plus any wellness incentive payment; (2) ranking the annual total compensation of all employees except Mr. Sulerzyski from lowest to highest; and (3) identifying the middle employee in the list as the “median employee.”  Once the median employee was identified, we used the annual total compensation for 2017 for such employee calculated in the manner described in the preceding sentence. We then used Mr. Sulerzyski’s annual total compensation for 2017 as disclosed in the “SUMMARY COMPENSATION TABLE FOR 2017” appearing on page 74 of this Proxy Statement. The calculations yielded the following numbers and ratio:

• Annual total compensation of Mr. Sulerzyski	$1,072,999
• Median employee's annual total compensation	$43,876
• Ratio of annual total compensation of Mr. Sulerzyski to the median employee's annual total compensation:	24.46 to 1.0

Summary

The Compensation Committee believes that the best measure of whether the executive compensation program is achieving its intended goals is to look at the long-term performance of Peoples, as well as the relative changes in performance during any given time period. Peoples' NEOs received payouts under the incentive compensation program based upon the levels of corporate and individual performance achieved for 2017. In light of the results previously described in this “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS,” the Compensation Committee believes Peoples' compensation program for its NEOs continues to be aligned with the interests of our shareholders. The incentive compensation program is a performance-based system that provides a balanced foundation for strong and effective leadership into the future, and ensures alignment with long-term shareholder interests without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure included under the caption “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee authorizes the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Discussion of Risk Review and Assessment

Peoples' Senior Vice President, Director of Risk Management has conducted an assessment of Peoples' 2017 compensation programs and has reviewed, evaluated and discussed the assessment and the compensation programs with the Compensation Committee. The most recent review and discussion with the Compensation Committee with respect to Peoples' 2017 compensation programs occurred on June 22, 2017, and covered the senior management and executive compensation plans in which the NEOs were eligible to participate. The review of these plans took into consideration: (i) products and services incented; (ii) the risk time horizon of those products and services; (iii) incentives paid as a percentage of total revenue; and (iv) incentives paid as a percentage of each participant's total compensation. Broad-based welfare and benefit plans that do not discriminate in scope, terms or operation in favor of NEOs were excluded from the review.

The Compensation Committee believes that Peoples' overall compensation practices for its NEOs, which include the following elements, limit the ability of these officers to benefit from taking unnecessary and excessive risks:

•	Balance between base salary, and cash and equity-based incentive compensation opportunities;
•	Maximum payouts which limit overall payout potential;
•	Balance between short-term (cash) and long-term (equity-based) incentive compensation opportunities;
•	Use of a balanced scorecard approach in setting performance goals with interacting, complementary incentive objectives that discourage emphasis on any single objective;
•	Peoples' tone at the top and culture of ethically doing the right thing;
•	Grants of only full value equity awards in respect of potential equity-based long-term incentive compensation; and
•	Award of restricted common shares with a performance-based vesting requirement based upon the achievement of minimum performance metrics by Peoples.

In addition, the Compensation Committee believes there are controls around incentive programs for all employees that effectively discourage unnecessary and excessive risk-taking. All employee incentive programs allow for management discretion (or Compensation Committee discretion in the case of the incentive program in which NEOs are eligible to participate) to reduce or eliminate any award. The Compensation Committee reviews and approves all NEO compensation plans and award opportunities, and the full Board reviews and approves the corporate performance goals.

Most officers, including the NEOs, and employees serving Peoples in support roles, such as accounting, loan operations and deposit operations, participate in the annual cash and long-term equity-based incentive program. Approximately 50% of all of Peoples' employees participate in this incentive program. Annual cash incentives, as well as equity-based incentives under the incentive programs, are payable only when specific pre-determined performance goals are met. All participants in the incentive program have some portion of both their incentive award dependent on the selected corporate performance criteria. In addition, the potential incentives payable to senior officers having only compliance, risk, credit quality and internal control roles are tied to corporate goals under the incentive program with only a 25% weighting. The remainder of their potential incentives is determined based upon the level of achievement of individual goals tied to their specific job functions. The Compensation Committee ultimately approves all incentive compensation paid to the NEOs.

In addition to the incentive program, we have (i) compensation plans for producers, including insurance agents and financial advisors, which include variable pay components (commission based on the sales of products underwritten or offered by independent third parties); (ii) compensation plans for home loan originators which include variable cash compensation components tied to the origination of one-to-four family real estate loans, the majority of which are sold into the secondary market; and (iii) other miscellaneous individual plans which are informal agreements that allow certain employees to earn amounts of cash incentive compensation without encouraging the employees to take unnecessary or excessive risk because their roles inherently do not have the opportunity for excessive levels of risk, either individually or in the aggregate, and the incentive compensation potential is not a substantial part of their respective total compensation.

The Compensation Committee believes that the elements of the incentive program and the other compensation plans, alone and/or combined with the systems of controls in place, such as separation of the valuation, authorization and payment of incentive compensation, do not encourage unnecessary or excessive risk-taking and do not encourage the manipulation of reported earnings to enhance the compensation of any employee or group of employees.

Further, in light of the significant level of oversight and controls surrounding incentive programs, and the significant amounts that would be required to materially impact Peoples' reported earnings, the Compensation Committee believes that, upon evaluation of the incentive opportunities for employees, including the NEOs, any elements of the incentive program and other compensation and individual plans that have the potential to encourage the manipulation of reported earnings to enhance the compensation of any individual employee are appropriately mitigated.

Submitted by the Compensation Committee of the Board:

George W. Broughton (Chair), S. Craig Beam, Susan D. Rector and Terry T. Sweet.

SUMMARY COMPENSATION TABLE FOR 2017

The table below summarizes the total compensation for each of the NEOs for the fiscal years ended December 31, 2017, 2016, and 2015. We have not entered into any employment agreements with any of the NEOs.

(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(9)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(10)	All Other Compensation ($)(11)	Total ($)
Charles W. Sulerzyski	2017	$515,000	—		$197,989	(5)	$327,000	—	$33,010	$1,072,999
President and Chief Executive	2016	$500,000	—		—		$218,982	—	$21,357	$740,339
Officer	2015	$500,000	—		$303,669	(6)	—	—	$33,710	$837,379
John C. Rogers	2017	$305,000			55,114	(5)	$131,500	—	$19,909	$511,523
Executive Vice President, Chief Financial Officer	2016	$300,000	$50,000	(2)	—		$105,000	—	$24,590	$479,590
and Treasurer	2015	$26,136	—		$191,805	(7)	—	—	$913	$218,854
Douglas V. Wyatt (1)	2017	$250,000	—		$31,447	(5)	$110,500	—	$15,113	$407,061
Executive Vice President and Chief Commercial	2016	—	—		—		—	—	—	—
Banking Officer	2015	—	—		—		—	—	—	—
Robyn A. Stevens (1)	2017	$215,000			$55,114	(5)	$93,500	$14,957	$10,800	$389,371
Executive Vice President and Chief	2016	$168,231	$13,053	(3)	$17,860	(8)	$46,947	$5,749	$6,977	$258,817
Credit Officer	2015	—	—		—		—	—	—	—
Carol A. Schneeberger	2017	$250,000			$55,114	(5)	$95,500	$97,515	$17,268	$515,397
Executive Vice President and Chief Administrative	2016	$233,000	$22,518	(4)	—		$82,482	$47,192	$10,604	$395,796
Officer	2015	$233,000	—		$92,157	(6)	—	—	$18,241	$343,398

(1)

Mr. Wyatt became Executive Vice President and Chief Commercial Banking Officer of Peoples on April 1, 2017 and a named executive officer beginning in the 2017 fiscal year. Ms. Stevens became Executive Vice President and Chief Credit Officer of Peoples on June 17, 2016 and a named executive officer beginning with the 2016 fiscal year.

(2)

Mr. Rogers was paid a $50,000 cash bonus on January 15, 2016, as part of his compensation package approved by the Compensation Committee in 2015. This amount is not included in 2015 since he had to be employed on January 15, 2016 to receive the payment.

(3)

On February 24, 2017, Ms. Stevens was paid a one-time bonus, authorized by the Compensation Committee on February 13, 2017, in recognition of outstanding accomplishments in 2016 with respect to operational soundness and execution of Peoples' strategy related to credit and the revamp of our commercial loan processes.

(4)

On February 24, 2017, Ms. Schneeberger was paid a one-time bonus, authorized by the Compensation Committee on February 17, 2017, in recognition of outstanding accomplishments in 2016 with respect to operational soundness and execution of Peoples' core system conversion.

(5)

The amounts in column (e) for 2017 reflect the grant date fair value for awards of restricted common shares pursuant to the 2016 incentive program which were granted under Peoples' 2006 Plan and are reported for the fiscal year during which the restricted common shares were granted. These amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 and based on The NASDAQ Global Select Market® price of Peoples' common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 16. Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of Item 8 of Part II of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for additional information regarding the restricted common shares granted in 2017.

(6)

The amounts in column (e) for 2015 for Mr. Sulerzyski and Ms. Schneeberger reflect the grant date fair value for awards of restricted common shares pursuant to the 2014 incentive program which were granted under Peoples' 2006 Plan and are reported for the fiscal year during which the restricted common shares were granted. These amounts were computed in accordance with FASB ASC Topic 718 and based on The NASDAQ Global Select Market® price of Peoples' common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 16. Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of Item 8 of Part II of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for additional information regarding the restricted common shares granted in 2015.

(7)

The amount in column (e) for 2015 for Mr. Rogers reflects the grant date fair value, computed in accordance with FASB ASC Topic 718 and based on The NASDAQ Global Select Market® price of Peoples' common shares on the grant date, for 9,500 restricted common shares awarded on December 1, 2015, with the vesting of 3,166 of these restricted common shares to occur if he remains employed by Peoples on December 1, 2018. 3,167 of the restricted common shares vested on each of December 1, 2016 and December 1, 2017.

(8)

The amount in column (e) for 2016 for Ms. Stevens reflects the grant date fair value, computed in accordance with FASB ASC Topic 718 and based on The NASDAQ Global Select Market® price of Peoples' common shares on the grant date, for 1,000 restricted common shares granted on February 2, 2016, for performance in 2015 prior to her becoming Executive Vice President and Chief Credit Officer of Peoples. See “Note 16. Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of Item 8 of Part II of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for additional information regarding the restricted common shares granted in 2016. These restricted common shares were approved by the Compensation Committee to recognize outstanding performance in 2015 for select non-executive officers, including Ms. Stevens.

(9)

Except as discussed in the following paragraph, the amounts in column (f) represent cash incentives earned under the annual incentive program and are reported for the fiscal year with respect to which the cash incentives were earned. The amounts shown for 2017 were paid on February 21, 2018. The amounts shown for 2016 were paid on February 24, 2017. The amount shown in column (f) for 2016 for Mr. Rogers reflects a guaranteed minimum cash incentive that was negotiated as part of Mr. Rogers' recruitment package and represents $6,600 more than he would have otherwise earned for the individual and corporate results achieved in 2016. The NEOs did not earn a cash incentive under the incentive program for 2015 fiscal year performance.

The amounts shown in column (f) for Mr. Sulerzyski in 2017 and 2016 represent the cash amount earned with respect to performance units that were to be earned based on the performance levels achieved for the fiscal year shown with respect to the performance goals applicable to the performance units. The amount shown for 2017 was paid on February 21, 2018. The amount shown for 2016 was paid on February 24, 2017.

(10)

The amounts in column (g) include, for the participating NEOs, the increase (if any) in the actuarial present value of NEO's accumulated benefits under the Retirement Plan determined using assumptions consistent with those used in “Note 11. Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of Item 8 of Part II of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Mr. Sulerzyski, Mr. Rogers, and Mr. Wyatt do not participate in the Retirement Plan. For purposes of the fiscal year ended December 31, 2017, the actuarial present value of the accumulated benefits for Ms. Stevens and Ms. Schneeberger under the Retirement Plan represented a net gain in value, resulting in the value of $14,957 reported for Ms. Stevens, and a value of $96,559 reported for Ms. Schneeberger. For purposes of the fiscal year ended December 31, 2016, the actuarial present value of the accumulated benefits for Ms. Stevens and Ms. Schneeberger under the Retirement Plan represented a net gain in value, resulting in the value of $5,749 reported for Ms. Stevens, and a value of $46,891 reported for Ms. Schneeberger. The amount shown for Ms. Schneeberger in 2015 does not include the decline in the actuarial present value of the accumulated benefits under the Retirement Plan in the amount of $34,746.

No amounts are required to be reported in this column with respect to earnings on compensation deferred under the NQDC Plan by the NEOs since those earnings do not represent “above-market” earnings for purposes of the applicable SEC rules.

For Ms. Schneeberger, the amounts in column (g) also include the amount of above-market earnings accrued ($956 in 2017, $301 in 2016, and $0 in 2015) on the cumulative amount of cash incentives deferred by her under the terms of the Amended and Restated Incentive Award Plan (the “Pre-2010 Incentive Plan”). The interest rate in each of 2017 and 2016 was above-market or preferential but the interest rate in 2015 was not. Ms. Schneeberger is the only NEO who participates in the Pre-2010 Incentive Plan.

(11)

All other compensation for each NEO for 2017 includes: (i) Mr. Sulerzyski - Peoples' 401(k) Plan company match in the amount of $10,800; $1,250 wellness incentive payment; executive health program payments made on his behalf of $2,218; and $18,742 in company matching contributions under the NQDC Plan; (ii) Mr. Rogers - Peoples' 401(k) Plan company match in the amount of $10,800; $350 wellness incentive payment; executive health program payments made on his behalf of $3,159; and $5,600 in company matching contributions under the NQDC Plan; (iii) Mr. Wyatt - Peoples' 401(k) Plan company match in the amount of $10,800; $1,063 wellness incentive payment; and executive health program payments made on his behalf of $3,251; (iv) Ms. Stevens - Peoples' 401(k) Plan company match in the amount of $10,800; and (v) Ms. Schneeberger - Peoples' 401(k) Plan company match in the amount of $10,800; $1,250 wellness incentive payment; executive health program payments made on her behalf of $1,751; and $3,466 in company matching contributions under the NQDC Plan. See the disclosure under the caption “NON-QUALIFIED DEFERRED COMPENSATION FOR 2017” beginning on page 80 of this Proxy Statement for more information concerning the calculation of earnings with respect to contributions made by Peoples and the NEOs, and credited to the NEOs' accounts under the NQDC Plan.

GRANTS OF PLAN-BASED AWARDS FOR 2017

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles W. Sulerzyski	—	—	$70,625	$282,500	$423,750	$56,500	$271,200	$406,800	—	—	—	—
	2/13/2017	2/13/2017	—	—	—	—	—	—	6,107	—	—	$197,898
John C. Rogers	—	—	$27,720	$110,250	$165,375	$19,845	$78,750	$118,125	—	—	—	—
	2/13/2017	2/13/2017	—	—	—	—	—	—	1,700	—	—	$55,114
Douglas V. Wyatt (1)	—	—	$22,880	$91,000	$136,500	$16,380	$65,000	$97,500	—	—	—	—
	2/13/2017	2/13/2017	—	—	—	—	—	—	970	—	—	$31,447
Robyn A. Stevens	—		$20,240	$80,500	$120,750	$14,490	$57,500	$86,250	—	—	—	—
	2/13/2017	2/13/2017	—	—	—	—	—	—	1,700	—	—	$55,114
Carol A. Schneeberger	—	—	$22,880	$91,000	$136,500	$16,380	$65,000	$97,500	—	—	—	—
	2/13/2017	2/13/2017	—	—	—	—	—	—	1,700	—	—	$55,114

(1)	Mr. Wyatt became Executive Vice President, Chief Commercial Banking Officer of Peoples on April 1, 2017.
(2)

Except as disclosed in the following paragraph, annual cash incentive potential available for payment through the annual incentive program if the indicated levels of performance were achieved for the 2017 fiscal year. Refer to the discussion under the caption “2017 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 62 of this Proxy Statement, for additional information regarding the annual incentive program.

For Mr. Sulerzyski, represents the threshold, target and maximum opportunities for performance units granted under Peoples' 2006 Plan to be earned for the 12-month performance period ended December 31, 2017.

(3)

Fair value of equity-based grants available for award through the 2017 long-term incentive program under Peoples' 2006 Plan if the indicated level of performance were achieved for the 2017 fiscal year. Equity-based incentive awards are denominated in dollars, rather than number of common shares. As a result, the threshold, target and maximum amounts are shown in “dollars” rather than the “number of common shares.” At the time of payout, the fair value of the actual award earned will be translated into awards of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards are made after results in respect of the fiscal year's performance goals have been measured. Refer to the discussion under the caption “2017 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 62 of this Proxy Statement, for additional information regarding grants of equity-based awards.

The disclosure in this table does not include the performance units approved by the Compensation Committee on July 26, 2017 under a one-time supplemental long-term incentive program as the performance units awarded cover a 24-month performance period that began on January 1, 2018 and will end on December 31, 2019. The maximum dollar amount represented by the performance units awarded to Mr. Sulerzyski is $350,000 and the maximum dollar amount represented by the performance units awarded to each of the other NEOs is $150,000. See the disclosure under “Cash and Equity-Based Inventive Program – Supplemental Long-Term Incentive” in the section captioned “EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS – 2017 Executive Compensation Components” beginning on page 66 of this Proxy Statement for more information about the supplemental long-term incentive program.

(4)

Except as noted in footnote (5) below, the number of common shares shown in column (j) reflects the aggregate number of restricted common shares (if any) granted through the incentive program based upon corporate and individual performance for the 2016 fiscal year, which were granted under the 2006 Plan on February 13, 2017. The fair value of the equity-based incentive awards earned was converted into the number of restricted common shares shown, using the closing price of Peoples' common shares on the grant date. All restricted common shares will vest on February 13, 2020 if the NEO remains employed by Peoples or has met Peoples’ definition of retirement on that date. The vesting is also subject to the requirements that Peoples have maintained a well capitalized status under applicable regulatory standards and reported net income for each of the fiscal years comprising the vesting period. The NEO has the right to vote the common shares underlying the restricted common shares and is entitled to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid or issued.

(5)

Fair value of equity-based grants awarded through the 2016 incentive program under Peoples' 2006 Plan for the performance achieved in the 2016 fiscal year. These grants were approved on February 13, 2017 for performance in 2016. At the time of grant, the fair value of the actual award earned was translated into an award of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards were made after results achieved in the 2016 fiscal year were measured.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table provides information relating to the restricted common share awards held by the NEOs at the end of the 2017 fiscal year. There were no options or SARs held by the NEOs at the end of the 2017 fiscal year.  Each grant of restricted common shares is shown separately for each NEO. The market value of the stock awards is based on the closing price of Peoples' common shares as reported on The NASDAQ Global Select Market® on December 31, 2017, which was $32.62.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)		(k)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/ SARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles W. Sulerzyski	1/29/15	—	—	—	—	—	12,851	(2)	$419,200	—		—
	2/13/17	—	—	—	—	—	6,107	(5)	$199,210	—		—
	2/2/18	—	—	—	—	—	—		—	9,031	(7)	$294,591
John C. Rogers	12/1/15	—	—	—	—	—	3,166	(3)	$103,275	—		—
	2/13/17	—	—	—	—	—	1,700	(5)	$55,454	—		—
	2/2/18	—	—	—	—	—	—		—	2,540	(7)	82,855
Douglas V. Wyatt (1)	6/1/16	—	—	—	—	—	7,500	(6)	$244,650	—		—
	2/13/17	—	—	—	—	—	970	(5)	$31,641	—		—
	2/2/18	—	—	—	—	—	—		—	2,257	(7)	73,623
Robyn A. Stevens	1/29/15	—	—	—	—	—	2,100	(2)	$68,502	—		—
	2/2/16	—	—	—	—	—	1,000	(4)	$32,620	—		—
	2/13/17	—	—	—	—	—	1,700	(5)	$55,454	—		—
	2/2/18	—	—	—	—	—	—		—	1,975	(7)	64,425
Carol A. Schneeberger	1/29/15	—	—	—	—	—	3,900	(2)	$127,218	—		—
	2/13/17	—	—	—	—	—	1,700	(5)	$55,454	—		—
	2/2/18	—	—	—	—	—	—		—	2,116	(7)	$69,024

(1)	Mr. Wyatt became Executive Vice President and Chief Commercial Banking Officer of Peoples on April 1, 2017.
(2)

Represents restricted common shares which had been approved by the Compensation Committee on January 22, 2015, and granted on January 29, 2015, with respect to individual performance for the 2014 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period, and were not vested as of December 31, 2017 but vested on January 29, 2018, the third anniversary of the grant date. This vesting was also subject to the requirements that the NEO remained employed by Peoples on January 29, 2018, and Peoples maintained a well capitalized status under applicable regulatory standards and reported positive net income for each of the fiscal years comprising the vesting period.

(3)

Represents unvested restricted common shares which had been approved by the Compensation Committee on November 6, 2015, and granted on December 1, 2015, with vesting of these restricted common shares to occur on December 1, 2018, if Mr. Rogers remains employed by Peoples on that date.

(4)

Represents unvested restricted common shares which had been approved by the Compensation Committee on January 28, 2016, and granted on February 2, 2016, with respect to individual performance for the 2015 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period, and will vest on the third anniversary of the grant date. The vesting on the third anniversary of the grant date is also subject to the requirements that the NEO remains employed by Peoples on that date, and Peoples has maintained a well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period.

(5)

Represents unvested restricted common shares which were approved and granted by the Compensation Committee on February 13, 2017 with respect to individual performance for the 2016 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period, and will vest on the third anniversary of the grant date. The vesting on the third anniversary of the grant date is also subject to the requirements that the NEO remains employed by Peoples on that date, and Peoples has maintained a well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period.

(6)

Represents unvested restricted common shares which had been approved by the Compensation Committee on January 28, 2016, and granted on June 1, 2016. These restricted common shares were granted with a three-year “cliff-vesting” period, and will vest on the third anniversary of the grant date, if Mr. Wyatt remains employed by Peoples on that date.

(7)

Represents unvested restricted common shares approved and granted by the Compensation Committee on February 2, 2018 with respect to individual performance for the 2017 fiscal year. They were considered “unearned” as they were not granted until after the end of the 2017 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period, and will vest on the third anniversary of the grant date. The vesting on the third anniversary of the grant date is also subject to the requirements that the NEO remains employed by Peoples on that date, and Peoples has maintained a well-capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period.

OPTION EXERCISES AND STOCK VESTED FOR 2017

The following table provides information for the NEOs relating to restricted common shares that vested during the 2017 fiscal year, including the number of common shares acquired upon vesting and the value realized. No options or SARs were exercised by any of the NEOs during the 2017 fiscal year. The values shown below in the “Value Realized on Vesting ($)” column are before payment of any applicable withholding tax.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Valued Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles W. Sulerzyski	—	—	2,968	$93,729
John C. Rogers	—	—	3,167	$107,108
Douglas V. Wyatt	—	—	—	—
Robyn A. Stevens	—	—	478	$15,095
Carol A. Schneeberger	—	—	954	$30,127

PENSION BENEFITS FOR 2017

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs participating in the Retirement Plan as well as the number of years of service credited to each such NEO. The actuarial present value of accumulated benefits payable was determined using interest rate and mortality rate assumptions consistent with those used in Peoples' Consolidated Financial Statements, as disclosed in “Note 11 Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of Item 8 of Part II of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Information regarding the terms of the Retirement Plan applicable to the NEOs who are participants in the Retirement Plan can be found in the discussion under the caption “Retirement and Other Benefits” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 48 of this Proxy Statement.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles W. Sulerzyski (1)	Retirement Plan	—	—	—
John C. Rogers (1)	Retirement Plan	—	—	—
Douglas V. Wyatt (1)	Retirement Plan	—	—	—
Robyn A. Stevens	Retirement Plan	14	$117,026	—
Carol A. Schneeberger	Retirement Plan	35	$1,100,361	—

(1)	Messrs. Sulerzyski, Rogers, and Wyatt were employed by Peoples after the Retirement Plan was closed to new entrants and, therefore, are not and will not be participants in the Retirement Plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2017

The following table provides information regarding two separate non-qualified deferred compensation plans maintained by Peoples. The first plan as to which information is provided in the following table reflects cash incentives earned by Ms. Schneeberger under the Pre-2010 Incentive Plan but which were deferred in accordance with the terms of the Pre-2010 Incentive Plan. No other NEO participated in the Pre-2010 Incentive Plan. Ms. Schneeberger was required to defer 25% of any annual cash incentives earned under the terms of the Pre-2010 Incentive Plan. Once the mandatory deferral period lapsed, Ms. Schneeberger was permitted to either take a cash distribution or further defer receipt of the cash incentive, until she retires or her employment is terminated. Interest on the deferred compensation is accrued at a rate equal to 50% of Peoples' Return on Average Stockholders' Equity achieved during each calendar year throughout the deferral period. In addition to the mandatory 25% deferral, Ms. Schneeberger also had the option to (i) defer any remaining annual cash incentive compensation to be paid to her and (ii) further defer the mandatory amount after the original three-year period had lapsed until she retires or until her employment with Peoples is terminated. If Ms. Schneeberger qualifies as a “specified employee” for purpose of Section 409A of the Internal Revenue Code on the date of her separation from service, the distribution of the account will be delayed until the first business day of the seventh month following the date of separation of service. Since 2010, the sole activity under the Pre-2010 Incentive Plan has been further deferrals of previously deferred mandatory amounts or payouts as described in this paragraph.

The second plan as to which information is provided in the following table is the NQDC Plan. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of ERISA. Participants may elect to defer base salary, annual bonus, incentive compensation and other compensation such as commissions, but not equity-based awards. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.

Peoples may make discretionary contributions to participants' bookkeeping accounts in such amount that would have been made pursuant to Peoples' 401(k) Plan as matching contributions if all amounts selected to be deferred by participants under the NQDC Plan had been deferred under Peoples' 401(k) Plan. Any such contributions will be credited to the participants' bookkeeping accounts during the first calendar quarter following the last day of the plan year with respect to which the related compensation was deferred by participants and will vest in accordance with the vesting schedule under Peoples' 401(k) Plan, provided that the amounts will become fully vested in the event of a participant's retirement or death, and will be forfeited if a participant is terminated for cause.

The amount reflected in a participant's bookkeeping account will be distributed on the January 1 immediately following the participant's termination of employment in a single lump-sum payment; provided, however, that, at the time a participant makes an initial deferral election under the NQDC Plan, the participant may elect to receive distribution of the participant's account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant's termination and on each January 1 thereafter. If a participant dies before distribution of the amount reflected in the participant's bookkeeping account or complete distribution of the participant's account, then the participant's account will be distributed to the participant's beneficiary within 90 days after the participant's death. If a participant qualifies as a “specified employee” for purpose of Section 409A of the Internal Revenue Code on the date of his or her separation from service, the distribution of the account will be delayed until the first business day of the seventh month following the date of separation of service. The first payment to be made after such delay will include the cumulative amount, if any, of any amounts which would have otherwise been paid in accordance with the participant's election.

The 2017 eligibility criteria required participants to have (i) either a 2016 gross compensation of at least $200,000 or annualized 2017 current year base salaries of at least $200,000 and (ii) an officer title of Vice President or greater at Peoples or any of its affiliates. Each of the NEOs met these criteria. Mr. Sulerzyski, Ms. Schneeberger and Mr. Rogers elected to participate in the NQDC Plan during 2017.

(a)	(b)	(c)	(d)	(e)		(f)	(g)
Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(3)	Registrant Contributions in Last Fiscal Year ($)(4)	Aggregate Earnings (Loss) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)(7)	Aggregate Balance at Last Fiscal Year-End ($)
Charles W. Sulerzyski	Pre-2010 Incentive Plan (1)	—	—	—		—	—
	NQDC Plan	$24,809	$18,742	$26,823	(5)	$1,114	$176,096	(8)
John C. Rogers	Pre-2010 Incentive Plan (1)	—	—	—		—	—
	NQDC Plan	$18,300	$5,600	$20,367	(5)	$840	$132,396	(8)
Douglas V. Wyatt (2)	Pre-2010 Incentive Plan (1)	—	—	—		—	—
	NQDC Plan	—	—	—		—	—
Robyn A. Stevens (2)	Pre-2010 Incentive Plan (1)	—	—	—		—	—
	NQDC Plan	—	—	—		—	—
Carol A. Schneeberger	Pre-2010 Incentive Plan	—	—	$956	(6)	—	$23,340	(9)
	NQDC Plan	$2,517	$3,466	$1,639	(5)	$131	$19,408	(8)

(1)	Messrs. Sulerzyski, Rogers, and Wyatt, and Ms. Stevens do not participate in the Pre-2010 Incentive Plan.
(2)

Mr. Wyatt became Executive Vice President, Chief Commercial Banking Officer of Peoples on April 1, 2017. Mr. Wyatt and Ms. Stevens were eligible to but did not participate in the NQDC Plan during 2017.

(3)

The amount reported represents the aggregate amount deferred by each participant under the NQDC Plan for compensation earned during 2017 and contributed to the NQDC Plan. These amounts are included in “Salary” for 2017 in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(4)

The amount reported represents the matching contribution made by Peoples to each participant's account, pursuant to the NQDC Plan. These matching contributions were made on March 19, 2018 with respect to the participant's 2017 contributions. These amounts are included in “All Other Compensation” for 2017 in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(5)

The amounts reported represent the aggregate annual gain accrued during 2017. The amounts in this column are not reported in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement, as they are not above market or preferential.

(6)

The amount reported represents the aggregate earnings on the accumulated mandatory and voluntary deferrals of cash incentives. The interest rate for 2017 was 4.27%. Because this interest rate was above-

market or preferential, the amount considered to be above market is included in the amount shown for 2017 for Ms. Schneeberger in the “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(7)	The amounts reported represent fees paid for record keeping and administration of the NQDC Plan.
(8)

The amounts reported represent the accumulated total of executive contributions, company matching contributions, and aggregate earnings (loss) under the NQDC Plan for each participant. The following amounts of earnings are included in the aggregate balance as of December 31, 2017 and have not been reported as compensation to the listed officers in the Summary Compensation Tables for 2017, 2016 and 2015: (a) Mr. Sulerzyski - $33,567; (b) Mr. Rogers - $24,798; and (c) Ms. Schneeberger - $2,169.

(9)

This amount represents the accumulated voluntary deferrals of cash incentives and earnings thereon. All of this amount has been previously reported as compensation to Ms. Schneeberger in the Summary Compensation Tables for past fiscal years, as well as for 2017.

OTHER POTENTIAL POST EMPLOYMENT PAYMENTS

The amount of compensation payable to each NEO upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control of Peoples, and termination in the event of the death or disability of the NEO is described below.

In the event of the retirement, disability or death of an NEO, or a change in control of Peoples, vesting would be accelerated with regard to the mandatory deferrals of cash incentives earned under the Pre-2010 Incentive Plan. An NEO participating in the NQDC Plan is fully vested at all times in the portion of the participant's bookkeeping account attributable to compensation deferred by the participant, Peoples' discretionary matching contributions, and any deemed earnings on such amounts.

Payments Made Upon Termination

Regardless of the manner in which an NEO's employment terminates, including termination for cause with the exception noted below, the NEO is entitled to receive amounts earned during the NEO’s term of employment. These amounts are not included in the table below. Such amounts would include:

•	all vested equity-based awards earned through the long-term equity-based incentive compensation programs;
•

all cash incentives voluntarily deferred under the Pre-2010 Incentive Plan (this amount for Ms. Schneeberger ($23,340) is included in the table in the section captioned “NON-QUALIFIED DEFERRED COMPENSATION FOR 2017” beginning on page 80 of this Proxy Statement, and shown in the “Aggregate Balance at Last Fiscal Year-End” column;

•	the balance of the NEO's account in Peoples' 401(k) Plan;
•

the balance credited to the NEO's bookkeeping account in the NQDC Plan (this amount as of December 31, 2017 is included in the table in the section captioned “NON-QUALIFIED DEFERRED COMPENSATION FOR 2017” beginning on page 80 of this Proxy Statement, and shown in the “Aggregate Balance at Last Fiscal Year-End” column; and

•

amounts accrued and vested under the NEO's account in the Retirement Plan. These amounts are included in the table in the section captioned “PENSION BENEFITS FOR 2017” on page 80 of this Proxy Statement, and shown in the “Present Value of Accumulated Benefit” column. Each of Ms. Stevens and Ms. Schneeberger has met the five or more years of service requirement and would be paid the amount shown for her upon any termination of employment.

Payments Made Upon Retirement

In the event of the retirement of a NEO (whether normal or early), in addition to the items identified above, the NEO would receive the following benefits:

•	pay for a pro rata portion of unused paid time off, commensurate with the length of service in the current calendar year; and
•	unvested grants would vest in accordance with the time-based and performance-based vesting requirements specific to the grant, and would not be accelerated based upon retirement or death.

For purposes of the Retirement Plan, retirement may occur at the age of 65 (normal retirement) or at the age of 50 if the executive officer has at least ten years of service with Peoples (early retirement), or at such other age or after such other number of years of service as the Compensation Committee determines to be appropriate.

For purposes of the 2006 Plan, retirement may occur: (i) in the case of grants made prior to January 25, 2018, at the age of 65 if the executive officer has at least 10 years of service; and (ii) in the case of grants made on or after January 25, 2018, at the age of 62 if the executive officer has at least five years of service.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the NEO would also receive benefits under Peoples' disability plan or the NEO’s beneficiary would also receive payments under the Peoples Bancorp Group Term Life Insurance Plan, as applicable.

Payments Made Upon a Change in Control

In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the “acquiror”) does not assume or substitute equivalent awards for outstanding grants of options, SARs, restricted common shares, restricted performance stock, or performance units, all such outstanding options and SARs would become immediately and fully exercisable and, in the case of restricted common shares (other than restricted performance stock), all outstanding awards would become immediately and fully vested. In the case of restricted performance stock and performance units, all outstanding awards would be deemed to have been fully earned based on the target level of performance being attained as of the effective date of the change in control. Additionally, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding restricted common shares, restricted performance stock, or performance units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples' common shares underlying such awards.

In the event of a change in control where Peoples is the surviving entity, or the acquiror assumes the outstanding options, SARs, restricted common shares, restricted performance stock or performance units, or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates, then all such awards or substitutes would remain outstanding and be governed by their respective terms and the provisions of the 2006 Plan. In such a change in control scenario:

•

If a NEO is terminated without cause or terminates his or her employment with Peoples and our subsidiaries and/or the acquiror for good reason within 24 months following the change in control, and Peoples is the surviving corporation or the acquiror has assumed the outstanding awards, then all of the NEO's outstanding options and SARs would become immediately and fully exercisable and, in the case of restricted common shares (other than restricted performance stock), all outstanding awards would become immediately and fully vested. In the case of restricted performance stock, all of the NEO's outstanding awards would be deemed to have been fully earned based on the target level of performance being attained.

In the case of the performance units granted to Mr. Sulerzyski, he would receive a pro-rata portion of the performance units determined by multiplying the number of performance units that would have been earned if his employment had not terminated, by a fraction the numerator of which is the number of whole months that have elapsed in the performance period to the date of the termination of his employment and the denominator of which is 12.

In the case of outstanding options or SARs, the NEO may exercise these options or SARs at any time within one year after such termination, except that an option or SAR would not be exercisable on any date beyond the expiration date of such option or SAR. If the NEO dies after such termination, the exercisability of all outstanding options or SARs would be treated in the same manner as that provided for a termination due to retirement; and

•

If a NEO's employment is terminated for cause within 24 months following such change in control and Peoples is the surviving corporation or the acquiror has assumed the outstanding awards, then any options or SARs of such individual would expire, any non-vested restricted common shares, restricted performance stock, or performance units would be forfeited, and all rights under such awards would terminate immediately.

We have entered into change in control agreements with the NEOs currently serving with Peoples. Under the change in control agreements, a change in control occurs when one or more of the following events take place:

•

a “person” or “group” (as defined in Section 409A of the Internal Revenue Code) acquires ownership of shares of Peoples that, together with shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of Peoples;

•

any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of shares of Peoples possessing 35% or more of the total voting power of the shares of Peoples;

•

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date that such appointments or elections are made; or

•

any person or group acquires (or has acquired), during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from Peoples that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Peoples immediately prior to such acquisition or acquisitions.

Generally, the agreements provide for severance compensation to the NEOs if their employment is terminated by Peoples or its successor for any reason other than cause (defined as gross negligence or gross neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude in connection with their employment with Peoples; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples committed in connection with their employment with Peoples; or issuance of an order by the banking regulators of Peoples for removal of the NEO) within six months prior to or 24 months after a defined change in control occurs. In addition, compensation will be paid if the NEO voluntarily terminates employment during the same periods because of: (i) the assignment to the NEO of any material duties or responsibilities inconsistent with the NEO's position(s), or a change in the NEO's reporting responsibilities, title(s), or office(s), or any removal of the NEO from or any failure to re-elect the NEO to any such position(s), except in connection with the NEO's termination of employment for cause, disability, retirement, or as a result of the NEO's death; (ii) a reduction in the NEO's base salary; (iii) the taking of any action by Peoples or its successor which would adversely affect the NEO's participation in or materially reduce the NEO's benefits under any benefit plans; (iv) any failure of Peoples to obtain the assumption of the agreement by any successor; or (v) geographic relocation of the NEO to an office location more than 50 miles from the NEO's then current location without the NEO's consent or without reimbursement of reasonable moving expenses incurred by the NEO relating to a change of the NEO's principal residence in connection with relocation.

For each of the NEOs except Ms. Stevens and Mr. Wyatt, the NEO's base annual compensation for purposes of the NEO’s respective agreement would be calculated as the average annualized compensation paid by Peoples which was includable in gross income, prior to any reductions for deferred arrangements, during the most recent five taxable years ending before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered. If such NEO has worked for Peoples for less than five years, the average annualized compensation paid by Peoples would be calculated for the number of years employed by Peoples.

Peoples changed the method of determining severance compensation for agreements entered into beginning in 2016.  For Ms. Stevens and Mr. Wyatt, the base annual compensation for purposes of his or her respective agreement would be calculated as the sum of (a) his or her annualized monthly base salary, payable by Peoples for the calendar year in which the date of the change in control occurs, plus (b) the average annualized awards payable to him or her under Peoples' annual cash incentive program with respect to the most recent three calendar years ended before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered.

Under the agreements, severance provisions include: (i) a lump-sum cash payment of two times base annual compensation for Mr. Rogers, Mr. Wyatt, Ms. Stevens and Ms. Schneeberger, and two and one-half times base annual compensation for Mr. Sulerzyski, in each case payable within 30 days following the NEO's termination date with such payment delayed until the first business day of the seventh month following the NEO's termination date if the NEO is a “specified employee” for purposes of Section 409A of the Internal Revenue Code; (ii) continuing participation in life, medical, and dental insurance for 12 months (15 months in the case of Mr. Sulerzyski) substantially in the same form and expense to the NEO as that received on the date of termination; (iii) the NEO agreeing not to disclose to others any confidential information; and (iv) the NEO entering into a non-compete agreement for 12 months (15 months for Mr. Sulerzyski) immediately following the date of termination. The non-compete provision prohibits the NEO from directly or indirectly engaging in any business in which Peoples directly or indirectly engages within Peoples' geographic market during the term of the NEO's agreement.

The following table summarizes payments which would have been made and benefits that would have been provided to the NEOs with respect to previously unvested cash-based awards and unvested equity-based awards as well as under the terms of the change in control agreements if a termination event had occurred on December 31, 2017. Actual amounts to be paid out or provided can only be determined at the time of an NEO's actual separation from service with Peoples. Please refer to the discussion under the headings “Payments Made Upon Termination,” “Payments Made Upon Retirement” and “Payments Made Upon Death or Disability” for the other payments which would have been made and benefits that would have been provided to the NEOs if a termination event had occurred on December 31, 2017. The performance units approved by the Compensation Committee on July 26, 2017 under the one-time supplemental long-term incentive program are not included in the following table as the performance units awarded cover a 24-month performance period that began after December 31, 2017 (i.e., the period began on January 1, 2018 and will end on December 31, 2019).  Please refer to the discussion under “Cash and Equity-Based Incentive Program – Supplemental Long-Term Incentive” in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS – 2017 Executive Compensation Components” beginning on page 66 of this Proxy Statement for more information about the supplemental long-term incentive program.

Compensation & Benefits Payable Upon Termination	Voluntary Termination	Retirement or Disability	Involuntary Not for Cause Termination	For Cause Termination	CIC Involuntary or Good Reason Termination	Death
Charles W. Sulerzyski
2.5 times Base Annual Compensation	—	—	—	—	$1,898,381	—
Welfare Plan Benefits (1)	—	—	—	—	$19,603	—
Value of Unvested Restricted Common Shares	—	$618,410	—	—	$618,410	$618,410
Performance Unit Award (2)	—	$327,000	—	—	$257,500	$327,000
Reduction in Payment (3)	—	—	—	—	$(515,838)	—
Total	—	$945,410	—	—	$2,278,056	$945,410
John C. Rogers
2.0 times Base Annual Compensation	—	—	—	—	$823,500	—
Welfare Plan Benefits (1)	—	—	—	—	15,683	—
Value of Unvested Restricted Common Shares	—	$158,729	—	—	$158,729	$158,729
Total	—	$158,729	—	—	$997,912	$158,729
Douglas V. Wyatt
2.0 times Base Annual Compensation	—	—	—	—	$675,000	—
Welfare Plan Benefits (1)	—	—	—	—	15,594	—
Value of Unvested Restricted Common Shares	—	$276,291	—	—	$276,291	276,291
Total	—	$276,291	—	—	$966,885	$276,291
Robyn A. Stevens
2.0 times Base Annual Compensation	—	—	—	—	$502,198	—
Welfare Plan Benefits (1)	—	—	—	—	$5,258	—
Value of Unvested Restricted Common Shares	—	$156,576	—	—	$156,576	$156,576
Total	—	$156,576	—	—	$664,032	$156,576
Carol A. Schneeberger
2.0 times Base Annual Compensation	—	—	—	—	$599,474	—
Welfare Plan Benefits (1)	—	—	—	—	$5,560	—
Value of Unvested Restricted Common Shares	—	$182,672	—	—	$182,672	$182,672
Total	—	$182,672	—	—	$787,706	$182,672

(1)

Under the terms of the change in control agreements, the NEOs continue to participate in life, medical, and dental insurance during the term of their respective non-compete agreements -- 15 months for Mr. Sulerzyski, and 12 months for the other officers.

(2)	Mr. Sulerzyski would have been entitled to the payments listed under the terms of his 2006 Plan Performance Unit Award Agreement which was approved by the Compensation Committee on January 26, 2017.
(3)

In the event any payments to the NEOs would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the payments would be reduced to the extent necessary to ensure that such payments would be limited to the greater of (i) the dollar amount which could be paid to the NEO without triggering an excise tax under Section 4999 of the Internal Revenue Code, or (ii) the greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code on the total payments.

Mr. Sulerzyski would have been the only NEO as to whom payments would have triggered an excise tax under Section 4999 in the hypothetical situation described in the preceding paragraph. In this case, option (i) as described in the preceding paragraph would have resulted in the greatest after-tax amount and, as such, his payment would have been reduced in order to avoid triggering the excise tax. The amount shown is the amount by which his payment would have been reduced.

Equity Compensation Plan Information

The table below provides information as of December 31, 2017, with respect to compensation plans under which common shares of Peoples are authorized for issuance to directors, officers or employees in exchange for consideration in the form of goods or services.  These compensation plans include:

(i)	the 2006 Plan;
(ii)	the Deferred Compensation Plan for Directors; and
(iii)	the ESPP.

All of these compensation plans were approved by the shareholders of Peoples.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a))
Equity compensation plans approved by shareholders	325,526	(1)	$23.77	(2)	431,210	(3)
Equity compensation plans not approved by shareholders	—	—		—
Total	325,526		$23.77		431,210
(1)

Includes an aggregate of 14,637 common shares issuable upon exercise of options and SARs granted under the 2006 Plan; 276,842 restricted common shares subject to time-based or performance-based vesting restrictions granted under the 2006 Plan; and 34,047 common shares allocated to participants' bookkeeping accounts under the Deferred Compensation Plan for Directors.

(2)

Represents weighted-average exercise price of outstanding options and SARs granted under the 2006 Plan.  The weighted-average exercise price does not take into account the common shares underlying time-based or performance-based restricted common share awards granted under the 2006 Plan or common shares allocated to participants' bookkeeping accounts under the Deferred Compensation Plan for Directors.

(3)

Includes 174,608 common shares remaining available for future grants under the 2006 Plan at December 31, 2017, as well as 256,602 common shares remaining available for issuance and delivery under the ESPP.  No amount is included for potential future allocations to participants' bookkeeping accounts under the Deferred Compensation Plan for Directors since the terms of the Deferred Compensation Plan for Directors do not provide for a specified limit on the number of common shares which may be allocated to participants' bookkeeping accounts.

DIRECTOR COMPENSATION

Peoples uses a combination of cash and equity-based compensation to attract and retain qualified directors to serve on the Board. Director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;
•	Ensure Peoples can attract and retain outstanding director candidates;
•	Recognize the substantial time commitments necessary to oversee the affairs of Peoples; and
•	Support the independence of thought and action expected of directors.

Compensation Paid to Board Members

2017 Fiscal Year

The Compensation Committee believes the combination of cash and equity-based compensation (in the form of common shares) in its director compensation model promotes independent decision-making on the part of directors as the common shares have immediate value, unlike stock options or similar forms of equity-based awards. In 2017, each director of Peoples, other than Mr. Sulerzyski, received an annual retainer of $44,800 paid in quarterly installments. The annual retainer was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

In 2017, the Chairs of the Audit, Compensation, Governance and Nominating, and Risk Committees each received an annual retainer of $5,000 paid in quarterly installments. The annual retainer was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

In 2017, the Chairman of the Board received an annual retainer of $20,000 paid in quarterly installments, with 60% paid in cash and 40% paid in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

All directors of Peoples are also directors of Peoples Bank. Directors receive compensation for their service as Peoples Bank directors in addition to the compensation received for their service as directors of Peoples. In 2017, each director of Peoples, other than Mr. Sulerzyski, received for service as a director of Peoples Bank an annual retainer of $11,200 paid in quarterly installments, with 60% paid in cash and 40% paid in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

The director compensation described above is reflected in the “DIRECTOR COMPENSATION FOR 2017” table found on page 92 of this Proxy Statement. The Compensation Committee believes the compensation paid to directors is commensurate with the level of responsibility and accountability of each director and is appropriate to maintain the caliber of directors necessary to promote long-term shareholder value based upon periodic review of director compensation data from the Peer Group described in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 48 of this Proxy Statement.

Mr. Sulerzyski received no compensation as a director of Peoples or Peoples Bank during 2017.

Directors who travel a distance of 50 miles or more to attend a Board or Board committee meeting of Peoples or Peoples Bank receive a $150 travel fee. A single travel fee of $150 is paid for multiple meetings occurring on the same day or consecutive days. Directors who travel a distance of 500 miles or more (round trip) to attend a Board or Board committee meeting are reimbursed for the actual cost of reasonable travel expenses including coach class airfare, car rental, and other usual and customary travel expense in lieu of the $150 fee. Directors who stay overnight to attend a meeting are reimbursed for the actual cost of their overnight accommodations. Peoples believes these fees and reimbursements are reasonable and partially offset travel expenses incurred by those directors living outside the Marietta, Ohio area, where Board and Board committee meetings are typically held.

Additionally, on January 31, 2017, based on the recommendation of the Compensation Committee, each of the directors, other than Mr. Sulerzyski, received a grant of 300 restricted common shares. The restricted common shares had a time-based vesting requirement that was met six months after the grant date, provided the individual was still serving as a director at that time. The Board waived the vesting requirement for former director Dr. Brenda F. Jones, who retired as a director of Peoples when her term ended on April 27, 2017. The restricted common shares granted on January 31, 2017 are reported in the “Stock Awards” column of the “DIRECTOR COMPENSATION FOR 2017” table found on page 92 of this Proxy Statement.

2018 Fiscal Year

The Board has not made any changes to the director compensation arrangements discussed above for the 2018 fiscal year, except that on August 24, 2017, the Board added an annual grant of 400 unrestricted common shares to each director, with the exception of Mr. Sulerzyski, to be paid in the first quarter of each fiscal year beginning in 2018. This annual grant is separate from the annual retainers discussed above. The common shares awarded as the annual grant in the first quarter of 2018 were granted on January 31, 2018.

Additionally, beginning January 1, 2018, the Peoples director who serves as Chair of the Special Compliance Committee of the Board of Directors of Peoples Bank will receive an annual retainer of $5,000 paid in quarterly installments.  The annual retainer will be paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.

Other Information Regarding Equity-Based Compensation

The full Board approves all equity-based awards made to individuals serving as non-employee directors of both Peoples and Peoples Bank. The grant date for equity-based awards made to non-employee directors of Peoples and Peoples Bank is typically the date of the approval by the Board, the date of election or appointment, or the second business day following the date on which any material information has been publicly disclosed, whichever is the latest. The price by which the value of equity-based awards is measured is the closing price of Peoples' common shares on The NASDAQ Global Select Market® on the grant date.

Deferred Compensation Plan for Directors

Since 1991, we have maintained the Deferred Compensation Plan for Directors. Voluntary participation in the Deferred Compensation Plan for Directors allows a non-employee director of Peoples, or of any of our subsidiaries, to defer all or part of the compensation (including compensation in the form of common shares), and the federal income tax thereon, received for services provided as a director of Peoples or of one of our subsidiaries. Since 1998, directors participating in the Deferred Compensation Plan for Directors have been permitted to allocate their deferrals within their respective bookkeeping accounts under the Deferred Compensation Plan for Directors between a cash account and a stock account. Deferrals with respect to compensation in the form of common shares are automatically deferred to the stock account. The cash account earns interest equal to Peoples Bank's three-year certificate of deposit interest rate. The stock account receives allocations to a bookkeeping account of Peoples' common shares on the first business day of each calendar quarter based upon the cash portion of amounts deferred during the previous calendar quarter and the fair market value of Peoples' common shares and is credited with subsequent cash dividends on the common shares previously allocated to the stock account (which will be similarly credited in the bookkeeping account as Peoples' common shares). If a participant fails to make an election, 100% of the participant's deferrals will be allocated to the cash account. The only right a participant in the Deferred Compensation Plan for Directors has with respect to his or her cash account and/or stock account is to receive distributions upon termination of service as a director. Distribution of the deferred amounts is made in a lump sum or substantially equal annual installments over a period of up to five years, at the election of the director beginning (i) on the first business day of the calendar month following the date of the director's termination of service due to resignation, retirement, death or otherwise for the portion of the account, if any, that was earned and vested before January 1, 2005, and any additions attributable to such portion of the account; and (ii) on the first business day of the calendar month following the earlier of the director's death or separation from service as a director for the remaining portion of the account. For a director who is also a “specified employee” for purpose of Section 409A of the Internal Revenue Code on the date of the director's separation from service, the distribution of the portion of the account that was earned and vested on or after January 1, 2005, will be delayed until the first business day of the seventh month following the date of separation of service. The stock account is distributed only in common shares of Peoples, and the cash account is distributed only in cash.

All Other Compensation

The non-employee directors are eligible, at their own cost, to participate in the medical and dental insurance plans maintained by Peoples for employees. In addition, the non-employee directors automatically receive a group term life insurance benefit, the premiums for which are paid by Peoples. This benefit is also provided for directors after their retirement from Peoples. The maximum benefit under the group term life insurance is $50,000 for directors age 65 or younger. The maximum benefit decreases by a percentage for each year beyond age 65 until it reaches a maximum payout of $5,000 at age 90.

During 2016, the Board approved the purchase of split-dollar bank owned life insurance, and all of the directors serving at the time were offered the opportunity to participate in this benefit. Those directors who elected to participate each receive a $50,000 life insurance death benefit while serving as a director and a $25,000 life insurance death benefit after retiring from Peoples at no cost to the director. As the owner of the policy, Peoples can elect to terminate this coverage at any time.

Stock Ownership Guidelines

Peoples' Corporate Governance Guidelines require that directors establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director's personal financial circumstances; provided, however, that within seven years after the date of his or her election to the Board, each director must own at least 10,000 common shares of Peoples or common shares having a market value of $200,000, whichever is less. In addition, directors are prohibited from holding Peoples' securities in a margin account or otherwise pledging Peoples' securities as collateral for a loan or other financial obligations. Directors are also prohibited from engaging in hedging or monetization transactions involving Peoples' securities through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

DIRECTOR COMPENSATION FOR 2017

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($)(6)	Stock Awards ($)(7)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Tara M. Abraham	$34,200	$31,715	—	—	$4,573	$54	$70,542
Carl L. Baker, Jr. (2)	$5,688	$3,592	—	—	$300	$9	$9,589
S. Craig Beam	$33,750	$31,715	—	—	—	$54	$65,519
George W. Broughton	$36,900	$33,715	—	—	$1,482	$54	$72,151
David F. Dierker	$36,600	$33,715	—	—	$5,658	$54	$76,027
James S. Huggins	$35,960	$33,089	—	—	$3,845	$54	$72,948
Brooke W. James	$34,350	$31,715	—	—	—	$54	$66,119
Dr. Brenda F. Jones (3)	$10,892	$16,577	—	—	4,528	$18	$32,015
David L. Mead	$45,750	$39,715	—	—	$10,377	$54	$95,896
Susan D. Rector	$37,350	$33,715	—	—	—	$54	$71,119
Terry Sweet (4)	$31,267	$30,159	—	—	—	$45	$61,471
Thomas J. Wolf (5)	$1,307	$871	—	—	—	$2	$2,180

(1)

Charles W. Sulerzyski, who serves as President and Chief Executive Officer of each of Peoples and Peoples Bank, is not included in this table. Mr. Sulerzyski receives no compensation in his capacity as a director of Peoples and Peoples Bank. The compensation received by Mr. Sulerzyski as an executive officer of Peoples and Peoples Bank is shown in the table under the section captioned “SUMMARY COMPENSATION TABLE FOR 2017” beginning on page 74 of this Proxy Statement.

(2)	Mr. Baker resigned from the Board effective February 22, 2017.
(3)	Dr. Jones retired from the Board upon the expiration of her term at the 2017 Annual Meeting of Shareholders held on April 27, 2017.
(4)	Mr. Sweet was elected as a director effective January 26, 2017.
(5)	Mr. Wolf resigned from the Board effective January 14, 2017
(6)

Amounts reported represent the aggregate cash quarterly retainers and travel fees paid to each director. Included in these amounts are voluntary elective deferrals of fees made pursuant to the Deferred Compensation Plan for Directors. Deferrals of these fees for 2017 were: $56,000 for Ms. Abraham; $61,000 for Mr. Dierker; and $10,892 for Dr. Jones; All other amounts representing the cash portion paid for quarterly retainers, and travel fees for 2017 are included in this table. Pursuant to the 2017 compensation structure for directors, the portion of quarterly retainers paid in stock awards is detailed in column (c). All directors identified in this table are, or, in the cases of Messrs. Baker and Wolf and Dr. Jones, were, non-employee directors of both Peoples and Peoples Bank and were compensated through retainers paid quarterly, for their service to both boards.

(7)

Amounts reported represent the sum of: (i) the grant date fair value of common shares at the time of payment for, the common share payments made quarterly, to the directors as the equity portion of the quarterly retainers for services rendered as a director of Peoples and Peoples Bank, and (ii) the grant date fair value of the 300 restricted common shares granted to each non-employee director on January 31, 2017, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value related to each issuance of common shares represented the closing price of Peoples' common shares on The NASDAQ Global Select Market® on the date of issuance times the number of common shares issued.

(8)	Amounts reported represent 2017 earnings on each participating director's bookkeeping account under the Deferred Compensation Plan for Directors.
(9)	Amounts reported represent the amount of Peoples' 2017 annual premium payment for group term life insurance covering each of the directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of S. Craig Beam, George W. Broughton and Susan D. Rector served as a member of the Compensation Committee of the Board throughout the 2017 fiscal year and each continues to so serve. Terry T. Sweet became a member of the Compensation Committee on January 26, 2017 and continues to so serve.  Director David F. Dierker served as a member of the Compensation Committee in 2017 until April 27, 2017. Former director Carl L. Baker, Jr. served as a member of the Compensation Committee in 2017 through his retirement date of February 22, 2017.  None of these individuals has been an officer or employee of Peoples or any of our subsidiaries. Each of the current members of the Compensation Committee and Messrs. Baker and Dierker qualified as an independent director under the applicable NASDAQ rules while each individual served on the Compensation Committee during the 2017 fiscal year, and each of the current members of the Compensation Committee continues to so qualify. During the 2017 fiscal year, Peoples Bank entered into lending relationships with certain members of the Compensation Committee, with members of their respective families and with corporations and organizations as to which they serve as executive officers or beneficially own more than 10% of the equity securities. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. During the 2017 fiscal year, no executive officer of Peoples served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Board of Peoples or the Compensation Committee.

AUDIT COMMITTEE REPORT

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017

Management has represented to the Audit Committee that Peoples' audited consolidated financial statements as of and for the fiscal year ended December 31, 2017, were prepared in accordance with GAAP in the United States and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

In addition, the Audit Committee has discussed and reviewed with Ernst & Young LLP (“EY”), Peoples' independent registered public accounting firm, all communications and other matters required to be discussed by auditing standards generally accepted in the United States, including those described in Public Company Accounting Oversight Board (United States) (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committee) and by SEC rules, as well as significant current accounting developments and issues. The Audit Committee has also reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2017 with EY.

The Audit Committee has received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY the independence of EY. The Audit Committee has discussed with EY any relationships with or services to Peoples or our subsidiaries that may impact EY's independence and objectivity, including the non-audit services rendered by EY, and the Audit Committee has satisfied itself as to EY's independence.

Based on the Audit Committee's reviews and discussions with management and EY, and the Audit Committee's review of the report of EY to the Audit Committee, the Audit Committee recommended to the Board that Peoples' audited consolidated financial statements be included in Peoples' Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 for filing with the SEC.

Submitted by the Audit Committee of the Board:

David F. Dierker (Chair), Brooke W. James, David L. Mead, and Terry T. Sweet.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2018, the Audit Committee appointed EY as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2018. EY has served as Peoples' independent auditors/independent registered public accounting firm since 1995.

Fees

Fees for services rendered by EY for each of the 2017 fiscal year and the 2016 fiscal year were:

	2017	2016
Audit Fees (1)	$786,485	$787,455
Tax Fees (2)	53,517	52,000
All Other Fees (3)	142,687	135,574
Total	$982,689	$975,029

(1)

Audit Fees pertain to professional services rendered in connection with the audit of Peoples' annual consolidated financial statements and review of the consolidated financial statements included in Peoples' Quarterly Reports on Form 10-Q, as well as internal control testing for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees pertain to services rendered for tax planning and advice, tax compliance, and assistance with tax audits and appeals.
(3)

All Other Fees pertain to federal and state income tax preparation services for trust accounts with Peoples Bank. Peoples Bank offsets this expense by charging each trust account with a tax preparation fee.

EY did not render any other services to Peoples or any of our subsidiaries during the 2017 fiscal year or the 2016 fiscal year. All of the services described under “Audit Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.

Pre-Approval Policy

The Audit Committee has adopted, and the Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or be subject to the requirement that the specific pre-approval of the Audit Committee be obtained (“specific pre-approval”). Appendices to the Pre-Approval Policy describe the Audit, Audit-Related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee states otherwise. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent reviews and determinations.

The Pre-Approval Policy does not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee, however, may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at that committee's next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chair of the Audit Committee.

All requests or applications for services to be provided by the independent registered public accounting firm are to be submitted to the Chief Financial Officer of Peoples, and must include a detailed description of the services to be rendered. The Chief Financial Officer and the independent registered public accounting firm must determine jointly whether, in their view, the request or application is consistent with the SEC's and the PCAOB's rules on auditor independence and is an appropriate service. If so, the Chief Financial Officer will request specific pre-approval from the Audit Committee (or its designee) as appropriate. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee has designated the Director of Risk Management of Peoples to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The Director of Risk Management reports to the Audit Committee on a periodic basis as to the results of such monitoring. Both the Director of Risk Management and the management of Peoples are to immediately report to the Chair of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the Director of Risk Management or any member of management.

PROPOSAL NUMBER 6:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed EY to serve as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2018, and recommends that Peoples' shareholders vote for the ratification of that appointment. EY audited Peoples' consolidated financial statements as of and for the fiscal year ended December 31, 2017, and the effectiveness of Peoples' internal control over financial reporting as of December 31, 2017. Representatives of EY are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The appointment of Peoples' independent registered public accounting firm is made annually by the Audit Committee. Peoples has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm's role in reviewing the quality and integrity of Peoples' consolidated financial statements and internal control over financial reporting. Before appointing EY, the Audit Committee carefully considered that firm's qualifications as Peoples' independent registered public accounting firm and the audit scope.

Recommendation and Vote

THE AUDIT COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT PEOPLES' SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of EY as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2018. The effect of an abstention is the same as a vote “AGAINST.” Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of EY and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of EY is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” would permit Peoples to send: (a) a single annual report and/or a single Proxy Statement or (b) a single Notice of Internet Availability of Proxy Materials, as applicable, to any household at which two or more different registered shareholders reside if Peoples reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must consent to the householding process in accordance with applicable SEC rules, and may at any time request that Peoples promptly deliver to such shareholder(s) a separate copy of the proxy materials subject to householding. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and reduce Peoples' expenses. Peoples does not currently practice householding, but may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of Peoples' annual reports to shareholders, Proxy Statements and/or Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Corporate Secretary of Peoples at Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.

Many brokers, financial institutions and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Peoples, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Peoples' 2017 Annual Report or if you wish to revoke your decision to household and thereby receive multiple copies of Peoples' proxy materials (including annual reports to shareholders). You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

It is important that your common shares be represented. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone, Internet or mail as described in this Proxy Statement.

By Order of the Board,

/s/ Charles Sulerzyski
Charles W. Sulerzyski
President and Chief Executive Officer

APPENDIX A

PEOPLES BANCORP INC.

Third Amended and Restated

2006 Equity Plan

The Peoples Bancorp Inc. 2006 Equity Plan was adopted on the 9th day of February, 2006, by the Board and approved by the Shareholders on April 13, 2006. Section 12.1 of the Peoples Bancorp Inc. 2006 Equity Plan was amended by the Board on June 8, 2006. Section 5.7(b) of the Peoples Bancorp Inc. 2006 Equity Plan was amended by the Board on February 8, 2007. The Peoples Bancorp Inc. 2006 Equity Plan was further amended and restated in the form of the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan effective December 11, 2008. The Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan was amended and restated in the form of the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan by the Board effective February 28, 2013 and approved by the Shareholders on April 25, 2013.  Section 2.36 of the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan was amended by the Board on January 25, 2018. The Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan is hereby further amended and restated in the form of the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan, subject to approval by the Shareholders.

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1PURPOSE. The purpose of the Plan is to provide financial incentives for selected Employees, Advisors and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by: (a) attracting and retaining Employees, Advisors and Non-Employee Directors of outstanding ability; (b) strengthening the Company’s capability to develop, maintain and direct a competent management team; (c) providing an effective means for selected Employees, Advisors and Non-Employee Directors to acquire and maintain ownership of Company Stock; (d) motivating Employees to achieve long-range Performance Goals and objectives; and (e) providing incentive compensation opportunities competitive with peer financial institution holding companies.

1.2EFFECTIVE DATE AND EXPIRATION OF PLAN. The Peoples Bancorp Inc. 2006 Equity Plan originally became effective on April 13, 2006. The Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan became effective on December 11, 2008. The Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan became effective on February 28, 2013. This Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan will become effective upon the approval hereof by the Shareholders. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the tenth anniversary of the Third Restatement Effective Date. No Award shall be made pursuant to the Plan after this termination date, but Awards made prior to this termination date may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Options may be granted after February 22, 2028.ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have the meanings set forth in this Article II. When applying these definitions and any other word, term or phrase used in the Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1ADVISOR means any advisor who renders bona fide services to the Company and/or one or more of the Subsidiaries as an advisory or marketing board member and who is neither an Employee nor a director of the Company or any Subsidiary; provided that the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.2AWARD means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

2.3AWARD AGREEMENT means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.4BOARD means the Board of Directors of the Company.

2.5CAUSE with respect to any Participant, means: (a) gross negligence or gross neglect of duties; or (b) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) fraud, disloyalty, dishonesty or willful violation of any law, rule or regulation or any significant policy of the Company or any of its Subsidiaries committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any of its Subsidiaries.

Any determination of “Cause” under the Plan shall be made by the Committee in its sole discretion.

2.6COMPANY means Peoples Bancorp Inc., an Ohio corporation.

2.7COMPANY DIRECTOR means a non-employee member of the Board.

2.8COMPANY STOCK means the Company’s common shares, without par value per share.

2.9CODE means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.10COMMITTEE means the Compensation Committee of the Board or a subcommittee thereof.

2.11DISABILITY means: (a) with respect to an Incentive Stock Option, “disabled” within the meaning of Section 22(e)(3) of the Code; (b) with respect to any Award subject to Section 409A of the Code, “disabled” as defined under Section 409A of the Code; and (c) with respect to any Award not described in subsections (a) and (b) of this Section 2.11, a long-term disability as defined by the Company’s or applicable Subsidiary’s group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination.

2.12EFFECTIVE DATE means April 13, 2006, the date on which the Peoples Bancorp Inc. 2006 Equity Plan was originally approved by the Shareholders.

2.13EMPLOYEE means any person who, on any applicable date, is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or of any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of the Plan.

2.14EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.15EXERCISE PRICE means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).

2.16FAIR MARKET VALUE means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of Company Stock on NASDAQ or any other established stock exchange or quotation system on which the Company Stock is then listed or traded or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on NASDAQ or such other established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined: (a) with respect to Nonqualified Stock Options and SARs, by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, that satisfies the requirements of Treasury Regulation § 1.409A-1(b)(5); and (b) with respect to any other Awards, in good faith by the Committee using other reasonable means.

2.17FISCAL YEAR means the fiscal year of the Company, which is the period beginning January 1 and ending on December 31.

2.18GOOD REASON means (a) if the Participant has entered into a “Change in Control Agreement” with the Company, the definition of good reason in the Participant’s Change in Control Agreement with the Company, and (b) if no such agreement exists, without the Participant's express written consent, after written notice to the Board, and after a thirty (30) day opportunity for the Board to cure, the continuing occurrence of any of the following events:

(i)The assignment to the Participant of any material duties or responsibilities inconsistent with the Participant's position(s), or a change in the Participant's reporting responsibilities, title(s), or office(s), or any removal of the Participant from or any failure to re-elect the Participant to any of such position(s), except in connection with the Participant's Termination for Cause, Disability, Retirement, or as a result of the Participant's death;

(ii)A reduction by the Company or any of its Subsidiaries in the Participant's base salary;

(iii)The taking of any action by the Company or any of its Subsidiaries which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any benefit plans, or the failure by the Company or its Subsidiaries, as applicable, to provide the Participant with the number of paid vacation days to which the Participant is then entitled on the basis of years of service with the Company and its Subsidiaries in accordance with the Company's normal vacation policy in effect on the Third Restatement Effective Date; or

(iv) The Company or one of its Subsidiaries directing the Participant to be reassigned to an office location fifty (50) miles or more from the current office location of the Participant except for required travel on Company or Subsidiary business to an extent substantially consistent with the Participant's present business travel obligations or, in the event the Participant consents to any relocation, the failure by the Company or one of its Subsidiaries, as applicable, to pay (or reimburse the Participant) for all reasonable moving expenses incurred by the Participant relating to a change of the Participant's principal residence in connection with such relocation and to indemnify the Participant against any loss realized on the sale of the Participant's principal residence in connection with any such change of residence.

2.19INCENTIVE STOCK OPTION means an option within the meaning of Section 422 of the Code.

2.20NON-EMPLOYEE DIRECTOR means either a Company Director or a Subsidiary Director.

2.21NONQUALIFIED STOCK OPTION means an option granted under the Plan other than an Incentive Stock Option.

2.22OPTION means either a Nonqualified Stock Option or an Incentive Stock Option, in each case to purchase Company Stock.

2.23OPTION PRICE means the price at which Company Stock may be purchased under an Option.

2.24PARTICIPANT means an Employee, an Advisor or a Non-Employee Director to whom an Award has been made under the Plan.

2.25PERFORMANCE GOALS means goals established by the Committee pursuant to Section 4.5.

2.26PERFORMANCE PERIOD means a period of time over which performance is measured.

2.27PERFORMANCE UNIT means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

2.28PERFORMANCE UNIT AWARD means an Award granted under Article IX.

2.29PERSONAL REPRESENTATIVE means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or an SAR or the right to any Restricted Stock Award or any Performance Unit Award theretofore granted or made to such Participant.

2.30PLAN means the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan.

2.31PREDECESSOR PLANS means the Peoples Bancorp Inc. 2002 Stock Option Plan, as amended, the Peoples Bancorp Inc. 1998 Stock Option Plan, the Peoples Bancorp Inc. 1995 Stock Option Plan and the Amended and Restated Peoples Bancorp Inc. 1993 Stock Option Plan.

2.32RESTRICTED PERFORMANCE STOCK means Company Stock subject to Performance Goals.

2.33RESTRICTED STOCK means Company Stock subject to the terms and conditions provided in Article VI and includes Restricted Performance Stock.

2.34RESTRICTED STOCK AWARD means an Award granted under Article VI.

2.35RESTRICTION PERIOD means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

2.36RETIREMENT means: (a) in the case of any Award made under the Plan prior to January 25, 2018, a Termination by a Participant other than due to death or Disability on or after attaining 65 years of age and with at least 10 years of service with the Company or any Subsidiary; and (b) in the case of any Award made under the Plan on or after January 25, 2018, a Termination by a Participant other than due to death or Disability on or after attaining 62 years of age and with at least five years of service with the Company or any Subsidiary.

2.37SAR means a stock appreciation right granted under Section 5.7.

2.38SHAREHOLDERS mean the shareholders of the Company.

2.39SUBSIDIARY means any corporation or other entity that is under common control with the Company, as determined under Sections 414(b) and (c) of the Code, but modified as permitted by Section 409A of the Code.

2.40SUBSIDIARY DIRECTOR means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.

2.41TERMINATION means a “separation from service” as defined under Section 409A of the Code.

2.42THIRD RESTATEMENT EFFECTIVE DATE means the date the Plan is approved by the Shareholders.

ARTICLE III

ADMINISTRATION

3.1COMMITTEE TO ADMINISTER. The Plan shall be administered by the Committee, in accordance with its Charter, as amended from time to time by the Board; provided, however, that the Board has the authority to grant Awards to Company Directors.

3.2POWERS OF COMMITTEE.

(a)The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees, Advisors and Non-Employee Directors who shall receive an Award; the time or times when any such Award shall be made; the vesting schedule, if any, for the Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option, each SAR, and each Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.

(c)The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which an Option or an SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the Participants in the Plan. Notwithstanding the foregoing, the Committee shall not exercise any discretion with respect to an Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code that would cause the Employee to whom the Award was made to receive more than would otherwise have been paid or receivable under the Performance Goals in respect of the Award established pursuant to Section 162(m) of the Code.

ARTICLE IV

AWARDS

4.1AWARDS. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular Article or Section of the Plan need not be uniform and Awards under two or more Articles or Sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee, Advisor or Non-Employee Director. Awards of Performance Units and Restricted

Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase the amounts to be received or paid under such Awards.

4.2ELIGIBILITY FOR AWARDS. An Award may be made to any Employee or Advisor selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee and/or Advisor, his or her present and potential contributions to the success of the Company or any of its Subsidiaries, the value of his or her services to the Company or any of its Subsidiaries, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3SHARES AVAILABLE UNDER THE PLAN.

(a)The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Performance Stock, Restricted Stock and unrestricted Company Stock Awards must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.1, the number of shares of Company Stock that may be issued under the Plan on or after the Third Restatement Effective Date (the “Section 4.3 Limit”) will be 800,000 shares of Company Stock plus (i) the number of shares of Company Stock attributable to Awards that are outstanding under the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan immediately prior to the approval of the Plan by the Shareholders on the Third Restatement Effective Date, and (ii) the number of shares of Company Stock that were authorized to be issued under the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan immediately prior to the approval of the Plan by the Shareholders on the Third Restatement Effective Date but that were not subject to an outstanding Award immediately prior to such approval.

(b)The maximum number of shares of Company Stock that may be issued subject to Incentive Stock Options is 800,000, subject to adjustment under Section 12.1.

(c)The Section 4.3 Limit shall not have counted against it: (i) shares of Company Stock subject to an Award granted under the Plan which Award for any reason on or after the Third Restatement Effective Date terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; and (ii) shares of Company Stock withheld from an Award that is not an Option or SAR, or tendered by a Participant to the Company, in either case to satisfy a Participant’s tax withholding obligations in connection with that Award.

The Section 4.3 Limit shall have counted against it: (iii) the number of shares of Company Stock subject to an Option or SAR which is equal to the number of shares of Company Stock tendered by a Participant to the Company to satisfy the Participant’s tax withholding obligations or to pay the Option Price of such Option or the Exercise Price of such SAR, as applicable; (iv) the number of shares of Company Stock withheld from any Option or SAR to satisfy a Participant’s tax withholding obligations or to pay the Option Price of such Option or the Exercise Price of such SAR; (v) if an SAR is settled in whole or in part by the issuance of shares of Company Stock, the number of shares of Company Stock which represents the difference between (A) the number of shares of Company Stock which remain subject to such SAR on the date of such settlement and (B) the number of shares of Company Stock actually issued upon settlement of such SAR; or (vi) the number of shares of Company Stock subject to an Option which is equal to the number of shares of Company Stock acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of such Option; provided, however, that such number of shares of Company Stock shall in no event be greater than the number which is determined by dividing (A) the amount of cash proceeds received by the Company from the Participant upon the exercise of such Option by (B) the Fair Market Value of a share of the Company Stock on the date of exercise of such Option.

(d)No awards shall be granted under any Predecessor Plan on and after April 13, 2006.

4.4LIMITATION ON AWARDS. All of the limitations set forth in this Section 4.4 are subject to adjustment under Section 12.1.

The maximum aggregate dollar value of, and the maximum number of shares of Company Stock subject to, Restricted Stock and Performance Units that may be granted to any one Employee or Advisor with respect to a Performance Period or a Restriction Period may not exceed the lesser of $550,000 or 100,000 shares of Company Stock for each Fiscal Year included in such Performance Period or such Restriction Period.

The maximum number of shares of Company Stock subject to Options or SARs that may be granted to any one Participant in any one Fiscal Year shall not exceed 100,000.

The maximum aggregate dollar value of any Award(s) that may be granted to any one Non-Employee Director in any one Fiscal Year shall not exceed $150,000.

4.5GENERAL PERFORMANCE GOALS.

(a)Performance Goals relating to the payment or vesting of an Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

•	Earnings per share (actual or targeted growth);
•	Net income after capital costs;
•	Net income (before or after taxes);
•	Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, return on average equity, pre-provision net revenue, or return on tangible common equity);
•	Efficiency ratio;
•	Full-time equivalency control;
•	Stock price (including, but not limited to, growth measures, share price appreciation, or total shareholder return);
•	Non-interest income compared to net interest income ratio;
•	Expense targets (including, but not limited to, reduction in or maintenance of non-interest expense);
•	Operating efficiency;
•	Economic value added or EVA(R);
•	Credit quality measures;
•	Customer satisfaction measures;
•	Loan growth;

•	Deposit growth;
•	Net interest margin;
•	Fee income;
•	Operating expense;
•	Balance sheet measures including assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, and investments;
•	Balance sheet management;
•	Fair market value of shares of Company Stock;
•	Interest income;
•	Investment management;
•	Maintenance or improvement of net interest income;
•	Market capitalization;
•	Market share;
•	Non-interest income growth;
•	Pretax income;
•	Productivity ratios;
•	Reduction or maintenance in non-interest expense;
•	Revenues;
•	Risk management measures including interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings;
•	Shareholder returns;
•	Share price appreciation; and
•	Tangible common equity.

(b)For any Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.

(c)Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.

(d)With respect to each Performance Period, the Committee shall establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e)Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee shall certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal(s). To the extent consistent with Section 162(m) of the Code, Performance Goals may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Subsidiaries or changes in applicable tax laws or accounting principles.

(f)To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.

ARTICLE V

OPTIONS AND STOCK APPRECIATION RIGHTS

5.1AWARD OF OPTIONS. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award: (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company (or any subsidiary or parent corporation within the meaning of Sections 424(e) and 424(f) of the Code); and (b) Nonqualified Stock Options to any Employee or Advisor.

5.2PERIOD OF OPTION.

(a)An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the term of each Option shall not be more than ten years from the date of grant.

(b)Except as provided in Article X or as otherwise provided by the Committee, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Advisor.

5.3AWARD AGREEMENT. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4OPTION PRICE, EXERCISE AND PAYMENT.

(a)Except as provided in Section 5.5, the Option Price with respect to Company Stock subject to each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b)Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee, specifying the number of shares of Company Stock to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords a Participant the opportunity to sell immediately some or all of the shares of Company Stock underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

(c)In the event such Option Price is paid, in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5LIMITATIONS ON INCENTIVE STOCK OPTIONS. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement that cannot be so construed shall be disregarded. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (or any subsidiary or parent corporation within the meaning of Sections 424(e) and 424(f) of the Code) unless: (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted; and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422 of the Code; provided that, to the extent any grant exceeds such $100,000 calendar year limit, the portion of such granted Option in excess of such limit shall be deemed a Nonqualified Stock Option in accordance with Section 422 of the Code.

5.6RIGHTS AND PRIVILEGES. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7AWARD OF SARs.

(a)The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee and/or Advisor.

(b)An SAR shall represent the right to receive payment of an amount equal to: (i) the amount by which the Fair Market Value of one share of Company Stock on the date of exercise of the SAR exceeds the Exercise Price; multiplied by (ii) the number of shares of Company Stock covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued at their Fair Market Value on the date of exercise.

(c)SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.

(d)The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price. The

Exercise Price under each SAR shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such SAR is granted.

(e)An SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee.

(f)Subject to Article X, the term of each SAR shall not be more than ten years from the date of grant.

To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder of an SAR instructs the Chief Financial Officer of the Company or the Secretary of the Committee otherwise in writing.

(g)Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.

5.8 REPRICING. Except for adjustments made pursuant to Section 12.1 or Section 12.2 of the Plan, in no event may the Board or the Committee, without obtaining approval of the Shareholders: (a) amend the terms of an outstanding Award to reduce the Option Price of an outstanding Option or the Exercise Price of an outstanding SAR; (b) cancel an outstanding Option or SAR in exchange for Options or SARs with an Option Price or Exercise Price, as applicable, that is less than the Option Price or Exercise Price of the original Option or SAR; or (c) cancel an outstanding Option or SAR with an Option Price or Exercise Price, as applicable, which is above the current Fair Market Value of the Company Stock in exchange for cash or other securities.

ARTICLE VI

RESTRICTED STOCK

6.1AWARD OF RESTRICTED STOCK. The Committee may make a Restricted Stock Award to any Employee and/or Advisor, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2RESTRICTION PERIOD. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3OTHER TERMS AND CONDITIONS. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that: (i) unless otherwise provided by the Committee, in the case of Restricted Performance Stock, dividends which would otherwise be received during the Restriction Period shall be accrued and paid to the Participant in the same proportion and at the same time as the underlying Restricted Performance Stock vests, if at all; (ii) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued; (iii) the Participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the Restriction Period; (iv) the Company will retain custody of the Restricted Stock during the Restriction Period; and (v) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with and as contemplated by Section 4.5.

6.4RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5PAYMENT FOR RESTRICTED STOCK. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Agreement.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1AWARDS TO NON-EMPLOYEE DIRECTORS. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under the Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2NO RIGHT TO CONTINUANCE AS A DIRECTOR. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES AND/OR ADVISORS

8.1The Committee may make awards of unrestricted Company Stock to Employees and/or Advisors on such terms and conditions as the Committee may prescribe.

ARTICLE IX

AWARD OF PERFORMANCE UNITS

9.1AWARD OF PERFORMANCE UNITS. The Committee may award Performance Units to any Employee and/or Advisor. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2PERFORMANCE PERIOD. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3PERFORMANCE GOALS. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with and as contemplated by Section 4.5.

9.4PERFORMANCE UNIT VALUE. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5AWARD CRITERIA. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6PAYMENT.

(a)Following the end of the applicable Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)Awards may be paid in cash or Company Stock, or any combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments at the discretion of the Committee and shall be subject to such other terms and conditions as shall be determined by the Committee.

9.7PERFORMANCE UNIT AWARD AGREEMENTS. Each Performance Unit Award shall be evidenced by an Award Agreement.

ARTICLE X

GENERAL TERMINATION PROVISIONS

10.1TERMINATION. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.

(a)Unless otherwise provided by the Committee, if the Participant’s Termination is due to Disability or Retirement, all of the Participant’s outstanding Options, SARs or Restricted Stock shall become fully vested and, if applicable, exercisable at the time and under the conditions, including attainment of the Performance Goals, as such Options, SARs and Restricted Stock would otherwise vest and become exercisable pursuant to the terms of the Award Agreement; and any Options or SARs that are exercisable at the time of the Participant’s Termination or become exercisable pursuant to this Section 10.1(a) may be exercised by the Participant at any time before the earlier of (i) one year after the date such Option or SAR became vested, or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code in respect of the exercise of such Option. Upon the Participant’s Termination for any reason other than death, Disability or Retirement, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b)If the Participant Terminates for any reason other than (i) death, (ii) Disability, (iii) Retirement or (iv) for Cause, such Participant’s outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares of Company Stock covered by such Options or SARs which are exercisable (and have not yet been exercised) at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c)Upon a Termination for Cause, any Options and any SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(d)Unless otherwise provided by the Committee, upon a Termination due to the Participant's death, all Options, SARs and Restricted Stock not subject to Performance Goals shall immediately vest and, if applicable, become exercisable; a portion of the Options, SARs and Restricted Stock subject to Performance Goals, determined by multiplying the number of shares subject to such Options, SARs and Restricted Stock by a fraction, the numerator of which is the number of whole months elapsed during the Performance Period prior to the Participant's death, and the denominator of which is the number of months in the Performance Period, shall immediately vest; and any SARs and any Options that are then, or become, exercisable may be exercised by the Participant's Personal Representative at any time before the earlier of (i) one year after the Participant's death, or (ii) the expiration date of the Award.

(e)If a Participant who Terminates due to Retirement dies prior to exercising all of his or her outstanding Options and SARs, then such Options and such SARs may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code in respect of the exercise of such Option.

(f)Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. Subject to Article XI, in the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the Termination is due to death, Disability or Retirement or as may otherwise be determined by the Committee.

ARTICLE XI

CHANGE IN CONTROL OF THE COMPANY

11.1CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, Change in Control shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.  For purposes of clarity, a Change in Control shall mean:

(a)A change in the ownership of the Company where any one person, or more than one person acting as a group, acquires ownership of more than 50% of the stock of the Company, measured based on the total fair market value or total voting power of the stock of the Company;

(b)A change in the effective control of the Company where any one person, or more than one person acting as a group, acquires ownership of more than 30% of the total voting power of the stock of the Company;

(c)A change in the members of the Company’s Board, where a majority of the directors are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

(d)A change in the ownership of more than 40 percent of the total gross fair market value of all of the assets of the Company’s assets immediately before such acquisition or acquisitions.

For purposes of this Section, persons will not be considered to be acting as a group solely because they purchase or own stock or assets of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, purchase or acquisition of assets, or similar business transaction with the Company.

11.3EFFECT OF CHANGE IN CONTROL ON CERTAIN AWARDS.

(a)If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such outstanding Awards, then all outstanding Options and SARs shall become immediately and fully exercisable and all Restricted Stock Awards (other than Restricted Performance Stock Awards) shall become fully vested and all restrictions will immediately lapse. In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on the target level of performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Restricted Stock, Restricted Performance Stock or Performance Units upon the consummation of the Change in Control, determined on the basis of the Fair Market Value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b)If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such outstanding Awards, then all such outstanding Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c)If (i) a Participant is Terminated by the Company and its Subsidiaries and/or the Acquiror, as applicable, without Cause or the Participant Terminates for Good Reason within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror has assumed the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substituted equivalent equity awards relating to the securities of such Acquiror or its affiliates for such outstanding Awards, then all outstanding Options and SARs or substituted equivalent equity awards shall become immediately and fully exercisable and all outstanding Restricted Stock Awards (other than Restricted Performance Stock Awards ) shall become fully vested and all restrictions will immediately lapse. In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on the target level of performance being attained.

(d)If (i) a Participant is Terminated by the Company and its Subsidiaries and/or the Acquiror, as applicable, for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror has assumed the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substituted equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options and SARs held by such Participant shall expire, and any non-vested outstanding Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any and all rights under all such outstanding Awards shall terminate immediately.

(e)Outstanding Options or SARs as to which vesting is accelerated in accordance with Section 11.3, may be exercised by the Participant following Termination subject to the provisions of Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable in any event on any date beyond the expiration date of such Option or SAR.

In the event of a Participant’s death after such Termination, the exercisability of Options and SARs shall be treated in the same manner as that provided for Termination due to Retirement in Section 10.1(f).

11.4AMENDMENT OR TERMINATION. This Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1ADJUSTMENTS UPON CHANGES IN STOCK. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options, the number and kind of shares and the Exercise Price per share subject to outstanding SARs, or the number and kind of shares which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan. Any adjustments made pursuant to this Section 12.1 shall be made consistent with the requirements of Section 409A of the Code, to the extent applicable.

12.2AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN.

(a)The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareholder approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees and/or advisors eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options or the Exercise Price of SARs; (v) delete or limit the provision in Section 5.8 prohibiting the repricing of Options and SARs; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy any applicable laws or regulations or the rules or standards of any securities exchange, market or other quotation system on or through which the Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b)The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid. Notwithstanding the foregoing, any amendment or modification of any Award shall be made in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(c)Notwithstanding the other provisions of this Section 12.2, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3NONUNIFORM DETERMINATIONS. The Committee’s (or, if applicable, the Board’s) determinations under the Plan, including without limitation, (a) the determination of the Employees, Advisors and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees, Advisors and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees, Advisors and/or Non-Employee Directors are similarly situated.

12.4GENERAL RESTRICTION. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.5NO RIGHT TO EMPLOYMENT. None of the actions of the Company in establishing or maintaining the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services by any person to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, or advisor for any period of time or at any particular rate of compensation.

12.6GOVERNING LAW. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the principles of conflict of laws.

12.7TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.8INDEMNIFICATION OF BOARD AND COMMITTEE. Indemnification of the members of the Board and/or the members of the Committee shall be in accordance with the Code of Regulations of the Company as amended by the Shareholders from time to time.

12.9NO IMPACT ON BENEFITS. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10BENEFICIARY DESIGNATION. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.11TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Notwithstanding the foregoing, subject to the approval of the Committee, the Participant may authorize the Company to deduct or withhold a higher level of tax withholding.

12.12SECTION 409A OF THE CODE. It is intended that the Plan comply with, or be exempt from, Section 409A of the Code, as the case may be, and the Plan will be interpreted, administered and operated consistent with this intent. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to any Participant. None of the Company, any Subsidiary, the Board or the Committee shall have any liability to any person in the event the Plan fails to comply with the requirements of Section 409A of the Code at any time.

The Company may accelerate the time or schedule of a distribution to a Participant at any time the Plan fails to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code.

12.13CLAWBACK. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, governmental regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, governmental regulation or stock exchange listing requirement (or any policy adopted by the Company whether or not such adoption was pursuant to any such law, governmental regulation or stock exchange listing requirement).  For purposes of clarity, the Company may clawback gains from Awards in the event of certain financial restatements.

12.14TRANSFERABILITY. During a Participant’s lifetime, any Award may be exercised only by the Participant or any guardian or legal representative of the Participant, and the Award shall not be transferable except by will or the laws of descent and distribution.

12.15RESTRICTION ON PAYMENT OF DIVIDENDS OR DIVIDEND EQUIVALENTS. For purposes of clarity, to the extent an Award under the Plan contains related dividend or dividend equivalent rights, no dividends payable or accrued in connection with such rights shall be paid to the Participant until the restrictions on the Award to which such rights relate lapse and such accrued dividends or dividend equivalents shall be forfeited to the extent that the Participant forfeits the related Award.

APPENDIX B

Proposed Amendment to Section 2.02 of Code of Regulations of Peoples Bancorp Inc.

Division (D) of Section 2.02 shall be amended and restated in entirety as shown below.  New or added language is indicated by underlining, and deleted language is indicated by strike-outs.

Section 2.02 Number of Directors and Term of Office

(D)

The board of directors shall be divided into three classes as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. The election of each class of directors shall be a separate election. At the first meeting of shareholders, directors of one class shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of another class shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of another class shall be elected to hold office for a term expiring at the 1996 annual meeting. At the 1994 annual meeting of shareholders and each succeeding annual meeting, successors to the class of directors whose term then expires shall be elected to hold office for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. Commencing with the election of directors at the 2019 annual meeting of shareholders, directors shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier resignation, removal from office or death. ~~In the event of any increase in the number of directors of the corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.~~

B-1

Peoples BANCORP.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

01 George W. Broughton
02 Charles W. Sulerzyski
03 Terry T. Sweet

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

Please fold here – Do not separate

3. Advisory vote on the frequency of future advisory votes on the compensation of Peoples' named executive officers. ☐ Every 1 Year ☐ Every 2 Years ☐ Every 3 Years ☐ Abstain

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED (EXCEPT IN THE CASE OF COMMON SHARES HELD UNDER PEOPLES' RETIREMENT SAVINGS PLAN AND BROKER NON-VOTES, WHERE APPLICABLE) FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN ITEM NO. 1, FOR THE PROPOSAL IN ITEM NO. 2, FOR THE SELECTION OF THE "EVERY 1 YEAR" OPTION IN ITEM NO. 3, FOR THE PROPOSAL IN ITEM NO. 4, FOR THE PROPOSAL IN ITEM NO. 5 AND FOR THE PROPOSAL IN ITEM NO. 6. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS OF PEOPLES MAY RECOMMEND.

Date ______________________________

Peoples Bancorp The Board of Directors Recommends a Vote “FOR” All Director Nominees Listed in Item No. 1, “FOR” the Proposals in Item No. 2, Item No. 4, Item No. 5 and Item No. 6 and the Selection of “Every 1 Year” Under Item No. 3. 1. Election of directors 01 George W. Broughton ■ Vote FOR ■ Vote WITHHELD for a three-year term 02 Charles W. Sulerzyski all nominees from all nominees expiring in 2021 03 Terry T. Sweet (except as marked) (Instruction: To withhold authority to vote for any individual nominee(s), mark “Vote FOR all nominees (except as marked)” and write the number(s) of the nominee(s) in the box provided to the right.) 2. Advisory resolution to approve the compensation of Peoples' named executive officers as disclosed in the Proxy Statement for the 2018 Annual Meeting of Shareholders. ■ For ■ Against ■ Abstain

Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on this proxy card. If common shares are held in joint tenancy, all persons should sign. Trustees, administrators, etc., must include title and authority. Corporations and other entities must provide full name of corporation/entity and title of authorized officer signing the proxy card. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.Address Change? Mark box, sign, and indicate changes below: ■

PEOPLES BANCORP INC. ANNUAL MEETING OF SHAREHOLDERS Thursday, April 26, 2018

10:00 a.m., Eastern Daylight Saving Time Peoples Bank 138 Putnam Street Marietta, OH 45750 Peoples Bancorp Inc. P.O. Box 738 Marietta, OH 45750 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 26, 2018. The common shares of Peoples Bancorp Inc. (“Peoples”) as to which you have voting authority, including those held on your behalf in a trust account, under Peoples' Dividend Reinvestment and Stock Purchase Plan, or under Peoples' Retirement Savings Plan, will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the common shares of Peoples represented by this proxy card will be voted, except in the case of common shares held under Peoples' Retirement Savings Plan and broker non-votes, where applicable, “FOR” the election of all director nominees listed in Item No. 1, “FOR” the proposal in Item No. 2, for the selection of the “Every 1 Year” option in ITEM No. 3, “FOR” the proposal in Item No. 4, “FOR” the proposal in Item No. 5 and “FOR” the proposal in Item No. 6. Notice to Participants in Peoples' Retirement Savings Plan: If you participate in Peoples' Retirement Savings Plan, by completing and signing this proxy card or providing voting instructions by the Internet, or by telephone, you will be deemed to have instructed the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you do not provide voting instructions by 11:59 p.m., Central Daylight Saving Time, on April 23, 2018, the trustee will not vote the common shares allocated to your account. By signing this proxy card, you revoke all prior proxies to vote the common shares of Peoples you are entitled to vote at the Annual Meeting of Shareholders and appoint David L. Mead and Charles W. Sulerzyski, and each of them, with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders and vote your common shares of Peoples on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders. Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc. The three arched ribbons logo is a federally registered service mark of Peoples Bank. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your telephone or Internet voting instructions authorize the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned your proxy card. _ �� _ INTERNET PHONE MAIL www.proxypush.com/pebo 1-866-883-3382 If you received a printed copy of the Use the Internet to provide voting Use a touch-tone telephone to provide proxy materials, mark, sign and date instructions until 11:59 p.m. (CDST) voting instructions until 11:59 p.m. (CDST) your proxy card and return it in the on April 25, 2018, or 11:59 p.m. on April 25, 2018, or 11:59 p.m. postage-paid envelope provided. (CDST) on April 23, 2018 in the case (CDST) on April 23, 2018 in the case of common shares held under of common shares held under Peoples’ Retirement Savings Plan. Peoples’ Retirement Savings Plan. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.